As filed with the Securities and Exchange Commission on September 4, 2009
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3021850
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
32000 Aurora Road
Solon, Ohio 44139
440.715.1300
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Joseph G. Kaveski
Chief Executive Officer
Energy Focus, Inc.
32000 Aurora Road
Solon, Ohio 44139
440.715.1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Gerald W. Cowden, Esq.
Thomas J. Talcott, Esq.
Cowden & Humphrey Co. LPA
4600 Euclid Avenue, Suite 400
Cleveland, Ohio 44103
216.241.2880
Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Estimated
			Proposed
Title of Each		Proposed	Maximum
Class of Securities		Maximum Offering	Aggregate	Amount of
to be Registered	Amount	Price	Offering	Registration
(1)	to be Registered	per Share	Price	Fee
Subscription Rights to purchase Common Stock, $0.0001 par value per share	15,100,000	— (2)	— (2)	— (2)
Shares of Common Stock underlying the Rights	7,000,000	$0.965 (3)	$6,755,000 (3)	$376.93 (3)

(1)	This registration statement relates to (a) the Rights to purchase Common Stock and (b) the shares of Common Stock deliverable upon the exercise of the Rights.

(2)	The Rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the Rights being offered hereby since the Rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents the aggregate gross proceeds from the exercise of the maximum number of rights that may be exercised.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Preliminary Prospectus Subject To Completion, Dated September 4, 2009
     Up to $3.5 million to be raised with up to [___] Shares of Common Stock Issuable Upon Exercise of Rights to Subscribe for those Shares at $[0.___] per Share
     We are distributing at no charge to the holders of our common stock on October [___], 2009, which we refer to as the record date, subscription rights to purchase shares of our common stock. We refer to this offering as the rights offering.
     In this rights offering we are distributing to each shareholder one right for every share of common stock that the shareholder owns on the record date. Shareholders presently own [15,078,979+] shares of common stock. We are limiting the amount to be raised in this offering to no more than $3.5 million, however, through the issuance of no more than [___] common shares upon the exercise of rights. If shareholders subscribe for more than [___] shares, we will allocate that number pro rata among those shareholders who subscribe according to their ownership of shares on the record date.
     Each subscription right entitles a shareholder to purchase one share of our common stock at a subscription price of [$0.___] per share, which we refer to as the basic subscription right. If a shareholder fully exercises the basic subscription right, other shareholders do not fully exercise their basic subscription rights, and shareholders subscribe for a total of less than [                    ] shares, the shareholder will be entitled to exercise an over-subscription right to purchase a portion of the unsubscribed shares at the same price of [$0.___] per share, subject to proration, to the maximum number of [___]shares to be issued in this rights offering, and to reduction by us in certain circumstances. To the extent that a shareholder properly exercises the basic subscription right or the over-subscription right for an amount of shares that exceeds the number of shares available to the shareholder, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty.
     The subscription rights expire if they are not exercised by 5:00 p.m., New York City time, on November [___], 2009, unless we extend the rights offering period. Our board of directors reserves the right to cancel the rights offering at any time, for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly.

     You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering. All exercises of subscription rights are irrevocable. The subscription rights may be transferred. Our board of directors is making no recommendation regarding your exercise of the subscription rights.
     This is not an underwritten offering. The shares of common stock are being offered directly by us without the services of an underwriter or selling agent.
     Shares of our common stock are, and we expect that the shares of common stock to be issued in the rights offering will be, traded on the NASDAQ Global Market under the symbol “EFOI.” On the record date of October [___], 2009, the closing sale price of our common stock was [$0.___] per share. We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights.
     Exercising the rights and investing in our common stock involves a high degree of risk. In addition, your holdings in our company will be diluted if you do not exercise the full amount of your basic subscription right. We urge you to carefully read the section entitled “Risk Factors” beginning on page 19 of this prospectus, and all other information included in this prospectus in its entirety before you decide whether to exercise your rights.
     Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     If you have any questions or need further information about this rights offering, please call The Bank of New York Mellon Shareowner Services, our information agent for the rights offering, at [___.___.___] (call collect) or at [___.___.___] (toll-free).
The date of this prospectus is October [__], 2009.

i

ABOUT THIS PROSPECTUS
     Unless the context otherwise requires, all references to “Energy Focus,” “we,” “us,” “our,” “our company,” or “the Company” in this prospectus refer to Energy Focus, Inc., a Delaware corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.
     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
     You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.
     We obtained statistical data, market data, and other industry data and forecasts used throughout this prospectus from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Similarly, while we believe that the statistical data, industry data, and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing in this prospectus.
     This prospectus contains trademarks, trade names, service marks and service names of Energy Focus, Inc. and other companies.

ii

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING
     The following are examples of what we anticipate may be common questions about the rights offering. The answers are based on selected information from this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, our common stock and our business.
     Exercising the rights and investing in our securities involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 19 of this prospectus and all other information included in this prospectus in its entirety before you decide whether to exercise your rights.

Q:	What is a rights offering?

A:	A rights offering is a distribution of subscription rights on a pro rata basis to all existing shareholders of a company. We are distributing to holders of our common stock, at no charge, as of the close of business on the record date, October [__], 2009, subscription rights to purchase shares of our common stock. Each shareholder will receive one subscription right for every share of common stock that the shareholder owns at the close of business on the record date. Shareholders presently own [15,078,979+] shares of common stock. We are limiting the amount to be raised in this offering to no more than $3.5 million, however, through the issuance of no more than [_____] common shares upon the exercise of rights. If shareholders subscribe for more than [_____] shares, we will allocate that number pro rata among those shareholders who subscribe according to their ownership of shares on the record date. The subscription rights will be issued electronically in registered, book-entry form only on our records or on the records of our transfer agent, The Bank of New York Mellon Shareowner Services.

Q:	Why are you undertaking the rights offering?

A:	We are making the rights offering to raise funds for the acquisition of a lighting retrofit business, for expenses relating to the possible sale of one or more of our lines of business, and for general working capital purposes. Based on approximately $[_____] of available cash and cash equivalents as of October [__], 2009, we believe that we have sufficient capital to fund our operations into [______, 20__]. If we fail to raise capital by [______, 20__], we may need to forego our purchase of a lighting retrofit business, significantly curtail operations, cease operations, or seek federal bankruptcy protection.

Our board of directors has elected a rights offering over other types of financings because a rights offering provides our existing shareholders the opportunity to participate in this offering first. Our board believes this creates less percentage dilution of shareholder ownership interest in our company than if we issued shares to new investors.

Q:	How much money will the company raise as a result of the rights offering?

A:	Assuming shareholders subscribe for and purchase [ ] shares of our common stock, we estimate that the net proceeds from the rights offering will be approximately $[3.0+] million, after deducting expenses related to this offering payable by us estimated at approximately $[__,___]. We may decide to close the rights offering and accept such proceeds of the basic subscription rights and over-subscription rights as we have received as of the expiration date of the rights offering whether or not they are sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to meet our cash flow needs for operating in the future. In no event, will we raise more than $3.5 million in this offering.

Q:	What is a right?

A:	Each subscription right will entitle a shareholder to purchase one share of our common stock at a subscription price of $[0.__] per share, and carries with it a basic subscription right and an over-subscription right. We will not issue or pay cash in place of fractional rights. Instead, we will round up any fractional rights to the nearest whole right. We refer to this as the step-up privilege.

Q:	What is a basic subscription right?

A:	Each basic subscription right gives a shareholder the opportunity to purchase one share of our common stock. A shareholder may exercise any number of the shareholder’s basic subscription rights or may choose not to exercise any subscription rights at all.

For example, if you own 1,000 shares of our common stock on the record date and you are granted one right for every share of our common stock that you own at that time, then you have the right to purchase up to 1,000 shares of common stock, in each case subject to the maximum number of [ ] shares to be issued in the offering and to adjustment to eliminate fractional rights. If you hold your shares in the name of a broker, dealer, custodian bank, trustee, or other nominee who uses the services of the Depository Trust Company, then the Depository Trust Company will issue one right to the nominee for every share of our common stock that you own at the record date.

Q:	What is an over-subscription right?

A:	If a shareholder elects to purchase all of the shares available to the shareholder pursuant to the shareholder’s basic subscription right, the shareholder may then elect to subscribe for any number of additional shares that remain unsubscribed as a result of any other shareholders not exercising their basic subscription rights, subject to a pro rata adjustment if requests exceed available shares, to the maximum number of [ ] shares to be issued in this rights offering, and to reduction or addition by us in certain circumstances, as more fully described below.

For example, if you own 1,000 shares of our common stock on the record date, and exercise your basic subscription right to purchase all, but not less than all, 1,000 shares which are available for you to purchase, then, you may also concurrently exercise your over-subscription right to purchase additional shares of common stock that remain unsubscribed as a result of any other shareholders not exercising their basic subscription rights, subject to the pro rata and other adjustments described below. Payments for exercises of over-subscription rights are due at the time payment is made for the basic subscription right.

Q:	What happens if holders exercise subscription rights or over-subscription rights to purchase more than [ ] shares to raise more than $3.5 million in this offering?

A:	If the rights holders exercise their basic subscription rights to purchase more than [ ] shares, we will allocate the [_______] available shares pro rata among rights holders who exercise their basic subscription rights, based on the number of shares they own on the record date. If the rights holders exercise their basic subscription rights to purchase less than [______] shares, we will allocate the remaining available shares pro rata among rights holders who exercise their over-subscription rights, based on the number of shares they own on the record date. The allocation process will assure that the total number of shares available for basic subscriptions and over-subscriptions is distributed on a pro rata basis. The percentage of shares each rights holder may acquire will be rounded up to result in delivery of whole shares.

Payments for basic subscriptions and over-subscription rights will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of shares to be issued pursuant to the basic and over-subscription rights. If the prorated amount of shares allocated to you in connection with your basic subscription or over-subscription right is less than your basic subscription or over-subscription request, then the excess funds held by the subscription agent on your behalf will be promptly returned to you without interest or deduction. We will issue certificates representing your shares of our common stock, or credit your account at your nominee holder with shares of our common stock, electronically in registered, book-entry form only on our records or on the records of our transfer agent, The Bank of New York Mellon Shareowner Services, that you purchased pursuant to your basic subscription and over-subscription rights as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected.

Q:	Am I required to exercise all of the rights that I receive in the rights offering?

A:	No. You may exercise any number of your subscription rights or you may choose not to exercise any subscription rights. If you choose not to exercise your basic subscription rights in full, however, the relative percentage of our shares of common stock that you own may decrease, as well as well as your voting and other rights may be diluted. In addition, if you do not exercise your basic subscription rights in full, you will not be entitled to participate in the over-subscription rights.

Q:	Are there any limits on the number of shares that I may purchase in the rights offering or own as a result of the rights offering?

A:	No.

Q:	Will the company’s officers, directors, and other significant shareholders be exercising their rights?

A:	Some of our officers, directors, and shareholders have advised us that they intend to participate in this offering, but none of our officers, directors, or shareholders are obligated to participate.

Q:	Will the shares of common stock that I receive upon exercise of my rights be tradable on the NASDAQ Global Market, other stock exchange or market, or on the OTC Bulletin Board?

A:	Our shares of common stock are listed for trading on the NASDAQ Global Market and we expect that the shares of our common stock to be issued upon the exercise of the rights also will be listed for trading on that Market.

Q:	How do I exercise my basic subscription rights?

A:	You may exercise your subscription rights by properly completing and signing your subscription rights form (“Subscription Form”). Your Subscription Form, together with full payment of the subscription price, must be received by The Bank of New York Mellon Shareowner Services, the subscription agent for this rights offering, on or prior to the expiration date of the rights offering. We sometimes refer to The Bank of New York Mellon Shareowner Services, in this prospectus as the subscription agent. The Bank of New York Mellon Shareowner Services is also the transfer agent and registrar for our common stock.

If you use the mail, we recommend that you use insured, registered mail, return receipt requested. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.

Q:	How do I exercise my over-subscription rights?

A:	In order to properly exercise your over-subscription right, you must: (i) indicate on your Subscription Form that you submit with respect to the exercise of the rights issued to you how many additional shares you are willing to acquire pursuant to your over-subscription right and (ii) concurrently deliver the subscription payment related to your over-subscription right at the time you make payment for your basic subscription rights. All funds from over-subscription rights that are not honored will be promptly returned to investors, without interest or deduction.

Q:	What happens if I choose not to exercise my subscription rights?

A:	You will retain your current number of shares of common stock even if you do not exercise your basic subscription rights. If you do not exercise your basic subscription right in full, however, the percentage of our common stock that you own will decrease, and your voting and other rights will be diluted to the extent that other shareholders exercise their subscription rights.

Q:	When will the rights offering expire?

A:	The subscription rights will expire, if not exercised, by 5:00 p.m., New York City time, on November [__], 2009, unless we decide to terminate the rights offering earlier or extend the expiration date for up to an additional thirty trading days at our sole discretion. If we extend the expiration date, you will have at least ten trading days during which to exercise your rights. Any rights not exercised at or before that time will expire without any payment to the holders of those unexercised rights. The subscription agent must actually receive all required documents and payments before that time and date.

Q:	May I transfer or sell my subscription rights if I do not want to purchase any or all of the shares to which I am entitled?

A:	Yes. You may sell, transfer, or assign your subscription rights to anyone in whole or in part. Subscription rights, however, will not be listed for trading on the NASDAQ Global Market, any other stock exchange or market, or on the OTC Bulletin Board. Any transferee of any of your subscription rights must exercise those rights in the same way and subject to the same conditions as apply to you when exercising your rights.

Q:	Will the company be requiring a minimum subscription to consummate the rights offering?

A:	No. There is no minimum subscription in the rights offering. Our board of directors reserves the right, however, to cancel the offering for any reason, including if it believes that there is insufficient participation by our shareholders.

Q:	Can the board of directors cancel or terminate the rights offering?

A:	Yes. Our board of directors may decide to cancel or terminate the rights offering at any time and for any reason before the expiration date. If our board of directors cancels or terminates the rights offering, we will issue a press release notifying shareholders of the cancellation or termination, and any money received from subscribing shareholders will be promptly returned, without interest or deduction.

Q:	If the rights offering is not completed, will my subscription payment be refunded to me?

A:	Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If you own shares in “street name”, it may take longer for you to receive payment because the subscription agent will return payments to the record holder of your shares.

Q:	What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, dealer, custodian bank, trustee, or other nominee?

A:	Beneficial owners of our shares whose shares are held by a nominee, such as a broker, dealer, custodian bank, or trustee, must contact that nominee to exercise their rights. In that case, the nominee will complete the Subscription Form on behalf of the beneficial owner and arrange for proper payment by one of the methods described above.

Q:	What should I do if I want to participate in the rights offering, but I am a shareholder with a foreign address?

A:	Subscription Forms will not be mailed to foreign shareholders whose addresses of record are outside the United States and Canada, or are an Army Post Office (APO) address or Fleet Post Office (FPO). If you are a foreign shareholder, you will be sent written notice of this offering and a copy of this prospectus. The subscription agent will hold your rights, subject to you making satisfactory arrangements with the subscription agent for the exercise of your rights, and follow your instructions for the exercise of the rights if such instructions are received by the subscription agent at or before 11:00 a.m., New York City time, on November [__], 2009, three business days prior to the expiration date, or, if this offering is extended, on or before three business days prior to the extended expiration date. If no instructions are received by the subscription agent by that time, your rights will expire worthless without any payment to you of those unexercised rights.

Q:	Will I be charged a sales commission or a fee if I exercise my subscription rights?

A: We will not charge a brokerage commission or a fee to subscription rights holders for exercising their subscription rights. If you exercise your subscription rights and later sell any shares of our common stock through a broker, dealer, custodian bank, trustee, or other nominee, you may be responsible for any fees charged by your broker, dealer, custodian bank, trustee, or other nominee.

Q:	What is the recommendation of the board of directors regarding the rights offering?

A:	Neither are we, our board of directors, the information agent, nor the subscription agent are making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision in consultation with your own advisors as to whether or not you should participate in the rights offering or otherwise invest in our securities and only after considering all of the information included in this prospectus, including the “Risk Factors” section that follows.

Q:	How was the $[_.__] per share subscription price established?

A:	The subscription price per share for the rights offering was set by our board of directors. In determining the subscription price, our board of directors considered, among other things, our history, the volume weighted average price per share of our common stock during the short- and long-term periods prior to the date of this prospectus, the historical and current market price of our common stock, the fact that holders of rights will have an over-subscription right component, the terms and expenses of this offering relative to other alternatives for raising capital, the size of this offering, and the general condition of the securities market. Based upon the factors described above, our board of directors determined that the subscription price per share represented an appropriate subscription price.

Q.	If I also own warrants to purchase shares of common stock of the company will I receive rights on those shares?

A:	No, unless you exercise one or more warrants to purchase shares of our common stock before October [__], 2009, the record date for this rights offering.

Q:	Is exercising my subscription rights risky?

A:	The exercise of your subscription rights and over-subscription rights, and the resulting ownership of our securities, involves a high degree of risk. Exercising your subscription rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. You should carefully consider the information under the heading “Risk Factors” and all other information included in this prospectus before deciding to exercise your subscription rights.

Q:	After I exercise my subscription rights, can I change my mind and cancel my purchase?

A:	No. Once you send in your Subscription Form and payment, you cannot revoke the exercise of either your basic subscription or over-subscription rights, even if the market price of our common stock is below the $[_.__] per share subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the proposed subscription price. Any rights not exercised at or before that time will expire worthless without any payment to the holders of those unexercised rights.

Q:	What are the United States federal income tax consequences of receiving or exercising my subscription rights?

A:	A shareholder should not recognize income or loss for United States federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your own tax advisor as to the particular consequences to you of the rights offering.

Q:	How many shares of our common stock will be outstanding after the rights offering?

A:	The number of shares of our common stock that will be outstanding immediately after the completion of the rights offering will be [15,078,979 +] shares, assuming [_____] shares are issued in the rights offering.

Q:	If I exercise my subscription rights, when will I receive shares of common stock purchased in the rights offering?

A:	As soon as practicable after the rights offering has expired and all calculations, reductions, and additions contemplated by the terms of the rights offering have been effected, we will issue electronic certificates representing your shares of our common stock, or credit your account at your nominee holder with shares of our common stock, electronically in registered, book-entry form on our records or on the records of our transfer agent, The Bank of New York Mellon Shareowner Services, that you purchase pursuant to your basic subscription and over-subscription rights.

Q:	Who is the subscription agent for the rights offering?

A: The subscription agent is The Bank of New York Mellon Shareowner Services. The Bank of New York Mellon Shareowner Services is also the transfer agent and registrar for our common stock. The address and facsimile numbers of the subscription agent are as follows:

By Mail:	By Hand:

Energy Focus, Inc.	Energy Focus, Inc.
c/o BNY Mellon Shareowner Services	c/o BNY Mellon Shareowner Services

Attention: [___] Dept.	Attention: [___] Dept.
P.O. Box [___]	[___, ___ Floor]
Jersey City, New Jersey [___]	New York, New York [___]

By Overnight Courier:

Energy Focus, Inc.
c/o BNY Mellon Shareowner Services
Attention: [___] Dept.
[ , ___ Floor]
Jersey City, New Jersey [___]

Facsimile Transmission:	To confirm receipts of
(Eligible Institutions Only)	facsimiles only:
[___-___-___]	[___-___-___]

Your delivery to an address other than the address set forth above, or transmission to a facsimile number other than the number set forth above, will not constitute valid delivery and, accordingly, may be rejected by us.

Q:	What should I do if I have other questions?

A:	If you have any questions or need further information about this rights offering, please call The Bank of New York Mellon Shareowner Services, our information agent for the rights offering, at [__.__.___] (call collect) or [__.__.___] (toll-free).

PROSPECTUS SUMMARY
     This summary highlights important features of this offering and the information included in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this prospectus carefully. This prospectus contains important information that you should consider when making your investment decision.
About Energy Focus, Inc.
          Founded in 1985, we have come to focus on the design, development, manufacture, marketing, and installation of lighting systems and customer specific energy efficient lighting solutions for a wide-range of uses. Our lighting technology offers significant energy savings, heat dissipation, and maintenance cost benefits over conventional lighting for multiple applications. Over the course of the past year, we have directed our efforts to become a leading provider of turnkey, comprehensive, energy-efficient lighting systems. Just recently, we have decided to accelerate our transition to become a fully-integrated, energy systems and solutions provider through the acquisition of a lighting retrofit business.
          Overview. We are engaged in the design, development, manufacturing, marketing, and installation of energy efficient lighting systems where we serve two principal markets: commercial/industrial lighting and pool lighting. Our business strategy has evolved into providing our customer base with turnkey, comprehensive energy efficient lighting solutions focused on our patented and proprietary technology. Our solutions include fiber optic (“EFO”), light-emitting diode (“LED”), ceramic metal halide (“CMH”), high-intensity discharge (“HID”), and other highly energy efficient lighting technologies. Our strategy also incorporates continued investment in research into new and emerging energy sources including, but not limited to, solar energy. Typical savings of current technology averages 80% in electricity costs, while providing full-spectrum light closely simulating daylight colors.
          Our product portfolio has been broadened recently to include offerings within LED, CMH, and HID product lines. In 2008, we launched several new lighting products for application within landscape, dock lighting, and cold storage markets. In 2009, we are continuing to broaden these product lines, into landscape lighting markets for example, as well as explore new technologies and markets. These new applications include LED track lighting and LED replacement for fluorescent light tubes, which we expect to launch this year.
          Our long-term strategy is to penetrate the $100 billion lighting market by providing turnkey, comprehensive, energy-efficient lighting systems and solutions. Our targeted market segments provide opportunities in the supermarket, commercial, industrial, and government segments. The passage of the Energy Independence and Security Act of 2007 by Congress created a natural market for our energy-efficient products. Under this Act, all incandescent light bulbs must use 25% to 30% less energy than today’s products by the years 2012 through 2014.

Since many of our EFO products already are 80% more efficient than incandescent bulbs, our focus is to increase the public’s knowledge of our technology and to establish comprehensive distribution channels so that demand can be fulfilled quickly. Further, the passage of the American Recovery and Reinvestment Act of 2009 by Congress authorizes the use of $38 billion (reduced from $50 billion) in government funds for advancement of energy conservation programs and $20 billion in tax incentives for renewable energy and efficiency. Provisions of this Act which have the greatest opportunity to benefit us include:
•	$2 billion in loans for renewable energy projects,

•	$4.5 billion toward smart-grid applications,

•	$6.3 billion in state energy-efficient and clean-energy grants, and

•	$4.5 billion to make federal buildings more energy efficient.
          We will continue to focus on market niches where the benefits of our lighting solutions offerings, combined with our technology, are most compelling. These market niches include government facilities, retailers, supermarkets, marine applications, and museums.
          We expect to continue our on-going leadership role in the United States government’s Very High Efficiency Solar Cell (“VHESC”) Consortium sponsored by the Defense Advanced Research Projects Agency (“DARPA”), where we expect to be able to commercialize a solar cell technology that will significantly surpass current solar efficiencies ranging from 6% – 20%. Our proven optics technology has already shown the ability to achieve approximately 40% efficiency in a laboratory environment and we believe that this efficiency, or greater, can be achieved on a cost-effective, commercially-viable scale.
          Products. We produce, source, and market a wide variety of lighting technologies, which fall into the following categories:
•	Metal Halide and LED Fiber optic lighting systems (e.g. EFO-Ice®), E-Luminator™, or

•	LED and Metal Halide lightings systems (e.g. EFO Docklight, Cold Storage).
          In addition, we also produce customized components such as underwater lenses, color-changing LED lighting fixtures, LED lighting fixtures, landscape lighting fixtures, and lighted water features, including waterfalls and laminar-flow water fountains. Further, we continue to aggressively penetrate the government and military lighting markets. In this regard, our company has many products being actively marketed to the United States federal government agencies through the General Services Administration.

Key features of our products:
•	Many of our products meet the lighting efficiency standards mandated for the year 2020.

•	Our products qualify for federal and state tax incentives for commercial and residential consumers in certain states.

•	Our products make use of proprietary optical systems that enable high efficiencies.

•	Certain utility companies continue to embrace our technology as an energy-efficient alternative and are promoting our products to their customers.

•	The heat source of the fiber optic lighting fixtures usually is physically separated from the lamps, providing a “cool” light. This unique feature has special application in grocery stores, where reduction of food spoilage and melting due to heat is an important goal.
Key benefits of our technology include:
•	Energy efficiency. Our products can provide our customers with significant energy savings compared to other lighting systems commonly used in similar applications and also satisfy government and other regulatory regulations for energy-efficient lighting.

•	Better light. Our products can eliminate glare, provide aesthetically pleasing light, and are available in a number of colors.

•	Elimination of virtually all heat radiation. Our fiber optic and LED systems are designed to prevent the infrared and ultra violet radiation omitted by the lamp from being funneled through the fiber. As a result, the light output omits virtually no infrared or ultra violet light, which produce heat when absorbed by the target.

•	Cost savings. Our products are able to significantly reduce maintenance and replacement costs that normally are attributed to traditional lighting systems.
          Long-Term Strategy. During the past year, we have formulated our objective to become a leading provider of turnkey, comprehensive, energy-efficient, lighting systems and solutions. To achieve this objective, we intend to pursue the following strategies:
•	Capitalize on the growing need for high return on investment in energy-efficient lighting systems. We intend to continue to devote significant resources to our product development efforts to maximize the energy efficiency and quality of our lighting systems while reducing costs and enabling our customers to meet more stringent government regulations. Further, we plan to continue to develop new proprietary technologies and integrate new and potentially more efficient lighting sources into our lighting systems such as LED.

•	Focus on increased market penetration where the benefits of our technology are most compelling. We intend to broaden the penetration of our products within commercial, retail, and supermarket channels, which all share urgent needs for highly efficient, flexible, and financially economical lighting solutions. Further, we continue to aggressively penetrate the government and military lighting markets. To reach our target markets, we are significantly increasing both the number and experience level of our direct sales employees. Additionally, we are actively restructuring our independent sales representative network to increase sales volume and accountability of results.

•	Develop and expand strategic relationships. To expedite the awareness of our technologies, we continue to actively pursue strategic relationships with distributors, energy service companies (“ESCO’s”), lighting designers, and contractors who distribute, recommend, and/or install lighting systems. We continue to cultivate relationships with fixture manufacturers and other participants in the general lighting market.

•	Develop a commercially-viable, cost-effective solar technology. Through our on-going leadership role in the United States government’s VHESC Consortium sponsored by DARPA, we expect to be able to commercialize a solar cell technology that will significantly surpass current solar efficiencies ranging from 6% - 20%. Our proven optics technology has already shown the ability to achieve approximately 40% efficiency in a laboratory environment and we believe that this efficiency, or greater, can be achieved on a cost-effective, commercially-viable scale.
Intellectual Property. We have a policy of protecting our intellectual property through patents, license agreements, trademark registrations, confidential disclosure agreements, and trade secrets, as management deems appropriate. Our intellectual property portfolio consists of 67 issued United States and foreign patents, various pending United States patent applications, and various pending Patent Cooperation Treaty, or PCT, patent applications filed with the World Intellectual Property Organization that serves as the basis of national patent filings in countries of interest. A total of 26 applications are pending. Our issued patents expire at various times between January 2013 and June 2029. Generally, the term of patent protection is 20 years from the earliest effective filing date of the patent application. There can be no assurance, however, that our issued patents are valid or that any patents applied for will be issued. In addition there can be no assurance that our competitors or customers will not copy aspects of our lighting systems or obtain information that we regard as proprietary. There also can be no assurance that others will not independently develop products similar to ours. The laws of some foreign countries in which we sell or may sell our products do not protect proprietary rights to products to the same extent as do the laws of the United States.
Acceleration of Long-Term Strategy. Against the backdrop of the slowing of the United States and world economies, and mindful of our financial results for the past three years and the first two quarters of 2009, we have re-examined our strengths and weaknesses as well as our long-term strategy. We see as our special strengths:

•	We have fundamental intellectual property and trade secrets in non-imaging optics and coatings.

•	We have an ability to efficiently create, transport, and display light.

•	We have a broad and intimate understanding of lighting technologies.

•	We have a superior understanding of the existing building market and its desire and need for lighting products and systems.

•	We have a core competence in solutions sales, including deal structuring and financing.

•	We have a strong relationship with the federal government for conducting research projects.
     To capitalize on those strengths and move away from areas where we lack a competitive advantage, we have decided to accelerate our transition to a fully-integrated energy system and solutions provider by taking the following steps.
•	Intensify our focus on the existing building market through national accounts, lighting system solutions, and the strategic acquisition of one or more lighting retrofit business.

•	Develop mainstream lighting technologies, including in the near future Track LED Lighting and a Generation 1 LED Light Tube.

•	Raise additional working capital by doing a rights offering to existing shareholders, with part of the proceeds of that offering to be used for the cash portion of the purchase price of a lighting retrofit company.

•	Explore the divestiture of the following lines of our business: Fiberstars Pools and United States commercial businesses, and our British and German subsidiaries.

•	Reduce our monthly expenses including reducing executive management salaries and eliminating other positions.
     We expect that taking these steps will result in the following outcomes:
•	The potential divestiture of various business units and the raising of additional capital through a rights offering will provide necessary operating funds for 2009 and after.

•	We will have formed a streamlined organization that is focused on creating economic value through turnkey lighting energy solutions and systems for existing business owners.

•	We will develop mainstream lighting products for the existing building market that are not currently available and that are differentiated by their performance, energy consumption, longevity, and control ability. This product line up will begin with LED track lighting and LED tube lighting products.

•	We will grow with the acquisition of one or more lighting retrofit businesses. This will allow us to take advantage of the opportunity created by the federal government stimulus package in public sector markets. This will replace the top-line sales of our divested businesses.

•	All of these steps will accelerate our transformation into a turnkey, fully-integrated, lighting, energy systems and solutions provider.
     We have already begun to implement the above steps. In particular, we are actively seeking to acquire a lighting retrofit business. Part of the cash portion of the purchase price of a business will come from the proceeds of the rights offering to our shareholders.
Principal Executive Offices
     Our principal executive offices are located at 32000 Aurora Road, Solon, Ohio 44139. Our telephone number is 440.715.1300, fax number is 440.519.1038, and our website address is www.efoi.com. The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.
The Rights Offering

Securities Offered	We are distributing at no charge to the holders of our common stock on October [___], 2009, which we refer to as the record date, subscription rights to purchase shares of our common stock. We are distributing one right to the holder of record for every share of common stock that is held by the holder on the record date. Shareholders presently hold [15,078,979+] shares of common stock. We are limiting the amount to be raised in this offering to no more than $3.5 million, however, through the issuance of no more than
[                      ] common shares upon the exercise of rights. If shareholders subscribe for more than
[ ] shares, we will allocate that number among those shareholders who subscribe pro rata according to their ownership of shares on the record date. We expect the total purchase price for the securities offered in this rights offering to be $3.5 million, assuming full participation in the offering.

Basic Subscription Right	Each right entitles the holder to purchase one share of common stock at the subscription price of $[_._] per share, which we refer to as the basic subscription right.

Over-Subscription Right	Holders who fully exercise their basic subscription rights will be entitled to subscribe for additional shares that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right. The over-subscription right allows a holder to subscribe for an additional amount of shares above that which the holder would otherwise be entitled to subscribe. We will not issue or pay cash in place of fractional rights. Instead, we will round up any fractional rights to the nearest whole right. We refer to this as the step-up privilege. Rights may only be exercised for whole numbers of shares. No fractional shares of common stock will be issued in this offering.

Record Date	Close of business on October [___], 2009.

Commencement Date of Subscription Period	October [___], 2009.

Expiration Date of Subscription Period	5:00 p.m., New York City time, on November [___], 2009, unless extended by us as described in this summary below under the caption entitled “Extension, Termination, and Cancellation.” Any rights not exercised at or before that time will have no value and expire without any payment to the holders of those unexercised rights.

Subscription Price	$[_._] per share, payable in immediately available funds.

Use of Proceeds	The proceeds from the rights offering, less fees and expenses incurred in connection with the rights offering, will be used primarily for the acquisition of a lighting retrofit business, for expenses relating to the possible sale of one or more of our lines of business, and for general working capital purposes.

Transferability	You may sell, transfer, or assign your subscription rights to anyone. Subscription rights, however, will not be listed for trading on the NASDAQ Global Market, any other stock exchange or market, or on the OTC Bulletin Board. Any transferee of any of your subscription rights must exercise those rights in the same way and subject to the same conditions as apply to you when exercising your rights.

No Recommendation	Neither are we nor our board of directors makes any recommendation to you about whether you should exercise any rights. You are urged to consult your own financial advisors in order to make an independent investment decision about whether to exercise your rights. Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

Minimum Condition	There is no minimum subscription in the rights offering. Our board of directors reserves the right, however, to cancel the offering for any reason, including if it believes that there is insufficient participation by our shareholders.

Maximum Offering Size	In no event, will we raise more than $3.5 million in this offering.

No Revocation	If you exercise any of your basic subscription or over-subscription rights, you will not be permitted to revoke or change the exercise or request a refund of monies paid.

United States Federal Income Tax Considerations	A shareholder should not recognize income, gain, or loss for United States federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your own tax advisor as to the particular consequences to you of the rights offering. For a detailed discussion, see “Material United States Federal Income Tax Considerations.”

Extension, Termination, and Cancellation	Extension. Our board of directors may extend the expiration date for exercising your subscription rights for up to an additional thirty trading days in their sole discretion. If we extend the expiration date, you will have at least ten trading days during which to exercise your rights. Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date.

Termination; Cancellation. We may cancel or terminate the rights offering at any time and for any reason prior to the expiration date. Any termination or cancellation of this offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next business day following the termination or cancellation.

Procedure for Exercising Rights	If you are the record holder of shares of our common stock, to exercise your rights you must complete the Subscription Form and deliver it to the subscription agent, The Bank of New York Mellon Shareowner Services, together with full payment for all the subscription rights, pursuant to both the basic subscription right and the over-subscription right, you elect to exercise. The subscription agent must receive the proper forms and payments on or before the expiration date. You may deliver the documents and payments by mail or commercial courier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested. If you are a beneficial owner of shares of our common stock, you should instruct your broker, dealer, custodian bank, trustee, or other nominee in accordance with the procedures described in the section of this prospectus entitled “The Rights Offering—Methods for Exercising Rights—Record Date Shareholders Whose Shares are Held by a Nominee.”

Subscription Agent	The Bank of New York Mellon Shareowner Services.

Information Agent	The Bank of New York Mellon Shareowner Services.

Questions	If you have any questions or need further information about this rights offering, please call The Bank of New York Mellon Shareowner Services at [_._._] (collect) or at [_._._] (toll-free).

Shares Outstanding on the Date Hereof	[15,078,979+] shares as of October [___], 2009.

Shares Outstanding after Completion of the Rights Offering	[15,078,979+] shares of our common stock will be outstanding, assuming [ ] shares are issued in the rights offering.

Issuance of our Common Stock	As soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected, we will issue electronic certificates representing your shares of our common stock, or credit your account at your nominee holder with shares of our common stock, electronically in registered, book-entry form only on our records or on the records of our transfer agent, The Bank of New York Mellon Shareowner Services, that you purchase pursuant to your basic and over-subscription rights.

Risk Factors	Investing in our securities involves a high degree of risk. Shareholders considering making an investment in our securities should consider the risk factors described in the section of this prospectus entitled “Risk Factors.”

Fees and Expenses	We will bear the fees and expenses relating to the rights offering.

Trading Symbol	Our common stock is presently traded on the NASDAQ Global Market under the symbol “EFOI”, and the shares to be issued in connection with the rights offering are expected to be eligible and listed for trading there.

Key Dates	Record Date:	October [___], 2009.
	Distribution Date:	October [___], 2009.
	Subscription Period:	October [___], 2009 through November [___], 2009.
	Expiration Date:	November [___], 2009 unless extended by us.

RISK FACTORS
     An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the other information before deciding to purchase the securities offered in this rights offering. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently consider immaterial may also adversely affect our business. If any of the following risks actually happen, our business, financial condition, and operating results could be materially adversely affected. In this case, you could lose all or part of your investment.
Risks Related to the Rights Offering
Your interest in our company may be diluted as a result of this offering.
     Shareholders who do not fully exercise their rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their basic subscription rights.
None of our officers, directors, or shareholders are obligated to exercise their subscription rights.
     Some of our officers and directors have advised us that they intend to participate in this offering, but none of our officers, directors or shareholders are obligated to so participate. We cannot guarantee you that any of our officers or directors will exercise their basic subscription or over-subscription rights to purchase any shares issued in connection with this offering.
This offering may cause the price of our common stock to decrease.
     The subscription price, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of this offering. If that occurs, you may have bought shares of common stock in the rights offering at a price greater than the prevailing market price. Further, if a substantial number of rights are exercised and the holders of the shares received upon exercise of those rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. There is no assurance that following the exercise of your rights you will be able to sell your common stock at a price equal to or greater than the subscription price.
You could be committed to buying shares of common stock above the prevailing market price.
     Once you exercise your basic subscription and any over-subscription rights, you may not revoke the exercise even if you later learn information that you consider to be unfavorable to the exercise of your rights. On October [___], 2009, the last trading day before the date of this prospectus, the closing sales price of our shares of common stock on the NASDAQ Global Market was $[_._] per share. We cannot assure you that the market price of our shares of common stock will not decline prior to the expiration of this offering or that, after shares of common stock are issued upon exercise of the rights, a subscribing rights holder will be able to sell shares of common stock purchased in this offering at a price equal to or greater than the subscription price.
If we terminate this offering for any reason, we will have no obligation other than to return subscription monies promptly.
     We may decide, in our discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If this offering is terminated, we will have no obligation with respect to rights that have been exercised except to return promptly, without interest or deduction, the subscription monies deposited with the subscription agent. If we terminate this offering and you have not exercised any rights, such rights will expire worthless.
Our common stock price may be volatile after this rights offering.
     The trading price of our common stock may fluctuate substantially. The price of the common stock that will prevail in the market after this offering may be higher or lower than the subscription price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:
•	price and volume fluctuations in the overall stock market from time to time, including increased volatility due to the worldwide credit and economic crisis;

•	significant volatility in the market price and trading volume of our securities, including increased volatility due to the worldwide credit and economic crisis;

•	actual or anticipated changes or fluctuations in our operating results;

•	material announcements by us regarding business performance, financings, mergers and acquisitions, or other transactions;

•	general economic conditions and trends;

•	competitive factors; or

•	departures of key personnel.
The subscription price determined for this offering may not be an indication of the value of our common stock.
     The subscription price for the shares in this offering was set by our board of directors and does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition, or any other established criteria for value. You should not consider the subscription price as an indication of the value of our common stock. After the date of this prospectus, our common stock may trade at prices above or below the subscription price.

We will have broad discretion in the use of the net proceeds from this offering.
     Although we plan to use the proceeds of this offering primarily for the acquisition of a lighting retrofit business, for expenses relating to the possible divestiture of one or more of our lines of business, and for general working capital purposes, we will not be restricted to such use and will have broad discretion in determining how the proceeds of this offering will be used. Our discretion is not substantially limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds.” While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering. Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering. Our shareholders may not agree with the manner in which we choose to allocate and spend the net proceeds.
If you do not act on a timely basis and follow subscription instructions, your exercise of rights may be rejected.
     Holders of shares of common stock who desire to purchase shares of our common stock in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee, or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee, or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the expiration date, as may be extended. We will not be responsible if your broker, dealer, custodian bank, trustee, or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date, as may be extended.
     If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

We cannot guarantee that you will receive any or all of the amount of shares for which you subscribed or over-subscribed.
     Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional amount of shares. If the rights holders exercise their basic subscription rights to purchase more than [       ] shares, we will allocate the [                     ] available shares pro rata among rights holders who exercise their basic subscription rights, based on the number of shares they own on the record date. If the rights holders exercise their basic subscription rights to purchase less than [                     ] shares, we will allocate the remaining available shares pro rata among rights holders who exercise their over-subscription rights according to their ownership of shares on the record date. The allocation process will assure that the total number of shares available for basic subscriptions and over-subscriptions is distributed on a pro rata basis. The percentage of shares each rights holder may acquire will be rounded up to result in delivery of whole shares. We will not issue more than [                     ] shares to raise no more than $3.5 million in this offering. We cannot guarantee that you will receive all of the shares for which you subscribed or all of the shares for which you over-subscribed. If the prorated amount of shares allocated to you in connection with your subscription right or over-subscription right is less than your subscription or over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you promptly without interest or deduction and we will have no further obligations to you.
If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in this rights offering.
     Any uncertified check used to pay for shares to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you wish to purchase.
The receipt of rights may be treated as a taxable distribution to you.
     The distribution to shareholders of the rights in this offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Please see the discussion on the “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the IRS, or the courts, however. If this offering is part of a “disproportionate distribution” under Section 305 of the Code, your receipt of rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this offering.
There is no market for the subscription rights.
          Although the subscription rights are transferable, there is no trading market for them for you to directly realize any value associated with them.

The rights offering does not have a minimum amount of proceeds, which means that if you exercise your rights, you may acquire additional shares of our common stock when we require additional capital.
          There is no minimum amount of proceeds required to complete the rights offering. In addition, an exercise of your subscription rights is irrevocable. Therefore, if you exercise the basic subscription right or the over-subscription right, but we do not raise the desired amount of capital in this rights offering and/or the rights offering is not fully subscribed, you may be investing in a company that continues to require additional capital.
Risks Related to Our Company
Going Concern/Liquidity Risk.
          Our previous independent registered public accounting firm issued an opinion relating to our consolidated financial statements as of December 31, 2008 and for the three years then ended, raising substantial doubt as to our ability to continue as a going concern. This opinion stems from the combination of the historical losses we have incurred leading to an accumulated deficit of $49,328,000 as of December 31, 2008, our history of not meeting management budgetary forecasts, and our historical inability to generate sufficient cash flow to meet obligations and sustain operations without obtaining additional external financing. In addition, our bank line of credit is due in October 2009. The global credit market crisis has also had a dramatic effect on our industry and customer base. The recession in the United States and Western Europe and the slowdown of economic growth in the rest of the world has created a business environment where it is substantially more difficult to obtain equity funding and additional non-equity financing Furthermore, this environment has resulted in an increased risk of customer payment defaults. Our liquidity position, as well as our operating performance, has been negatively affected by these economic and industry conditions and by other financial and business factors, many of which are beyond our control.
          Management acknowledges that sustaining our historical level of cash utilization is not conducive to remaining a viable entity in this environment, and is in the process of aggressively transforming our business into a turnkey, comprehensive, energy-efficient, lighting solutions provider. In addition, management continues to aggressively reduce costs, as evidenced in the $1,984,000 decrease in operating expenses, excluding loss on impairment in 2008, from 2007 levels. Likewise, operating expenses decreased $2,296,000, excluding loss on impairment of fixed assets in 2009, for the six months ended June 30, 2009 as compared to the six months ended June 30, 2008. These cost reductions have been achieved while simultaneously realigning and expanding our sales and marketing organization. In this regard, we have been very successful in hiring highly experienced salespeople from leading “Fortune 500” firms including our new Vice President of Sales. Further, we have aligned our entire engineering and research and development organization around sales and marketing to expedite new product introductions into our served available markets. This realignment is readily evidenced by the 2008 introduction of multiple new products including:
•	MR-16 halogen replacement bulbs,

•	LED Cold Storage Globe lamps,

•	LED Lamps and Fixtures (“PAL”),

•	LED Light Rails,

•	LED Docklights,

•	HID High Bay Fixtures,

•	Fluorescent Fixtures, and

•	Compact Fluorescent Light Bulbs.
          Lastly, we expect to continue our on-going leadership role in the United States government’s Very High Efficiency Solar Cell (“VHESC”) Consortium sponsored by the Defense Advanced Research Projects Agency (“DARPA”) where we expect to be able to commercialize a solar cell technology that will significantly surpass current solar efficiencies ranging from 6% – 20%. Our proven optics technology has already shown the ability to achieve approximately 40% efficiency in a laboratory environment and we believe that this efficiency, or greater, can be achieved on a cost-effective, commercially-viable scale.
          Although we are optimistic about obtaining the funding necessary for us to continue as a going concern through internal means, there can be no assurances that this objective will be successful. Therefore, in the event that our cash reserves and bank lines of credit are deemed by management to not be sufficient to continue to fund operations throughout 2009, we will aggressively pursue one or more of the following external funding sources:
•	obtain loans and/or grants available through federal, state, and/or local governmental agencies,

•	obtain loans and/or grants from various financial institutions,

•	obtain loans from non-traditional investment capital organizations,

•	divestiture and/or disposition of one or more operating units, and

•	obtain funding from the sale of our common stock or other equity instruments.
          Obtaining financing through the above-mentioned mechanisms contains risks, including:
•	government stimulus and/or grant money is not allocated to us despite our focus on the design, development, and manufacturing of energy efficient lighting systems,

•	loans or other debt instruments may have terms and/or conditions, such as interest rate, restrictive covenants, and control or revocation provisions, which are not acceptable to management or our Board of Directors,

•	the current global economic crisis combined with our current financial condition may prevent us from being able to obtain any debt financing,

•	financing may not be available for parties interested in pursuing the acquisition of one or more of our operating units, and

•	additional equity financing may not be available to us in the current economic environment and could lead to further dilution of shareholder value for current shareholders of record.
          Recently, Silicon Valley Bank (“SVB”) has reduced the maximum amount of our line of credit from $4 million to $2 million, tightened the borrowing base formula, begun applying collections in our lock box to the outstanding principal balance of our loan, and informed us that it does not intend to renew the line of credit when it expires in October 2009. We are in discussions with SVB about the need to repay all borrowings under the line of credit by that time. We are also in discussions with other potential financing sources to replace the SVB line, including the possibility of replacing it through a debt facility. In the event that we are required to pay off the SVB loan in October 2009 and are unable to replace it with another suitable form of financing, we will need to deplete our cash and cash equivalents and may have to significantly curtail our operations.
Global Economic Risk.
          We may continue to be adversely impacted by the weakness in the general economic environment including the current recessionary and inflationary pressures. Deteriorating economic and market conditions including declines in real estate values and new construction, rising unemployment, tightened credit markets, and weakened consumer confidence are not expected to improve during 2009 and may continue to contribute towards weak product sales. Specifically, the downturn in housing construction has adversely affected the sale of pool lighting products, while the consumer credit crisis may continue to cause retail sales to decrease. Furthermore, material and labor costs may increase as a result of inflationary pressures on certain raw material prices.
          We have significant international activities and customers and plan to continue these efforts. These activities subject us to additional business risks including logistical complexity and the general economic conditions in those markets. Because the market for our products tends to be highly dependent upon general economic conditions, a continued decline in the general world-wide economic environment is likely to continue to adversely impact our traditional product based operating results.
          Risks we face in conducting business internationally include the following:
•	multiple, conflicting, and changing laws and regulations, export and import restrictions, employment laws, regulatory requirements, and other government approvals, permits, and licenses;

•	difficulties and costs in staffing and managing foreign operations such as our offices in Germany and the United Kingdom;

•	difficulties and costs in recruiting and retaining individuals skilled in international business operations;

•	increased costs associated with maintaining international marketing efforts;

•	potentially adverse tax consequences;

•	political and economic instability, including wars, acts of terrorism, political unrest, boycotts, curtailments of trade, and other business restrictions; and

•	currency fluctuations.
          In addition, we face additional risks in the Asia/Pacific region associated with disease, increased political tensions between countries in that region, potentially reduced protection for intellectual property rights, government-fixed foreign exchange rates, relatively uncertain legal processes, and developing telecommunications infrastructures. In addition, some countries in this region, such as China and Japan, have adopted laws, regulations, and policies that impose additional restrictions on the ability of foreign companies to conduct business in their countries or otherwise place them at a competitive disadvantage in relation to domestic companies.
Competitive Risk.
          Global competition exists in all of the markets we serve, including our energy solutions market. A number of companies offer directly competitive products and services, including colored halogen lighting for swimming pools and incandescent and fluorescent lighting for commercial decorative and accent lighting. We also compete with LED products in industrial lighting and pool related products. In addition, many of our competitors in the pool lighting market bundle their lighting products with other pool-related products, which many customers find to be an attractive alternative. Our competitors include large and well-established companies such as General Electric, Sylvania, Philips, Schott, 3M, Bridgestone, Pentair, Mitsubishi, and OSRAM/Siemens. Our company also competes with lighting energy solutions companies.
          Furthermore, many of our competitors have substantially greater financial, technical, and marketing resources than we do. We may not be able to adequately respond to technological developments or fluctuations in competitive pricing. We anticipate that any future growth in energy-efficient lighting will be accompanied by continuing increases in competition, which could adversely affect our operating results if we cannot compete effectively. To stay competitive, we must continue to allocate sufficient resources to research and development, which could negatively impact our gross margins. If we are unable to provide more efficient lighting technology than our competitors, our operating results will be adversely affected.

Technological Risk.
          The markets for our products are characterized by rapidly changing technology, evolving industry standards, and speed of new product introductions. Our operating results depend on our ability to develop and introduce new products into existing and emerging markets, and to reduce the production costs of existing products. Many of our strategic initiatives are aimed at developing increasingly complex energy efficient lighting solutions. The process of developing this new technology is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends, our business could be harmed. We must commit significant resources to developing new products before knowing with certainty that our investments will result in products the market will accept. Furthermore, we may not be able to execute successfully because of technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and loss of market share, net sales, and earnings.
          The success of new products depends on several factors, including proper new product definition, component costs, timely completion and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive. Specifically, the products and technologies that we identify as “emerging technologies,” may not prove to have the market success we anticipate, and we may not successfully identify and invest in other emerging or advanced technologies as appropriate.
Supplier Risk.
          We require substantial amounts of purchased materials from selected vendors. With specific materials, we purchase 100% of our requirement from a single vendor. Included in purchased materials are small diameter stranded fiber, plastic fixtures, lamps, reflectors, and power supplies. Substantially all of the materials we require are in adequate supply. However, the availability and costs of materials may be subject to change due to, among other things, new laws or regulations, suppliers’ allocation to other purchasers, interruptions in production by suppliers, and changes in exchange rates and worldwide price and demand levels. Our inability to obtain adequate supplies of materials for our products at favorable prices could have a material adverse effect on our business, financial position, or results of operations by decreasing our profit margins and by hindering our ability to deliver products to our customers on a timely basis. We have experienced an increase in the costs of certain petroleum-based materials. Although we may determine that it is necessary to pass on the material price increases to our customers, in certain circumstances, it may not be possible for us to pass on these increases. Even if we are able to pass on some or all of these increases, there may be a delay between when we have to pay for the increases and when our customers pay us based on the increased prices. If we are not able to reduce or eliminate the effect of these cost increases through lowering other costs of production or successfully implementing price increases to our customers, such material cost increases could have a negative effect on our operating and financial results.

Third-Party Risk.
          Three strategic pieces of our equipment are operated by third parties. Failure to properly maintain the equipment and/or the creation of any delays or inabilities to meet our production requirements on the part of any of these suppliers will result in disruption of promised delivery to our clients.
Credit Risk.
          In this climate of global financial and banking crisis, the ability of our customers to maintain credit availability has become more challenging. In particular, certain customers in the pool lighting market and companies that are highly leveraged represent an increasing credit risk. Some customers have reduced their purchases because of these credit constraints. Moreover, our disciplined credit policies have, in some instances, resulted in delayed customer sales. In 2008, we experienced an increase in customer bankruptcies and voluntary liquidations. Continued deterioration of global economic conditions could result in additional customer credit constraints, particularly within our pool lighting market. These actions could have a materially adverse effect on our financial condition, operating results, and cash flows.
Intellectual Property Risk.
          As of August 31, 2009, our intellectual property portfolio consisted of 67 issued United States and foreign patents, various pending United States patent applications, and various pending Patent Cooperation Treaty, or PCT, patent applications filed with the World Intellectual Property Organization that serves as the basis of national patent filings in countries of interest. As of August 31, 2009 a total of 26 applications were pending. Our issued patents expire at various times between January 2013 and June 2029. Generally, the term of patent protection is 20 years from the earliest effective filing date of the patent application.
          There can be no assurance, however, that our issued patents are valid or that any patents applied for will be issued. There can be no assurance that our competitors or customers will not copy aspects of our lighting systems or obtain information that we regard as proprietary. There also can be no assurance that others will not independently develop products similar to ours. The laws of some foreign countries in which we sell or may sell our products do not protect proprietary rights to products to the same extent as do the laws of the United States.
Key Employee Risk.
          Our future success will depend to a large extent on the continued contributions of certain employees, such as our current chief executive officer, president, chief financial officer, chief operating officer, and chief technical officer. These and other key employees would be difficult to replace. Our future success will also depend on our ability to attract and retain qualified technical, sales, marketing and management personnel, for whom competition is very intense. The loss of, or failure to attract, hire, and retain, any such persons could delay product development cycles, disrupt our operations, or otherwise harm our business or results of operations. We have been successful in hiring experienced energy solutions salespeople from leading firms in the industry including our new Vice President of Sales. However, if these individuals are not successful in achieving our expectations, then planned sales may not occur and the anticipated revenues may not be realized.

Risk of Losing Governmental Funding for Research.
          Historically, approximately 43.7% of our research and development efforts have been supported directly by government funding. For the six months ended June 30, 2009, approximately 39.2% of our research and development funding came from government sources. In 2008, approximately 29.0% of our research and development funding came from government sources. For both periods, research and development funding was contracted over short periods, generally one to two years. If government funding is reduced or eliminated, there is no guarantee that we would be able to continue to fund our research and development efforts in technology and products at their current levels, if at all. If we are unable to support our research and development efforts, there is no guarantee that we would be able to develop enhancements to our current products or develop new products.
Litigation Risk.
          At any given time, we may be subject to litigation, the disposition of which may have a material adverse effect upon our business, financial condition, or results of operation. We currently are not involved in any material litigation and we do not anticipate becoming involved in any in the foreseeable future.
Foreign Risk.
          We use plants in Mexico, India, and Taiwan to manufacture and assemble many of our pool lighting products. The supply of these finished goods may be impacted by local political or social conditions as well as the financial strength of the companies with which we do business.
Risks Related to Our Common Stock
We have not been in compliance with the continued listing requirements of the NASDAQ Global Market.
          From time to time during the last several months, we have not met the NASDAQ Global Market continued listing requirement that calls for the maintenance of a minimum bid price of our common stock of $1.00 per share. We have not received a notice of noncompliance. If our common stock trading value does not meet NASDAQ minimum listing requirements to remain on the Market Exchange, we will be required to either revalue existing shares of common stock or perform other necessary remedial actions. If we are unable to raise the price high enough and if our common stock is to be delisted from trading on NASDAQ Global Market, trading, if any, of our common stock, including the shares of common stock underlying the rights, could then be conducted either in the over-the-counter market or in the OTC Bulletin Board system.

We could issue additional common stock, which might dilute the book value of our common stock.
     Our board of directors has authority, without action or vote of our shareholders, to issue all or a part of our authorized but unissued shares. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our common stock. In addition, in order to raise capital, or acquire businesses in the future, including a lighting retrofit business, we may need to issue securities or promissory notes that are convertible into or exchangeable for a significant amount of our common stock. These issuances would dilute your percentage ownership interest, which would have the effect of reducing your influence on matters on which our shareholders vote, and might dilute the book value of our common stock. You may incur additional dilution if holders of stock options, whether currently outstanding or subsequently granted, exercise their options, or if warrant holders exercise their warrants to purchase shares of our common stock. If this rights offering is fully subscribed, we may have insufficient authorized and unissued shares of common stock to issue in connection with a subsequent equity financing or acquisition transaction, as a result of which we may be required to call a special meeting of our shareholders to authorize additional shares before undertaking or as a condition to completing an offering or acquisition.
We may need to request our shareholders to authorize additional shares of common stock in connection with subsequent equity finance or acquisition transactions.
     We are authorized to issue 30,000,000 shares of common stock, of which [15,078,979+] shares are issued and outstanding. Assuming full participation in the rights offering, we will have [15,078,979+] shares issued and outstanding after the offering. An additional 6,262,206 shares have been reserved for issuance upon exercise of stock options and warrants outstanding prior to this rights offering. If this offering is fully subscribed, we may have insufficient available shares of common stock to issue in connection with a subsequent equity financing or acquisition transaction, as a result of which we may be required to call a special meeting of our shareholders to authorize additional shares before undertaking or as a condition to completing an offering or transaction. We cannot assure you that our shareholders would authorize an increase in the number of shares of our common stock.

As a “thinly-traded” stock, large sales can place downward pressure on our stock price.
     Our common stock, despite certain increases of trading volume from time to time, experiences periods when it could be considered “thinly traded.” Financing or acquisition transactions resulting in a large number of newly issued shares that become readily tradable, or other events that cause current shareholders to sell shares, could place downward pressure on the trading price of our stock. In addition, the lack of a robust resale market may require a shareholder who desires to sell a large number of shares to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.
Shares eligible for future sale may adversely affect the market for our common stock.
     As of October [___], 2009, we had a significant number of convertible or derivative securities outstanding, including: (i) [_,___,___] shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $ [_._] per share, and (ii) [_,_,_] shares of common stock issuable upon exercise of our outstanding warrants at a weighted average exercise price of $[_._] per share. If or when these securities are exercised into shares of our common stock, the number of our shares of common stock outstanding will increase. Increases in our outstanding shares, and any sales of shares, could have a material adverse effect on the market for our common stock and the market price of our common stock.
     In addition, from time to time, certain of our shareholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, which we refer to in this prospectus as the Securities Act, or pursuant to resale prospectuses. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our securities.
Our executive officers, directors, and their affiliates maintain the ability to substantially influence all matters submitted to shareholders for approval.
          As of October [___], 2009, our executive officers, directors, and their affiliates beneficially owned shares representing approximately [_._]% of our common stock. The number of shares that will be purchased by our executive officers, directors, and their affiliates in this rights offering can only be determined upon the completion of the offering. Our current executive officers, directors, and their affiliates have and will continue to have substantial influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, a merger, consolidation, or sale of all or substantially all of our assets, or any other significant corporate transactions, as well as management and affairs. This concentration of ownership may delay or prevent a change of control of us at a premium price if these shareholders oppose it, even if it would benefit our other shareholders.
Provisions in our charter documents and our Rights Agreement may prevent or frustrate attempts by our shareholders to change our management and hinder efforts to acquire a controlling interest in us.

          Provisions of our corporate charter and bylaws, and of our Rights Agreement, dated as of October 25, 2006 with Mellon Shareowner Services may discourage, delay, or prevent a merger, acquisition, or other change in control that shareholders may consider favorable, including transactions in which you might otherwise receive premium for your shares. These provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management. These provisions include:
•	limitation on the removal of directors;

•	advanced notice requirements for shareholder proposals and nominations;

•	the inability of shareholders to act by written consent or to call a special meeting;

•	the ability of our board of directors to designate the terms of and issue new series of preferred stock without shareholder approval; and

•	the poison pill contained in our Rights Agreement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and can be identified by the use of forward-looking terminology such as “project,” “may,” “could,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in these statements. The following are some of the important factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements:
•	We have incurred significant operating losses and cannot assure you that we will generate profit.

•	Our previous auditors have indicated there is uncertainty about our ability to continue as a “going concern.”

•	If we fail to raise capital and implement our business plan, we may need to forego the acquisition of a lighting retrofit business, significantly curtail operations, cease operations, or seek federal bankruptcy protection.

•	We are subject to significant competition.
     We caution you that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described above and in the Risk Factors section of this prospectus. We cannot assure you that we have identified all the factors that create uncertainties. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. You should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.
USE OF PROCEEDS
     Assuming full participation in the rights offering, we estimate that the net proceeds from the rights offering will be approximately [$3.0+] million, after deducting expenses related to this offering payable by us estimated at approximately $ [___,___]. We intend to use the net proceeds received from the exercise of the rights for the acquisition of a lighting retrofit business, for expenses relating to the possible divestiture of one or more of our lines of business, and for general working capital purposes.

     If we fail to raise capital in November 2009, we may need to forego the acquisition of a lighting retrofit business, significantly curtail operations, cease operations, or seek federal bankruptcy protection.
CAPITALIZATION
     The following table sets forth our capitalization, cash, and cash equivalents:
•	on an actual basis as of June 30, 2009; and

•	on a pro forma as adjusted basis to give effect to the sale of [___] shares of our common stock to raise a maximum of $3.5 million in this rights offering, assuming a subscription price of $ [_.___] per share and our receipt of the net proceeds from that sale.
This table should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	At June 30, 2009
		Pro Forma
	Actual	As Adjusted
	(dollars in thousands)
Cash and cash equivalents	$5,613	$	[__,__]

Total liabilities excluding debt	$2,691	$	[__,__]

Total debt	$1,847		[__,__]

Common stock, $0.0001 par value (30,000,000 shares authorized; 15,078,979 issued and outstanding at June 30, 2009)	1		[____]

Accumulated other comprehensive income	369		[____]

Additional paid-in capital	66,238		[____]

Accumulated deficit	(54,718)

Total shareholders’ equity	$11,890	$	[_,___]

Total liabilities and shareholders’ equity	$16,428	$	[____]

DILUTION
     Purchasers of our common stock in the rights offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of June 30, 2009 was approximately $11.9 million, or $0.79 per share of our common stock, based upon 15,078,979 shares of our common stock outstanding. Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share paid by purchasers of shares of common stock in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.
     Based on the aggregate offering of $[_._] million and after deducting estimated offering expenses payable by us of $ [___,___], and the application of the estimated $[_._] million of net proceeds from the rights offering, our pro forma net tangible book value as of June 30, 2009 would have been approximately $ [_._] million, or $ [_.___] per share. This represents an immediate increase in pro forma net tangible book value to existing shareholders of $ [_.___] per share and an immediate dilution to purchasers in the rights offering of $ [_.___] per share.
     The following table illustrates this per share dilution, assuming a fully subscribed rights offering of [___] shares at the subscription price of $ [_.___] per share to raise a maximum of $3.5 million in this offering.

Subscription price	$	[0.__]

Net tangible book value per share prior to the rights offering		[_____]

Increase per share attributable to the rights offering		[_____]

Pro forma net tangible book value per share after the rights offering		[_____]

Dilution in net tangible book value per share to purchasers	$	[_____]

SELECTED CONSOLIDATED FINANCIAL DATA
     The selected consolidated financial data presented below as of and for the fiscal years ended December 31, 2008, 2007, 2006, 2005, and 2004 have been derived from our consolidated financial statements. Our consolidated financial statements as of December 31, 2008 and 2007 and for the fiscal years ended December 31, 2008, 2007, and 2006 are included elsewhere in this prospectus. Our consolidated financial statements as of December 31, 2006, 2005, and 2004 and for the fiscal years ended December 31, 2005 and 2004 are not included in this prospectus. The selected condensed consolidated financial data presented below as of June 30, 2009 and for the six months ended June 30, 2009 and 2008 have been derived from our condensed financial statements included elsewhere in this prospectus, and include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of our financial position and results of operations as of and for these periods. Data from interim periods are not necessarily indicative of the results to be expected for a full year. This selected consolidated financial data should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

(IN THOUSANDS EXCEPT PER SHARE DATA)

						SIX MONTHS
	FISCAL YEAR ENDED DECEMBER 31,					ENDED JUNE 30,
	2008	2007	2006	2005	2004	2009	2008
OPERATING SUMMARY
Net sales	$22,950	$22,898	$27,036	$28,337	$29,731	$6,620	$12,453
Gross profit	5,503	6,282	7,785	10,626	11,511	1,117	3,687

As a percentage of net sales	24%	27.4%	28.8%	37.5%	38.7%	16.9%	29.6%
Net research and development expenses	2,188	2,907	2,341	2,190	1,188	483	593

As a percentage of net sales	9.5%	12.7%	8.7%	7.7%	4%	7.3%	4.8%
Sales and marketing expenses	8,551	9,789	9,774	9,595	8,595	3,530	5,590

As a percentage of net sales	37.3%	42.8%	36.2%	33.9%	28.9%	53.3%	44.9%
General and administrative expenses	5,080	4,651	4,956	3,135	2,459	2,426	2,552

As a percentage of net sales	22.1%	20.3%	18.3%	11.1%	8.3%	36.7%	20.5%
Loss on impairment	4,305	—	—	—	—	165	—

As a percentage of net sales	18.8%	—%	—%	—%	—%	2.5%	—%
Restructure expenses	—	456	734	3,120	—	—	—

As a percentage of net sales	—%	2%	2.7%	11%	—%	—%	—%
Loss before tax	(14,698)	(11,127)	(9,537)	(7,314)	(762)	(5,390)	(5,008)

As a percentage of net sales	(64.0)%	(48.6)%	(35.3)%	(25.8)%	(2.6)%	(81.4)%	(40.2)%
Net loss	(14,448)	(11,317)	(9,650)	(7,423)	(704)	(5,390)	(5,088)

As a percentage of net sales	(63.0)%	(49.4)%	(35.7)%	(26.2)%	(2.4)%	(81.4)%	(40.9)%
Net loss per share
Basic	$(1.02)	$(0.98)	$(0.85)	$(0.90)	$(0.10)	$(0.36)	$(0.38)
Diluted	$(1.02)	$(0.98)	$(0.85)	$(0.90)	$(0.10)	$(0.36)	$(0.38)
Shares used in per share calculation:
Basic	14,182	11,500	11,385	8,223	7,269	14,877	13,521
Diluted	14,182	11,500	11,385	8,223	7,269	14,877	13,521

FINANCIAL POSITION SUMMARY

Total assets	$23,652	$29,125	$40,592	$46,209	$27,018	$16,428	$33,353
Cash and cash equivalents	10,568	8,412	15,968	23,578	3,609	5,613	12,249

Working capital	12,514	12,512	22,410	31,530	14,541	12,028	12,512
Credit line borrowings	1,904	1,159	1,124	47	—	1,776	328
Current portion of long-term borrowings	54	1,726	778	342	38	—	1,374
Long-term borrowings	245	314	1,862	1,089	484	71	308
Shareholders’ equity	16,789	21,618	30,880	38,184	21,202	11,890	26,594

Common shares outstanding	14,835	11,623	11,394	11,270	7,351	15,079	14,832

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITIONS AND RESULTS OF OPERATIONS
Overview
          We are engaged in the design, development, manufacturing, marketing, and installation of energy-efficient lighting systems where we serve two principal markets; commercial/industrial lighting and pool lighting. Our business strategy has evolved into providing our customers with turnkey, comprehensive energy-efficient lighting solutions which include, but are not limited to, our patented and proprietary technology. Our solutions include fiber optic (“EFO”), light-emitting diode (“LED”), ceramic metal halide (“CMH”), high-intensity discharge (“HID”), and other highly energy efficient lighting technologies. Our strategy also incorporates continued investment in research into new and emerging energy sources including, but not limited to, solar energy. Typical savings of current technology averages 80% in electricity costs, while providing full-spectrum light closely simulating daylight colors.
          We expect to continue our on-going leadership role in the United States government’s Very High Efficiency Solar Cell (“VHESC”) Consortium sponsored by the Defense Advanced Research Projects Agency (“DARPA”), where we expect to be able to commercialize a solar cell technology that will significantly surpass current solar efficiencies ranging from 6% – 20%. Our proven optics technology has already shown the ability to achieve approximately 40% efficiency in a laboratory environment and we believe that this efficiency, or greater, can be achieved on a cost-effective, commercially-viable scale.
Results of Operations
Three and Six Months Ended June 30, 2009 Compared to Three and Six Months Ended June 30, 2008
          Cash utilization was $1,187,000 for the three months ended June 30, 2009; a 54.2% decrease compared to the three months ended June 30, 2008. Cash utilization for the three months ended June 30, 2008 was $2,589,000. Cash utilization was $4,955,000 for the six months ended June 30, 2009; a 13.9% decrease compared to the six months ended June 30, 2008. Cash utilization for the six months ended June 30, 2008 was $5,753,000.
          Net sales were $3,815,000 for the three months ended June 30, 2009; a decrease of 49.9% compared to the three months ended June 30, 2008. The decline primarily resulted from decreased pool lighting sales, $1,365,000, decreased sales by our European subsidiaries, $1,806,000, and decreased government sales, $534,000, from second quarter 2008 levels. EFO sales were $1,765,000 for the three months ended June 30, 2009; a decrease of $2,166,000, or 55.1%, from the three months ended June 30, 2008.

          Net sales were $6,620,000 for the six months ended June 30, 2009; a decrease of 46.8% compared to the six months ended June 30, 2008. The decline primarily resulted from decreased pool lighting sales of $2,301,000, decreased sales by our European subsidiaries of $2,734,000, and decreased government sales of $803,000, from first half 2008 levels. EFO sales were $3,308,000 for the six months ended June 30, 2009; a decrease of $2,707,000, or 45.0%, from first half 2008 levels.
          EFO sales in 2009 and 2008 include sales from EFO fiber optic lighting, EFO LED, EFO Controls, and EFO Government products.
          Gross profit was $799,000 for the three months ended June 30, 2009; a 67.3% decrease compared to the three months ended June 30, 2008. Gross profit was $1,117,000 for the six months ended June 30, 2009; a 69.7% decrease compared to the six months ended June 30, 2008. The gross profit margin as a percentage of sales decreased to 20.9% and 16.9% for the three and six months ended June 30, 2009, respectively, as compared to 32.1% and 29.6% for the three and six months ended June 30, 2008, respectively. These decreases are primarily a result of the decline in pool lighting sales, which have historically provided higher gross profit margins as compared to our other product lines.
          Deteriorating global economic conditions within the housing and construction industries have had an adverse impact not only on our ability to expand within current markets, but also to penetrate new markets. For 2009, we continue to combat these global economic pressures by focusing sales resources in new and existing market channels including food retailers, cold storage, and government facilities. Furthermore, we will continue to implement strategic sourcing and operational cost reductions on a global basis. Selected price increases will also be implemented. Lastly, we are accelerating our transition into a turn-key energy solutions service provider.
          Net research and development expenses were $253,000 for the three months ended June 30, 2009; an increase of $61,000, or 31.8%, as compared to the three months ended June 30, 2008. Gross expenses for research and development decreased by 20.3% from prior year levels primarily due to lower project costs in the United States. Net research and development expenses were $483,000 for the six months ended June 30, 2009; a decrease of $110,000, or 18.6%, as compared to the six months ended June 30, 2008. Gross expenses for research and development decreased by 20.0% from prior year levels primarily due to lower project costs in the United States.
          Our gross research and development expenses are reduced on a proportional performance basis under DARPA Small Business Innovation Research (“SBIR”) development contracts. In 2007, SBIR contracts were signed totaling $1,500,000 to be reimbursed over a two-year recovery period. During the first quarter of 2009, additional SBIR contracts were signed totaling $198,000 to be reimbursed over an eight month recovery period. At June 30, 2009, $127,000 remained as unrecognized reductions of gross research and development expenses for these contracts. We are currently pursuing additional contracts through various government agencies, and anticipate being granted additional contracts during the remainder of 2009. The gross research and development spending along with credits from government contracts is shown in the table (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Gross expenses for research and development	$390	$489	$794	$993
Deduct: credits from DARPA contracts	(137)	(297)	(311)	(400)

	$253	$192	$483	$593

          Sales and marketing expenses decreased 39.2% to $1,650,000 for the three months ended June 30, 2009 as compared to $2,712,000 for the three months ended June 30, 2008. Sales and marketing expenses decreased 36.9% to $3,530,000 for the six months ended June 30, 2009 as compared to $5,590,000 for the six months ended June 30, 2008. These decreases are primarily due to lower salaries and benefits and advertising expenses on a global basis, as well as management’s efforts to reduce costs.
          General and administrative expenses increased 1.7% to $1,202,000 for the three months ended June 30, 2009 as compared to $1,182,000 for the three months ended June 30, 2008. General and administrative expenses decreased 4.9% to $2,426,000 for the six months ended June 30, 2009 as compared to $2,552,000 for the six months ended June 30, 2008. The decrease is primarily due to lower professional fees in the United States, as well as management’s efforts to reduce costs.
          During the three months ended June 30, 2009, we recognized a non-cash expense of $165,000 for the impairment of certain fixed assets being held for sale. This asset impairment stemmed from the sale of the office building owned and occupied by our German subsidiary, as well as other associated fixed assets. There was no impairment of fixed assets during the first six months of 2008.
          We recorded a net loss of $2,349,000 for the three months ended June 30, 2009, a 43.3% increase from the net loss of $1,639,000 for the three months ended June 30, 2008. We recorded a net loss of $5,390,000 for the six months ended June 30, 2009, a 5.9% increase from the net loss of $5,088,000 for the six months ended June 30, 2008.
Fiscal Year Ended December 31, 2008 Compared to Fiscal Year Ended December 31, 2007 Compared to Fiscal Year Ended December 31, 2006
Net Sales
          Our sales breakdowns, by product lines, with EFO products as a separate line item, are as follows (in thousands):

Product Line Breakdown

	Year Ended December 31,
	2008	2007	2006
EFO	$10,888	$7,011	$5,316
Traditional Pool	5,034	9,002	11,958
Traditional Commercial Lighting	7,028	6,885	9,762

	$22,950	$22,898	$27,036

EFO sales reported in 2006 have been reclassified for comparability with EFO products included in 2008 and 2007.
          Net sales increased less than 1% to $22,950,000 for the twelve months ended December 31, 2008. The increase was primarily a result of a $2,281,000 increase in net sales by our European subsidiaries, as well as an increase of $1,569,000 in United States traditional and EFO commercial lighting and government EFO lighting sales. These increases were offset by a $3,798,000 decrease in traditional pool and EFO pool lighting sales. During 2008, $1,292,000 of revenue was recognized from the delivery of certain milestones to E.I. DuPont de Nemours and Company as part of the Very High Efficiency Solar Cell (“VHESC”) Consortium being funded by DARPA.
          EFO sales were $10,888,000 for the twelve months ended December 31, 2008, or 47.4% of total net sales, compared to $7,011,000 for 2007 and $5,316,000 for 2006. EFO sales in 2008, 2007, and 2006 include sales from EFO fiber optic lighting, EFO LED, EFO Controls, and EFO Government products. In 2008, international sales increased significantly to exceed comparable 2007 and 2006 levels resulting from improved penetration of EFO in the Middle East and India construction markets. However, deteriorating global economic conditions within the housing and construction industries did have an adverse impact on the magnitude of our continued expansion within the Middle East and India markets during the second half of 2008.
          In 2007, net sales decreased by 15.3% to $22,898,000, compared to $27,036,000 in 2006. The 2007 decrease was a result of lower sales of pool products, excluding EFO, of 24.7%, or $2,956,000, and commercial lighting products of 29.5%, or $2,877,000, which was partially offset by increased sales of EFO products of 31.9%, or $1,695,000. The decrease in traditional pool lighting sales was due primarily to a decrease in sales from our in-ground and jazz lighting products. The decrease in traditional commercial lighting sales was due to lower sales in the United States and Germany.

International Sales
          We have foreign manufacturing operations in the United Kingdom and Germany, and revenue and expenses from these operations are denominated in local currency, thereby creating exposures to changes in exchange rates. Fluctuations in these operations’ respective currencies may have an impact on our business, results of operations, and financial position. We currently do not use financial instruments to hedge our exposure to exchange rate fluctuations with respect to our international operations. As a result, we may experience substantial foreign currency translation gains or losses due to the volatility of other currencies compared to the United States dollar, which may positively or negatively affect our results of operations attributed to these operations. International sales accounted for approximately 43.8% of net sales in 2008, as compared to 34.7% of net sales in 2007 and 30.6% in 2006. The impact of changes in foreign currency exchange rates resulted in a reduction in reported net sales for 2008 of $406,000 from 2007 levels as compared to an increase in reported net sales for 2007 of $759,000 from 2006 levels. On a local currency basis, net sales increased 27.4% for our international operations from 2007 levels. The breakdown of our geographic sales is as follows (in thousands):

	Year Ended December 31,
	2008	2007	2006
United States Domestic	$12,902	$14,949	$18,776
Germany	2,918	3,136	2,998
United Kingdom	6,764	4,265	4,817
Others	366	548	445

	$22,950	$22,898	$27,036

Gross Profit
          We had gross profit of $5,503,000 in 2008, a decrease of 12.4%, compared to $6,282,000 in 2007. Total gross profit as a percentage of total net sales was 24.0% in 2008, compared to 27.4% in 2007. Included in the 2008 gross profit is total expense in the amount of $1,071,000 related to our modification of the definition of slow-moving and obsolete inventory reserve. Management deems this increase appropriate as technology within the lighting industry continues to accelerate. Gross profit was also favorably impacted by a mid-year price increase within the commercial lighting business unit. For 2009, we intend to continue to combat global economic pressures by focusing sales resources in new and existing market channels including food retailers, cold storage, and government facilities. Further, we will continue to implement strategic sourcing and operational cost reductions on a global basis. Selected price increases will also be implemented.
          In 2007, we had gross profit of $6,282,000, compared to $7,785,000 in 2006. As a percentage of sales, the gross profit for 2007, was 27.4% compared to 28.8% in 2006. Lower margins from commercial lighting and pool sales contributed towards much of the decline in 2007.
Operating Expenses
Research and Development

          Gross research and development expenses were $3,083,000 in 2008, a 10.0% decrease from $3,424,000 in 2007. Gross research and development expenses were $3,424,000 in 2007, a 3.7% decrease from $3,556,000 in 2006. The decrease in 2008 was primarily due to a $145,000 decrease in salaries and benefits, and a $195,000 decrease in project related costs. The decrease in 2007 from 2006 levels was primarily due to a decrease in temporary labor and consultant fees of $369,000, offset by an increase in salaries and benefits of $193,000. Our research and development expenses are reduced on a proportional performance basis under DARPA SBIR development contracts. These contracts were signed in 2007, for a total of $1,500,000 to be reimbursed over the two-year life of the contracts. The gross and net research and development spending along with credits from government contracts is shown in the following table (in thousands):

	Year Ended December 31,
	2008	2007	2006
Gross Research and Development Expense and Government Reimbursement:
Gross expenses for research and development	$3,083	$3,424	$3,556
Deduct: incurred and accrued credits from Government contracts	(895)	(517)	(1,215)

Net research and development expense	$2,188	$2,907	$2,341

Total Credits Received and Revenue Recognized on Government Projects:
Incurred and accrued credits from Government contracts	$895	$517	$1,215
Revenue recognized for completed deliveries	1,670	542	1,979

Net credits received and revenue recognized	$2,565	$1,059	$3,194

Credits received from government contracts for research for which we are the beneficiary during the fiscal year are recorded as a reduction to research and development expense. The amount of credits incurred and accrued from government contracts were $895,000 in 2008, compared to $517,000 in 2007, and $1,215,000 in 2006. Net research and development expenses were 9.5% of sales in 2008, compared to 12.7% of sales in 2007, and 8.7% in 2006.
          When the government contract is for the delivery of a product or service, we recognize revenue from those government projects according to proportional performance method or actual deliveries made. Costs related to the completion of the sale are charged to cost of sales. In 2008, revenue recognized from completed deliveries was $1,670,000. The revenue recognized for completed deliveries of products or services was $542,000 in 2007 and $1,979,000 in 2006. For further information on our revenue recognition policy, please refer to “Critical Accounting Policies and Estimates” within this section of the report.
          Net credits received from government reimbursement are the combination of revenue and credits against gross research and development costs. In 2008, our net credits were $2,565,000, compared to $1,059,000 in 2007 and $3,194,000 in 2006.
Sales and Marketing

          Sales and marketing expenses were $8,551,000 in 2008, compared to $9,789,000 in 2007, a decrease of 12.7%. In 2008, sales and marketing expenses for pool lighting amounted to $2,149,000, or 25.1% of total sales and marketing cost, whereas sales and marketing expense for commercial lighting was $6,402,000, or 74.9% of total marketing costs. The decrease in 2008 was primarily a result of a $693,000 decrease in salaries and benefits, a $406,000 decrease in advertising and trade show expenses, and a $133,000 decrease in expenses related to stock-based compensation. Contributing to the overall decrease in salaries versus 2007 levels was the termination of the Vice President of Pool Lighting Sales, and the subsequent reorganization of the pool lighting, commercial lighting, and customer service organizations under new leadership. This reorganization enabled us to re-energize the Fiberstars brand name under common leadership. Further, we have aggressively recruited experienced energy solutions focused salespeople from leading firms in the industry, and have successfully hired a new Vice President of Sales and seasoned account executives. These new employees, combined with our sales consultants, possess more than 211 years of energy solutions/business development experience.
          In 2007, sales and marketing expenses were $9,789,000, an increase of less than 1.0% compared to the $9,774,000 in 2006. In 2007, sales and marketing expenses for pool lighting amounted to $2,676,000, or 27.3% of total sales and marketing cost, whereas sales and marketing expense for commercial lighting was $7,113,000, or 72.7% of total marketing costs. In 2006, sales and marketing expenses for pool lighting amounted to $3,087,000, or 31.6% of total sales and marketing cost, whereas sales and marketing expense for commercial lighting was $6,687,000, or 68.4% of total marketing costs.
General and Administrative
          General and administrative expenses were 22.1% of sales in 2008, compared to 20.3% of sales in 2007, and 18.3% of sales in 2006. General and administrative expenses were $5,080,000 in 2008, a 9.2% increase, as compared to $4,651,000 in 2007. This increase was largely a result of a $604,000 increase in salaries and benefits primarily due to the May 2008 appointment of our new Chief Executive Officer as well as the reclassification of certain executives out of manufacturing and research and development. Also causing the increase was a $95,000 increase in audit and legal service fees and a $71,000 increase in travel expenses. These increases were offset by reductions in temporary labor and consulting fees, professional service fees, and bad debt expense.
          General and administrative expenses were $4,651,000 in 2007, a 6.2% decrease, as compared to $4,956,000 in 2006. This decrease was largely a result of a $241,000 decrease in stock-based compensation compared to 2006, as well as management’s efforts to reduce overall costs.

          General and administrative cost reduction efforts during 2007 were offset by a one-time charge of $409,000 for severance, $172,000 of which was in the general and administrative expenses category. The rest of the severance expenses were related to other line items such as sales and marketing and restructuring expenses. In 2007, we also incurred a non-recurring general and administrative charge of $342,000 in the third quarter for bad debts which was due to a change in policy for calculating the reserve. Without these two non-recurring charges, the general and administrative expenses for 2007 would have been $4,137,000, a decrease of 16.5% from 2006.
          In the fourth quarter of 2008, as a result of our annual test for impairment required under SFAS 142, and based on an assessment of its present and future operations, we recognized a non-cash expense of $4,305,000 for the impairment of our goodwill. The goodwill was originally recorded at the time of the acquisitions of Fiber Optic International, Crescent Lighting Limited, LBM Lichleit-Fasertechnik, Unison Fiber Optic Lighting Systems, and Lightly Expressed Limited. As of December 31, 2008, we have no remaining goodwill on our books. There was no impairment of goodwill in 2007 or 2006.
          The restructuring expenses in 2007 were $456,000, compared to $734,000 in 2006, a decrease of 37.9%. The 2007 cost is associated with relocating the fiber production operation from Mexico to Solon, Ohio. The 2006 restructuring costs were for the relocation of the corporate headquarters from Fremont, California to Solon, Ohio.
          Excluding the non-cash loss on impairment charge of $4,305,000 in 2008, total operating expenses decreased $1,984,000, or 11.1%, from 2007 levels.
Other Income and Expenses
          We had interest income of $208,000 and interest expense of $198,000 in 2008. Interest income consists of interest earned on deposits. Interest expense is for bank interest on our line of credit, equipment loans, and on a building loan for our corporate office in Germany. Our interest income was $605,000 in 2007, compared to $760,000 in 2006. Our interest expense was $321,000 in 2007, compared to $277,000 in 2006.
Income Taxes
          For 2008, we had a full valuation allowance against our United States and German deferred tax assets. The net deferred tax assets for 2008 amounted to $15,000 and were for our United Kingdom subsidiary, which reported income in 2008 and has been profitable prior to 2007. The income tax benefit from the United States operations in 2008 relates to the reversal of the 2007 deferred tax liability of $252,000 for goodwill as a result of the book impairment. There were no Federal tax expenses for the United States operations in 2008, as any expected benefits were offset by an increase in the valuation allowance. A tax provision of $2,000 was recorded for our United Kingdom operation, and no tax benefits were recorded for the 2008 German operations loss.
          For 2007, we had a full valuation allowance against our deferred tax assets in the United States and Germany. There was a tax expense of $13,000 for our United Kingdom operations in 2007. There were no tax expenses or benefits for our German operations. In 2007, all expected benefits were offset by an increase in our valuation allowance. We had a tax expense of $177,000 in the United States, resulting from a tax liability associated with tax treatment for goodwill.

          For 2006, we had a full valuation allowance against our deferred tax assets in the United States and Germany. There was no tax expense or benefit for our German operation in 2006 as any expected benefit was offset by an increase in our valuation allowance. We had a tax expense of $75,000 in the United States resulting from a tax liability associated with the tax treatment for goodwill. In addition we had a $38,000 tax expense shown for 2006 is a result of tax expense for our United Kingdom operations which experienced a profit for 2006.
Net Loss
          The net loss in 2008 was $14,448,000, an increase of 27.7% from our net loss of $11,317,000 in 2007. Included in the 2008 net loss is total expense in the amount of $1,071,000 related to our increase in slow-moving and obsolete inventory reserves. Also included in the 2008 net loss is a non-cash expense of $4,305,000 for the impairment of our goodwill.
          For 2007, the net loss of $11,317,000 was an increase of 17.3% compared to the net loss of $9,650,000 in 2006.
Liquidity and Capital Resources
Six Months Ended June 30, 2009 Compared to Six Months Ended June 30, 2008
Cash and Cash Equivalents
          At June 30, 2009, our cash and cash equivalents were $5,613,000 as compared to $10,568,000 at December 31, 2008, a net cash decrease of $4,955,000 for the six months ended June 30, 2009. This compares to a net cash increase of $3,837,000 for six months ended June 30, 2008 including the receipt of $9,335,000 of proceeds, net of expenses, from the March 14, 2008 equity financing.
Cash Used in Operating Activities
          Net cash used in operating activities primarily consists of net loss adjusted by non-cash items, including impairment charges, depreciation, amortization, stock-based compensation, and the effect of changes in working capital. Cash decreased during the six months ended June 30, 2009, by a net loss of $5,390,000, compared to a net loss of $5,088,000 for the three months ended June 30, 2008. After adjustments, net cash used in operating activities was $4,702,000 for the six months ended June 30, 2009, an increase of 15.9% compared to a net cash usage of $4,058,000 for the six months ended June 30, 2008.

Cash Provided by (Used in) Investing Activities
          Net cash provided by investing activities was $169,000 for the six months ended June 30, 2009; compared to a net cash usage of $298,000 for the six months ended June 30, 2008. This decrease is primarily due to the proceeds generated from the sale of fixed assets associated with our German subsidiary partially offset by acquisitions of fixed assets during the period.
Cash (Used in) Provided by Financing Activities
          Net cash used in financing activities was $331,000 for the six months ended June 30, 2009. This cash usage was due to payments on our lines of credit, $2,027,000, and long-term bank borrowings, $288,000, offset by borrowings on our lines of credit of $1,904,000. For the six months ended June 30, 2008, financing activities contributed $8,262,000. This net contribution was due primarily to cash proceeds from issuances of common stock and warrants to purchase shares of our common stock for $9,335,000.
          Our bank line of credit in the United States is based on an agreement with Silicon Valley Bank (“SVB”) dated October 15, 2008, modified effective January 31, 2009 and further modified effective June 12, 2009. As of June 30, 2009, this agreement provides for a $2,000,000 revolving line of credit, renewable on a month-to-month basis. The amount of borrowings available to the company is the lesser of $2,000,000 or 75% of eligible accounts receivable, as defined by the agreement.
          Borrowings under this agreement are collateralized by our assets, including intellectual property, and bear interest at the SVB Prime Rate plus 1.50%, as of June 30, 2009. If we terminate the facility prior to maturity, we will be required to pay a 1.00% termination fee. We are required to maintain all of our cash and cash equivalents in operating and investment accounts with SVB and its affiliates. We are also required to comply with certain covenant requirements, including a tangible net worth covenant. As of June 30, 2009, we were not in compliance with this financial covenant as defined by the original credit agreement. The interest rate at June 30, 2009 was 5.50% and 5.00% at December 31, 2008. Borrowings under the revolving line of credit were $1,776,000 at June 30, 2009 and December 31, 2008. Available borrowings under this revolving line of credit were $256,000 at June 30, 2009 and $263,000 at December 31, 2008. The revolving line of credit borrowings are recorded in the consolidated balance sheets as a current liability.
          Effective January 31, 2009, we entered into a First Loan Modification and Forbearance Agreement with SVB which modified the one year credit agreement entered into on October 15, 2008. This modification to the terms of the 2008 credit agreement states that borrowings bear interest at the SVB Prime Rate plus 1.50%. SVB also agreed to forebear from exercising its rights and remedies against the company as a result of violating its tangible net worth covenant as of December 31, 2008. This forbearance expired on February 15, 2009.

          Effective June 12, 2009, we entered into a Second Loan Modification and Forbearance Agreement with SVB which further modified the one year credit agreement entered into on October 15, 2008, and modified January 31, 2009. This second modification to the terms of the 2008 credit agreement states that borrowings bear interest at the SVB Prime Rate plus 1.50% through June 30, 2009. Beginning July 1, 2009 through, and including, September 30, 2009, borrowings bear interest at the SVB Prime Rate plus 2.00%. Beginning October 1, 2009 and thereafter, borrowings bear interest at the SVB Prime Rate plus 3.00%. While we remained in violation of our tangible net worth covenant, we continued to cooperate with SVB to restructure the existing bank line of credit. In addition, SVB agreed to forebear from exercising its rights and remedies against us as a result of violating our tangible net worth covenant as of June 30, 2009. This forbearance expired on June 30, 2009.
          Effective July 22, 2009, we entered into a Third Loan Modification and Forbearance Agreement with SVB which modifies the one year credit agreement entered into on October 15, 2008, and modified January 31, 2009 and June 12, 2009. This third modification to the terms of the 2008 credit agreement revised the amount of borrowings available to us to be the lesser of $2,000,000 or the sum of (i) 75% of eligible accounts receivable, and (ii) other cash equivalents on deposit with SVB. While we remained in violation of our tangible net worth covenant, we continued to cooperate with SVB to restructure the existing bank line of credit. In addition, SVB agreed to forebear from exercising its rights and remedies against us as a result of violating our tangible net worth covenant as of July 31, 2009. This forbearance expired on July 31, 2009.
          Effective August 25, 2009, we entered into a Forbearance Agreement with SVB in which SVB agreed to forbear from exercising its rights and remedies against us as a result of violating our tangible net worth covenant as of August 31, 2009. This forbearance was due to expire on August 31, 2009. We are negotiating with SVB to seek additional forbearance modifications to, and extensions, of the current agreement through September 30, 2009 and beyond.
          SVB has informed us that it does not intend to renew our line of credit when it expires on October 15, 2009. We are actively engaged in discussions with other potential financing sources to replace the SVB line of credit and are currently reviewing credit agreement proposals we have received from selected financial institutions.
          On May 27, 2009, we entered into a Promissory Note (“Note”) with The Quercus Trust (“The Trust”) in the amount of $70,000. Under the terms of this Note, we agree to pay The Trust the principal sum of the Note and interest accruing at a yearly rate of 1.00% in one lump sum payment on or before June 1, 2109. We received the funds on June 9, 2009.
          Through our United Kingdom subsidiary, we maintain a bank overdraft facility of $415,000 (in British pounds sterling, based on the exchange rate at June 30, 2009) under an agreement with Lloyds Bank Plc. There were no borrowings against this facility as of June 30, 2009 or December 31, 2008. This facility is renewed annually on January 1. The interest rate on the facility was 2.75% at June 30, 2009, and 7.25% at December 31, 2008.

          Through our German subsidiary, we maintained a credit facility under an agreement with Sparkasse Neumarkt Bank. This credit facility was put in place to finance the building of offices in Berching, Germany, which were owned and occupied by our German subsidiary. In June, 2009, we paid, in its entirety, the balance due on the credit facility with proceeds received from the sale of the office building in Berching, Germany. Borrowings against this facility were $299,000 at December 31, 2008 (in Euros, based on the exchange rate at December 31, 2008). The interest rate was 5.49% at December 31, 2008.
          In addition, our German subsidiary has a revolving line of credit with Sparkasse Neumarkt Bank. As of June 30, 2009, there were no borrowings against this line of credit and borrowings of $128,000 (in Euros, based on the exchange rate at December 31, 2008) at December 31, 2008. This revolving facility is renewed annually on January 1. The interest rate on this line of credit was 11.00% at December 31, 2008.
          We have continued to incur losses which have been attributable to operational performance, restructuring, and miscellaneous non-cash charges. This trend has, in turn, led to negative cash flows and ongoing bank debt covenant violations. We have managed our liquidity during this period through a series of previously announced cost reduction initiatives, bank debt restructuring, and asset disposals. However, the ongoing global financial crisis has continued to have a dramatic effect on our industry and customer base. Further, the ongoing recession in the United States and Western Europe, combined with the slowdown of economic growth in the rest of the world, continues to foster a business environment where it is extremely difficult and costly to obtain either equity or non-equity financing. This environment has also increased the potential for customer payment defaults. Our liquidity position, as well as our operating performance, has been negatively affected by these economic and industry conditions and by other financial and business factors, many of which are beyond its control.
     Management acknowledges that the level of negative cash utilization experienced during the six months ended June 30, 2009, if sustained, could result in the insolvency of the company in 2009 without the infusion of additional equity or non-equity financing. Therefore, we are aggressively pursuing all of the following sources for working capital funding:
•	obtain loans from various financial institutions,

•	obtain loans from one or more non-traditional investment capital organizations,

•	divestiture and/or disposition of one or more operating units, and

•	obtain funding from the sale of our common stock or other equity instruments.
     Obtaining financing through the above mentioned mechanisms contain risks, including:

•	loans or other debt instruments may have terms and/or conditions, such as interest rate, restrictive covenants, and control or revocation provisions, which are not acceptable to management or our Board of Directors,

•	the current global economic crisis combined with our current financial condition may prevent us from being able to obtain any debt financing,

•	financing may not be available for parties interested in pursuing the acquisition of one or more of our operating units, and

•	additional equity financing may not be available to us in the current economic environment and could lead to further dilution of shareholder value for current shareholders of record.
          We continue to aggressively reduce costs, as evidenced in the $2,296,000 decrease in operating expenses, net of a non-cash loss on impairment of fixed assets of $165,000, for the six months ended June 30, 2009, as compared to the six months ended June 30, 2008. Our cash utilization was $1,187,000 for the three months ended June 30, 2009; a 54.2% decrease compared to the cash utilization for the three months ended June 30, 2008 of $2,589,000. Management is executing further cost reductions and organizational realignments in an effort to sustain our ongoing viability throughout the remainder of 2009.
          In July 2009, we engaged a leading mergers and acquisitions advisory firm to assist us in evaluating and valuing our individual operating business units and to support the potential divestiture of one or more of those business units.
Fiscal Year Ended December 31, 2008 Compared to Fiscal Year Ended December 31, 2007 Compared to Fiscal Year Ended December 31, 2006
Cash and Cash Equivalents
          At December 31, 2008, our cash and cash equivalents were $10,568,000, compared to $8,412,000 at December 31, 2007. We had $245,000 in long-term borrowings and $1,958,000 in short-term borrowings as of December 31, 2008. We had $314,000 in long-term borrowings and $2,885,000 in short-term borrowings as of December 31, 2007.
          On March 14, 2008, we received an additional $9,335,000 in equity financing, net of expenses. The investment was made by several current Energy Focus shareholders. These investors agreed to an at-market purchase of approximately 3,184,000 units for $3.205 per unit, based on the closing bid price of Energy Focus common shares on March 13, 2008 of $3.08. Each unit comprised one share of our common stock, par value $0.0001 per share, and one warrant to purchase one share of our common stock at an exercise price of $3.08 per share. The warrants were immediately separable from the units, immediately exercisable, and will expire March 14, 2013. This additional financing is being used to fund working capital requirements and perform additional research and development.
Cash Used in Operating Activities

          Net cash used by operating activities primarily consists of net loss adjusted by non-cash items, including depreciation, amortization, stock-based compensation, loss on impairment, and the effect of changes in working capital. Cash decreased during 2008, by a net loss of $14,448,000, compared to net losses of $11,317,000 and $9,650,000 for 2007, and 2006 respectively. After adjustments, net cash used by operating activities was $5,830,000 in 2008, compared to $7,502,000 for 2007 and $7,184,000 in 2006.
          Our efforts to manage working capital provided cash of $1,601,000, net of the increase in inventory reserve, during 2008 by reducing accounts receivable and inventory, as well as an increase in accounts payable and accrued expenses. In 2007, cash in the amount of $3,501,000 was provided by reducing accounts receivable and inventory, offset by a use of $2,365,000 of cash by decreasing accounts payable and accrued expenses.
Cash (Used in) Provided by Investing Activities
          In 2008, there was a usage of cash of $395,000 for the purchase of fixed assets. There was a net contribution of cash of $11,842,000 in 2007, largely due to net sales of short-term securities totaling $12,351,000. In 2006, the contribution of cash was $2,058,000, also due to net sales of short-term investments totaling $5,761,000, partially offset by the acquisition of fixed assets of $3,703,000.
Cash Provided by Financing Activities
          In 2008, the net contribution to cash from financing activities was $8,493,000, compared to $407,000 in 2007 and $2,908,000 in 2006. Proceeds from stock issuances, net of expenses, provided $9,335,000 in cash in 2008. Also in 2008, additional bank borrowings of $5,633,000 were reduced by debt payments of $6,608,000. In 2007, proceeds from issuances provided $964,000 in cash, and additional bank borrowings of $289,000 were reduced by debt payments of $908,000. During 2006, the net cash contribution was due to our receipt of $2,686,000 in proceeds from bank borrowings, of which $1,609,000 was used to finance the purchase of manufacturing equipment.
          As a result of the cash used in operating and financing activities, and the cash provided by investing activities, there was a net increase in cash in 2008 of $2,156,000 that resulted in an ending cash balance of $10,568,000 as of December 31, 2008. This compares to a net increase in cash of $4,707,000 in 2007, resulting in an ending cash balance of $8,412,000 at the end of 2007, and a net decrease in cash of $1,849,000 in 2006, resulting in an ending cash balance of $3,705,000 at the end of 2006.
Critical Accounting Policies
          The preparation of financial statements requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingencies, and the reported amounts of revenue and expenses in the financial statements. Material differences may result in the amount and timing of revenue and expenses if different judgments or different estimates were utilized.

          Critical accounting policies, judgments, and estimates that we believe have the most significant impact on our financial statements are set forth below:
•	Revenue recognition;

•	Allowances for doubtful accounts, returns and discounts;

•	Long-lived assets;

•	Valuation of inventories;

•	Accounting for income taxes; and

•	Share-Based compensation.
Revenue Recognition
          Revenue is recognized when it is realized or realizable, has been earned, and when all of the following has occurred:
•	persuasive evidence or an arrangement exists, e.g., a sales order, a purchase order, or a sales agreement,

•	shipment has occurred (the standard shipping term is F.O.B. ship point) or services provided on a proportional performance basis or installation have been completed,

•	price to the buyer is fixed or determinable, and

•	collectability is reasonably assured.
          Revenue from product sale generally is recognized upon shipping because of the following:
•	all sales made by the company to its customer base are non-contingent, meaning that they are not tied to that customer’s resale of products,

•	standard terms of sale contain shipping terms of F.O.B. ship point, meaning that title is transferred when shipping occurs, and

•	there are no automatic return provisions that allow the customer to return the product in the event that the product does not sell within a defined timeframe.
          Revenue from installation services, including design and integration services and other services (where product sales are not incorporated into the contract), is recognized upon the following:
•	proportional performance method using the ratio of labor cost incurred to the total final estimated labor cost. Under this method, revenue recognized reflects the portion of anticipated revenue that has been earned.
          Revenue from product sales that incorporate specifically defined installation services is recognized as follows:

•	product sale at completion of installation and

•	installation service at completion of installation.
     We warrant our products against defects or workmanship issues. We set up allowances for estimated returns, discounts, and warranties upon recognition of revenue and these allowances are adjusted periodically to reflect actual and anticipated returns, discounts, and warranty expenses. These allowances are based on past history and historical trends, current economic conditions, and contractual terms. Our distributor’s obligation to us is not contingent upon the resale of our products and as such does not prohibit revenue recognition.
Allowances for Doubtful Accounts, Returns, and Discounts
     We establish allowance for doubtful accounts and returns for probable losses, based on past history, current economic conditions, and contractual terms. The specific components are as follows:
•	Allowance for doubtful accounts for accounts receivable, and

•	Allowance for sales returns.
     In 2008, the total allowance was $486,000, with $356,000 related to accounts receivable and $130,000 related to sales return. In 2007, the total allowance had a balance of $848,000 with $698,000 related to accounts receivable and $150,000 related to sales return.
          The company reviews these allowance accounts periodically and adjusts them according to current conditions.
Long-lived Assets
          Goodwill represents the excess of acquisition cost over the fair value of tangible and identified intangible net assets of the businesses acquired. Goodwill is not amortized but is subjected to an annual impairment test. Fixed assets are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets (two to fifteen years). Leasehold improvements are amortized on a straight-line basis over their estimated useful lives or the lease term, whichever is shorter, generally three to seven years. When events or changes in circumstances indicate that assets may be impaired, an evaluation is performed comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying amount to determine whether a write-down to market value or discounted cash flow is required.
          We performed our annual goodwill impairment test at December 31, 2008. The impairment test first utilized a market capitalization methodology to calculate the fair value of our goodwill as of the test date, which was less than its respective carrying value, indicating impairment. As a result, we performed Step two of our impairment analysis. Based on the results of the impairment test, we recorded a non-cash impairment charge for goodwill of $4,305,000 in the fourth quarter of 2008, which represents the entire carrying balance of goodwill, net of foreign currency translation.

Valuation of Inventories
          We state inventories at the lower of standard cost (which approximates actual cost determined using the first-in-first-out method) or market. We establish provisions for excess and obsolete inventories after evaluation of historical sales, current economic trends, forecasted sales, product lifecycles, and current inventory levels. During 2008, 2007, and 2006, we charged $1,503,000, $677,000, and $868,000, respectively, to cost of sales for excess and obsolete inventories. Included in 2008 is total expense in the amount of $1,071,000 related to our modification of the definition of slow-moving and obsolete inventory reserve. Management deems this increase appropriate as technology developments within the lighting industry continues to accelerate. Adjustments to our estimates, such as forecasted sales and expected product lifecycles, could harm our operating results and financial position.
Accounting for Income Taxes
          As part of the process of preparing our consolidated financial statements, we are required to estimate our income tax liability in each of the jurisdictions in which we do business. This process involves estimating our actual current tax expense together with assessing temporary differences resulting from differing treatment of items, such as deferred revenues, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in our consolidated balance sheet. We then must assess the likelihood that these deferred tax assets will be recovered from future taxable income and, to the extent that we believe that recovery is not certain or is unknown; we must establish a valuation allowance.
          Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities, and any valuation allowance recorded against our deferred tax assets. At December 31, 2008, we have recorded a full valuation allowance against our deferred tax assets in the United States and Germany, due to uncertainties related to our ability to utilize our deferred tax assets, primarily consisting of certain net operating losses carried forward. The valuation allowance is based upon our estimates of taxable income by jurisdiction and the period over which our deferred tax assets will be recoverable.
Share-Based Payments
          In December 2004, the FASB issued FAS No. 123 (revised 2004) or FAS 123(R), “Share-Based Payments.” FAS 123(R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments, such as stock options granted to employees. The company has applied FAS 123(R) using the modified prospective method. Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (SAB 107), which provides interpretive guidance related to the interaction between FAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share based payment arrangements. The application of FAS 123(R) with SAB 107 had the effect of increasing stock-based compensation expense and reducing earnings by $715,000 in 2008, $877,000 in 2007, and $1,118,000 in 2006.
          We measure all employee stock-based awards as an expense based on the grant-date fair value of these awards. The fair value of options is estimated using the Black-Scholes option pricing model. Weighted average assumptions used in the model include the expected life of the options, volatility, and risk-free interest rate. The estimated expected life of the option is calculated based on the contractual life of the option, the vesting life of the option, and historical exercise patterns of vested options. The volatility estimates are calculated using historical pricing experience.
Recent Accounting Pronouncements
          In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements” (FAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This guidance applies only when other guidance requires or permits assets or liabilities to be measured at fair value; it does not expand the use of fair value in any new circumstances. FAS 157 went into effect for fiscal years beginning after November 15, 2007 (effective January 1, 2008, for our company). In February 2008, the FASB issued Staff Position FAS 157-1, which provides that FAS 157 does not apply under FAS 13, “Accounting for Leases,” and other accounting pronouncements that address fair value measurements for leases. We adopted the financial assets and liabilities portion of this FASB and it had no effect. In February 2008, the FASB also issued Staff Position FAS 157-2, which delays the effective date of FAS 157 for all nonfinancial assets and liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). For items within the scope of Staff Position FAS 157-2, the effective date will be for fiscal years beginning after November 15, 2008 (January 1, 2009, for our company). FAS No. 157-2 did not have a material impact on our consolidated financial statements.
          In December 2007, the FASB issued FAS No. 141(R), “Business Combinations” (FAS 141(R)). The new pronouncement requires the acquiring entity in a business combination to recognize only the assets acquired and liabilities assumed in a transaction (e.g., acquisition costs must be expensed when incurred), establishes the fair value at the date of acquisition as the initial measurement for all assets acquired and liabilities assumed, and requires expanded disclosures. FAS 141(R) is in effect for fiscal years beginning after December 15, 2008 (January 1, 2009, for our company). The adoption of FAS No. 141(R) did not have a material impact on our consolidated financial statements.

          In December 2007, the FASB issued FAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (FAS 160). The new pronouncement requires all entities to report non-controlling (minority) interests in subsidiaries as a component of shareholders’ equity. FAS 160 is in effect for fiscal years beginning after December 15, 2008 (January 1, 2009, for our company). The adoption of FAS No. 160 did not have a material impact on our consolidated financial statements.
          In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (SFAS 165). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but prior to the issuance of the financial statements. The statement requires disclosure of the date through which subsequent events were evaluated and the basis for that date. SFAS 165 sets forth the following: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 was effective for us for the period ending June 30, 2009 and requires prospective application. The adoption of SFAS No. 165 did not have a material impact on our consolidated financial statements.
          In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification (“Codification”) and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168”) — a replacement of FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles. Under the provisions of SFAS 168, the Codification will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. The rules and interpretive releases of the SEC under authority federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of SFAS 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. The provisions of SFAS 168 are effective for financial statements issued for interim and annual periods ending after September 15, 2009. We are currently reviewing the provisions of SFAS 168 to determine the impact on our consolidated financial statements.
Quantitative and Qualitative Disclosures About Market Risk
          As of June 30, 2009, we had $563,000 in cash held in foreign currencies based on the exchange rates at June 30, 2009. The balances for cash held overseas in foreign currencies are subject to exchange rate risk. We have a policy of maintaining cash balances in local currencies unless an amount of cash is occasionally transferred in order to repay inter-company debts.

BUSINESS
          Energy Focus Inc. and subsidiaries (“Energy Focus”) design, develop, manufacture, market, and install lighting systems and customer specific energy efficient lighting solutions for a wide-range of use in both the general commercial market and the pool market. Energy Focus’ lighting technology offers significant energy savings, heat dissipation and maintenance cost benefits over conventional lighting for multiple applications.
Overview
          We are engaged in the design, development, manufacturing, marketing, and installation of energy-efficient lighting systems where we serve two principal markets; commercial/industrial lighting and pool lighting. Our business strategy has evolved into providing our customers with turnkey, comprehensive energy-efficient lighting solutions which include, but are not limited to, our patented and proprietary technology. Our solutions include fiber optic (“EFO”), light-emitting diode (“LED”), ceramic metal halide (“CMH”), high-intensity discharge (“HID”), and other highly energy efficient lighting technologies. Our strategy also incorporates continued investment in research into new and emerging energy sources including, but not limited to, solar energy. Typical savings of current technology averages 80% in electricity costs, while providing full-spectrum light closely simulating daylight colors.
          Our product portfolio has been broadened recently to include offerings within LED, CMH, and HID product lines. In 2008, we launched several new lighting products for application within landscape, dock lighting, and cold storage markets. In 2009, our company continues to broaden these product lines, into landscape lighting markets for example, as well as explore new technologies and markets. These new applications include LED track lighting and LED replacement for fluorescent light tubes which we expect to launch during 2009.
          Our long-term strategy is to penetrate the $100 billion lighting market by providing turnkey, comprehensive energy-efficient lighting solutions. Our targeted market segments provide opportunities in the supermarket, commercial, industrial, and government segments. The passage of the Energy Independence and Security Act of 2007 by Congress created a natural market for our energy-efficient products. Under this Act, all incandescent light bulbs must use 25% to 30% less energy than today’s products by the years 2012 through 2014. Since many of our EFO products already are 80% more efficient than incandescent bulbs, our focus is to increase the public’s knowledge of our technology and to establish comprehensive distribution channels so that demand can be fulfilled quickly. Further, the passage of the American Recovery and Reinvestment Act of 2009 by Congress authorizes the usage of $38 billion (reduced from $50 billion) in government funds for advancement of energy conservation programs and $20 billion in tax incentives for renewable energy and efficiency. Provisions of this Act which have the greatest opportunity to benefit our company include:

•	$2 billion in loans for renewable energy projects,

•	$4.5 billion toward smart-grid applications,

•	$6.3 billion in state energy-efficient and clean-energy grants, and

•	$4.5 billion to make federal buildings more energy efficient.
          We will continue to focus on market niches where the benefits of our lighting solutions offerings, combined with our technology, are most compelling. These market niches include government facilities, retailers, supermarkets, marine applications, and museums.
          We will also continue to focus on development of our solar technology through our continuing leadership role in the United States government’s Very High Efficiency Solar Cell (“VHESC”) Consortium sponsored by the Defense Advanced Research Projects Agency (“DARPA”). The purpose of the VHESC project is to develop 50% or greater efficient solar cell for United States military applications which would also be available for commercial application.
Products
          We produce, source, and market a wide variety of lighting technologies to serve two general markets: commercial lighting and pool lighting. Our technology falls into the following categories:
•	Metal Halide and LED Fiber optic lighting systems (e.g. EFO-Ice®), E-Luminator™

•	LED and Metal Halide lightings systems (e.g. EFO Docklight, Cold Storage).
          In addition, we also produce customized components such as underwater lenses, color-changing LED lighting fixtures, LED lighting fixtures, landscape lighting fixtures, and lighted water features, including waterfalls and laminar-flow water fountains. Further, we continue to aggressively penetrate the government and military lighting markets. In this regard, our company has many products being actively marketed to the United States federal government agencies through the General Services Administration website (https://www.GSAAdvantage.gov).
          The key features of our products are as follows:
•	Many of our products meet the lighting efficiency standards mandated for the year 2020.

•	Our products qualify for federal and state tax incentives for commercial and residential consumers in certain states.

•	Our products make use of proprietary optical systems that enable high efficiencies.

•	Certain utility companies continue to embrace our technology as an energy-efficient alternative and are promoting our products to their customers. In 2007, Southern California Edison confirmed that our patented product “EFO-Ice™” used only 25% of the energy of comparable fluorescent lighting systems and 33% of the energy of comparable LED systems.

•	The heat source of the fiber optic lighting fixtures usually is physically separated from the lamps, providing a “cool” light. This unique feature has special application in grocery stores, where reduction of food spoilage and melting due to heat is an important goal.
Long-Term Strategy
          During the past year, we have formulated our objective to become the leading provider of turnkey, comprehensive, energy-efficient, lighting systems and solutions. To achieve this objective, we intend to pursue the following strategies:
•	Capitalize on the growing need for high return on investment energy-efficient lighting systems. We intend to continue to devote significant resources to our product development efforts to maximize the energy efficiency and quality of our lighting systems while reducing costs and enabling our customers to meet more stringent government regulations. Further, we plan to continue to develop new proprietary technologies and integrate new and potentially more efficient lighting sources into our lighting systems such as LED.

•	Focus on increased market penetration where the benefits of our technology are most compelling. We intend to broaden the penetration of our products within commercial, retail, and supermarket channels, which all share urgent needs for highly efficient, flexible, and financially economical lighting solutions. Further, we continue to aggressively penetrate the government and military lighting markets. To reach our target markets, we are significantly increasing both the number and experience level of our direct sales employees. Additionally, we are actively restructuring our independent sales representative network to increase sales volume and accountability of results.

•	Develop and expand strategic relationships. To expedite the awareness of our technologies, we continue to actively pursue strategic relationships with distributors, energy service companies (“ESCO’s”), lighting designers, and contractors who distribute, recommend, and/or install lighting systems. We continue to cultivate relationships with fixture manufacturers and other participants in the general lighting market.

•	Develop a commercially-viable, cost-effective solar technology. Through our on-going leadership role in the United States government’s VHESC Consortium sponsored by DARPA, we expect to be able to commercialize a solar cell technology that will significantly surpass current solar efficiencies ranging from 6% - 20%. Our proven optics technology has already shown the ability to achieve approximately 40% efficiency in a laboratory environment and we believe that this efficiency, or greater, can be achieved on a cost-effective, commercially-viable scale.

Sales, Marketing, and Distribution of our Offerings Portfolio
Products
          Our products are sold through a combination of direct sales employees, independent sales representatives, and various distributors in different geographic markets throughout the world. Our distributors’ obligation to us is not contingent upon the resale of our products and as such does not prohibit revenue recognition.
          Within the commercial and pool lighting business units, we continue to focus on retailers, hotels, museums, general contractors, and specifiers. Our recent successes include the Las Vegas New York-New York Hotel, and the Miami Beach Fontainebleau Hotel. We also continue our penetration into Whole Foods and Albertson’s food retailers. Our typical product sales process includes a testing phase, which starts with a demonstration of our products to key executives, followed by a prototype installation in one store and then to multiple stores. Finally, we install in selected stores within the same chain.
Solutions
          Our solutions based sales are designed to enhance total value by providing turnkey, high-quality, energy-efficient lighting application alternatives that positively impact customers’ profitability, the environment, and the communities we serve. These solutions are sold through our direct sales employees, and include not only our proprietary energy-efficient lighting systems, but also sourced lighting systems, energy audits, and service agreements.
          Within the solutions business unit, we are focusing on multi-location food retailers, cold storage facilities, retailers, museums, and industrial/commercial real estate companies. Our recent successes include projects completed at a leading regional supplier of cold storage services as well as a building products supplier.
          As of December 31, 2008, we had approximately 117 sales and independent sales representatives throughout the United States and Europe. We have been successful in hiring experienced salespeople from leading firms in the industry including our new Vice President of Sales.
          Our ten largest customers accounted for 32.1% of our net sales for the twelve months ended December 31, 2008. In 2008, there was no single customer who accounted for more than 10.0% of net sales.

Manufacturing and Suppliers
          We produce our lighting systems through a combination of internal and outsourced manufacturing and assembly. Our internal lighting system manufacturing consists primarily of fiber processing, final assembly, testing, and quality control. We use independent contractors to manufacture some components and sub-assemblies and have worked with a number of our vendors to design custom components to meet our specific needs. We manage inventories of domestically produced component parts on a just-in-time basis when practicable. Our quality assurance program provides for testing of all sub-assemblies at key stages in the assembly process as well as testing of finished products.
          Some of our products are manufactured off shore, resulting in cost savings. Under a Production Share Agreement initiated in 2003 and renewed in August 2007, we conduct contract assembly in Mexico through North American Production Sharing Inc. and Industrias Unidas de BC, SA de CV, or North American. Under this agreement, North American provides administrative and manufacturing services, including labor services and the use of manufacturing facilities in Mexico, for the manufacturing and assembly of certain fiber optic systems and related equipment and components. We also perform final assembly of products acquired from Australia, India, and Taiwan. These suppliers supply products on a purchase order basis.
          We currently purchase our small-diameter stranded fiber from multiple vendors, including Mitsubishi. In sales volume, our products that incorporate small-diameter stranded fiber historically have been the single largest fiber product that we sell and represent significant sales volume.
Research and Development
          Research and development has been a key focus of our company; accordingly, we have committed substantial resources to this endeavor. Our research and development team is dedicated to continuous improvement and innovation of our current lighting technologies, including fiber optics, LED, and HID systems. Further, our research and development team plays a leading role in the United States government’s VHESC Consortium sponsored by DARPA. The purpose of the VHESC project is to develop a 50% greater efficient solar cell for United States military applications which would be available for commercial application.
          Research and development expense, net of credits from the government, for the years ended December 31, 2008, 2007, and 2006 were $2,188,000, $2,907,000 and $2,341,000, respectively.
          Our recent achievements include:
          2009: In March 2009, the Department of Defense selected Energy Focus to receive a Phase I Small Business Innovative Research (“SBIR”) Grant to begin the development of a “Solid State Infrared Replacement for the M-278 Flare” for the United States Army’s Hydra Rocket System. In July 2009 the Naval Research Warfare Center awarded us a $1.4 million contract to develop and produce solid state lighting fixtures for use specifically on Virginia Class attack submarines. In August 2009, the Defense Advanced Research Project Agency (“DARPA”) awarded us a $0.5 million SBIR extension grant to develop and produce solid state lighting fixtures for general use on United States Navy ships.

          2008: In November 2008, the United States Department of Energy named Energy Focus an Energy Star Partner. Energy Star is a joint program of the United States’ Environmental Protection Agency and Department of Energy helping Americans save money and protect the environment through energy efficient products and practices. Also in November, DARPA, through their SBIR Program, awarded us a contract to develop Explosion Proof LED fixtures. In December, the DARPA SBIR Program awarded us a contract to develop berth lighting systems that will effectively reset a sailor’s body clock for environments where the natural circadian rhythm is frequently disrupted. The two DARPA SBIR contracts are for a total of $198,000. Also in December, we installed high efficiency lighting fixtures to retrofit 100% of the high-bay lighting in a hangar deck on board an Arleigh Burke class Naval Destroyer. This installation followed a year-long demonstration on board naval vessels that replaced existing fluorescent, incandescent, and halogen lighting with various LED lighting solutions.
          2007: In August 2007, the VHESC Consortium reported a world record of 42.9% conversion efficiency on photovoltaic devices (“PV”). Energy Focus is a member of this consortium, and these solar cells make use of our proprietary optics technology. In November, we were awarded a $1,000,000 contract with E.I. DuPont de Nemours and Company to develop advanced solar cell technologies. Additionally, we were awarded additional Phase II contracts for two DARPA SBIR projects to research lamp coating technologies and an extruded, large-core fiber processing method. The two DARPA SBIR Phase II contracts are for a total of $1,500,000. Lastly, we were awarded the prestigious DARPA Tech Award for Excellence in recognition of our outstanding achievement for bridging the technology gap between inefficient traditional light sources and advanced high-efficiency light systems.
          2006: We entered into a DARPA agreement with the Navy for supplying our lighting on three ships. Revenues from these ship installations totaled $1,979,000.
Intellectual Property
          We have a policy of seeking to protect our intellectual property through patents, license agreements, trademark registrations, confidential disclosure agreements, and trade secrets, as management deems appropriate. As of August 31 2009 our intellectual property portfolio consisted of 67, issued United States and foreign patents, various pending United States patent applications, and various pending Patent Cooperation Treaty, or PCT, patent applications filed with the World Intellectual Property Organization that serves as the basis of national patent filings in countries of interest. A total of 26 applications are pending. Our issued patents expire at various times between January 2013 and June 2029. Generally, the term of patent protection is 20 years from the earliest effective filing date of the patent application. There can be no assurance, however, that our issued patents are valid or that any patents applied for will be issued. There can be no assurance that our competitors or customers will not copy aspects of our lighting systems or obtain information that we regard as proprietary. There also can be no assurance that others will not independently develop products similar to ours. The laws of some foreign countries in which we sell or may sell our products do not protect proprietary rights to products to the same extent as do the laws of the United States.

          We are aware that a large number of patents and pending patent applications exist in the field of fiber optic technology and LED lighting. We are also aware that certain competitors hold and have applied for patents related to fiber optic lighting and LED lighting. Although, to date, we have not been involved in litigation challenging our intellectual property rights, we have in the past received communications from third parties asserting rights over our patents or that our technology infringes upon intellectual property held by such third parties. Based on information currently available to us, we do not believe that any such claims involving our technology or patents are meritorious. However, we may be required to engage in litigation to protect our patent rights or to defend against the claims of others. There can be no assurance that third parties will not assert claims that our products infringe upon third-party patents or other intellectual property rights or that, in case of a dispute, licenses to such technology will be available, if at all, on reasonable terms. In addition, we may need to take legal action to enforce our intellectual property rights in the future. In the event of litigation to determine the validity of any third-party claims or claims by us against third parties, such litigation, whether or not determined in our favor could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks. Also, in the event of an adverse ruling in such litigation, we might be required to expend significant resources to develop non-infringing technology or to obtain licenses to the infringing technology, and the licenses may not be available on acceptable terms. In the event of a successful claim against us and our failure to develop or license a substitute technology, our operating results could be adversely affected.
Acceleration of Long-Term Strategy.
          Against the backdrop of the slowing of the United States and world economies, and mindful of our financial results for the past three years and the first two quarters of 2009, we have re-examined our strengths and weaknesses as well as our long-term strategy. We see as our special strengths:
•	We have fundamental intellectual property and trade secrets in non-imaging optics and codings.

•	We have an ability to efficiently create, transport, and display light.

•	We have a broad and intimate understanding of lighting technologies.

•	We have a superior understanding of the existing building market and its desire and need for lighting products and systems.

•	We are developing a core competence in solutions sales, including deal structuring and financing.

•	We have a strong relationship with the federal government for conducting research projects.

               To capitalize on those strengths and move away from areas where we lack a competitive advantage, we have decided to accelerate our transition to a fully-integrated energy system and solutions provider by taking the following steps.
•	Intensify our focus on the existing building market through national accounts, lighting system solutions, and the strategic acquisition of one or more lighting retrofit company.

•	Develop mainstream lighting technologies, including in the near future Track LED Lighting and a Generation 1 LED Light Tube.

•	Raise additional working capital by doing a rights offering to existing shareholders, with part of the proceeds of that offering to be used for the cash portion of the purchase price of a lighting retrofit company.

•	Explore the divestiture of the following lines of our business: Fiberstars Pools and United States commercial businesses, and our British and German subsidiaries.

•	Reduce our monthly expenses including reducing executive management salaries and eliminating other positions.
             We expect that taking these steps will result in the following outcomes:
•	The sale of business units and raising of additional capital in a rights offering will provide necessary operating funds for 2009 and after.

•	We will have formed a streamlined organization that is very focused on creating economic value through term key lighting energy solutions and systems for existing business owners.

•	We will have developed mainstream lighting products for the existing building market that are not currently available and that are differentiated by their performance, energy consumption, longevity, and control ability. This product line up will begin with LED track lighting and LED tube lighting products.

•	We will grow with the acquisition of one or more lighting retrofit businesses. This will allow us to take advantage of the opportunity created by the federal government stimulus package in public sector markets. This will replace the top-line sales of our divested businesses.

•	All of these steps will accelerate our transformation into a fully-integrated, lighting, energy systems and solutions provider.
             We have already begun to implement the above steps. In particular, we are actively looking for a lighting retrofit business to acquire. Part of the cash portion of the purchase price of a business will come from the proceeds of the rights offering to our shareholders.
Backlog
               We typically ship standard products within a few days after receipt of order. Custom products are shipped within 30-60 days of receipt of order. Generally,

there is not a significant backlog of orders except at year-end. Our backlog at the end of 2008 was $860,000, compared to $983,000 at the end of 2007.
Competition
          Our commercial lighting products compete against a variety of lighting products, including conventional light sources such as incandescent light bulbs, as well as metal halide lamps, LEDs, compact fluorescent lamps, other fiber optic lighting systems, and decorative lighting. Our pool lighting products compete with other sources of pool lighting in the areas of in-pool lighting, including colored and color-changing underwater lighting, and pool accent lighting. Principal competitive factors include price, performance, ease of installation, and maintenance requirements.
          The market for lighting energy solutions is fragmented. We face competition from lighting manufacturers, distributors, as well as electrical contractors, lighting maintenance contractors, and other energy services companies. We compete primarily on the basis of technology, quality, light quality and design, client relationships, lighting application knowledge, energy efficiency, customer service, and marketing support.
          We are pursuing a targeted type of customer and have products that are uniquely designed to address opportunities and solve problems experienced by these target clients. Our solutions business competes with in-house resources and non-traditional ESCO’s. We typically do not directly compete with the traditional ESCO’s due to their focus on the municipality, university, school, healthcare and federal government markets. There are approximately 45 traditional ESCO’s in the United States. However, since lighting is almost always an integral solution in their bundle of energy efficiency measures, many of them are also prospective clients for our products. The solutions business may also compete with lighting maintenance companies because our products often last 5 — 50 times longer than the products we replace, and thus the maintenance companies see a reduction in service revenues. However, these same companies are often also partners who perform the installation on our projects as well as potential customers of the products we manufacture. Principal competitive factors include the client relationship, price, access to competitive financing, performance guarantees, and ongoing maintenance requirements.
          We expect that our ability to compete effectively will depend substantially upon our ability to successfully provide our customers with greater performance at reduced costs. Principal competitors in our markets include large lamp manufacturers, lighting fixture companies, distributors, and ESCO’s whose financial resources substantially exceed ours. These competitors may introduce new or improved products that may reduce or eliminate some of the competitive advantage of our products. We anticipate that the primary competition to our systems will come from new technologies that offer increased energy efficiency, lower maintenance costs and/or lower heat radiation. In certain applications, we compete with LED systems produced by large lighting companies such as Phillips and General Electric. In traditional commercial lighting applications, we compete primarily with local and regional lighting manufacturers that, in many cases, are more established in their local markets than our company. In traditional commercial lighting, fiber optic lighting products are offered by a number of smaller companies, some of which compete aggressively on price. Some of these competitors offer products with performance characteristics similar to those of our products. Additionally, some conventional lighting companies now manufacture or license fiber optic lighting systems that compete with our products. Many companies compete with us in Asia, including Phillips, Mitsubishi, Bridgestone, and Toray. Mitsubishi also sells our BritePak® fiber cables in Japan.
          In 2008, we introduced numerous new product families, including:
•	LED Cold Storage Globe lamps,

•	LED Lamps and Fixtures (“PAL”),

•	LED Light Rails,

•	LED Docklights,

•	HID High Bay Fixtures,

•	Fluorescent fixtures, and

•	Compact Fluorescent Light Bulbs.
          In the pool lighting market, we face competition from suppliers and distributors who bundle lighting and non-lighting products and sell these packages to pool builders and installers. In addition, we face competition directly from manufacturers who produce their own lighting systems and components. For example, in this market, competitive products are offered by Pentair’s American Products Division, a major manufacturer of pool equipment and supplies, as well as Super Vision International. In the spa lighting business, spa manufacturers install LED lighting systems during the manufacturing process. We intend to develop new fiber optic and LED lighting products that are complementary to traditional pool lights currently sold by pool equipment suppliers. To maximize the sales of these new products, we continue to leverage our well-established presence in the domestic pool lighting market and are expanding into the international pool lighting market.
Employees
          As of December 31, 2008, we had 92 full-time employees, 18 of whom are located in the United Kingdom, 8 in Germany, and 66 in the United States. We have 6 employees dedicated to developing technology, research, and product development. We also have 37 people involved with sales and sales support.
          No employees are subject to any collective bargaining agreement, and we believe our employee relations to be good.
Business Segment
          We operate in a single industry segment where we serve two principal markets; commercial/industrial lighting and pool lighting. We market our products for worldwide distribution primarily through independent sales representatives and distributors in North America, Europe, and the Far East.

Properties
          Our principal executive offices and commercial lighting manufacturing and assembly facilities are located in a 79,000 square foot facility in Solon, Ohio, under a lease agreement expiring in April 2011. Approximately 12,000 square feet of this space is subleased to another tenant through June 2010. We also have leased sales facilities in Pleasanton, California, and Berkshire, United Kingdom. In addition, we have a contract manufacturing facility near Tijuana, Mexico. We believe that our current facilities are adequate to support our current and anticipated operations.
Legal Proceedings
          From time to time, we occasionally become involved in ordinary routine litigation incidental to our business. We currently are not involved in any material litigation, and we do not anticipate becoming involved in any in the foreseeable future.
Principal Executive Offices
     Our principal executive offices are located at 32000 Aurora Road, Solon, Ohio 44139. Our telephone number is 440.519.1038, fax number is 440.519.1038, and our website address is www.efoi.com. The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

MANAGEMENT
Directors and Officers
          Our board of directors and executive officers are as follows.

		Director or Officer
Name	Age	Since	Background
John M. Davenport	64	2005	Director and President. Mr. Davenport joined the Company in November 1999 as Vice President and Chief Technology Officer and was appointed Chief Operating Officer in July 2003 and President in July 2005. He also served as Chief Executive Officer from July 2005 until May 2008. Prior to joining Energy Focus, Mr. Davenport served as President of Unison Fiber Optic Lighting Systems, LLC, from 1998 to 1999. Mr. Davenport began his career at GE Lighting in 1972 as a research physicist and thereafter served 25 years in various capacities including GE Lighting’s research and development manager and as development manager for high performance LED projects. He is a recognized expert in light sources, lighting systems and lighting applications, with special emphasis in low wattage discharge lamps, electronic ballast technology and distributed lighting systems using fiber optics.

J. James Finnerty	57	2008	Director. Mr. Finnerty is currently a Managing Director of Terra Nova Capital, a New York City-based boutique investment bank, where he focuses on raising capital for emerging growth companies in the energy, technology, life sciences, and specialty consumer sectors. Mr. Finnerty’s career has spanned more than 30 years in the institutional money management community having worked for Kidder Peabody, Hambrecht and Quist, Deutsche Bank and Merriman, Curhan, and Ford. Mr. Finnerty has focused his efforts in the Boston institutional financial marketplace where he successfully covered all the major accounts including Fidelity, Putnam, Wellington, etc. He has been involved in countless financings including Adobe, Pixar, Genzyme, Amazon, Starbucks, and The North Face to name a few. Mr. Finnerty has a Master’s in Business Administration from Cornell University and a Bachelor of Arts in Economics from Boston College. Mr. Finnerty is NASD Series 7 and 63 licensed.

		Director or Officer
Name	Age	Since	Background
David Gelbaum	60	2009	Director. Mr. Gelbaum has been a private investor since 2002. From 1972 until 2002, he developed quantitative models for stock price returns and derivative securities for TGS Management, and from 1972 until 1989 he worked at Oakley & Sutton in a similar capacity. Mr. Gelbaum has been a strong supporter of the environment and outdoor education and in 2006 was named the 9th Most Influential Person in Southern California by the Los Angeles Times Magazine for his work in protecting the environment in Southern California. Now, with his wife, Monica, Mr. Gelbaum is a trustee in the Quercus Trust. Almost all of the Quercus Trust’s investments are in the Cleantech space. In addition to holding approximately 20% of Energy Focus’ common stock, the Trust includes in its holdings other alternate energy names such as Applied Solar Modules, Axion Power, EntechSolar, and ThermoEnergy. In addition to these public holdings, the fund has interests in a number of privately held companies in the Cleantech space. Currently, Mr. Gelbaum serves as Chairman of the Board of Directors for EntechSolar.

Laurence V. Goddard	56	2008	Director. Mr. Goddard is a director and the President of the Parkland Group, Inc. which he founded in 1989 to provide specialized turnaround and business improvement services. Mr. Goddard’s experience includes business performance and profitability improvement, turnarounds, workouts and management support. Mr. Goddard has extensive experience in manufacturing businesses of all types, as well as distribution, retail, service and construction businesses. From 1982 to 1990, Mr. Goddard was the President and CEO of WACO International, a national manufacturer and distributor of construction equipment and supplies located in Cleveland, Ohio. At WACO, Mr. Goddard led the acquisition of eight companies which resulted in the growth of revenues from $8 million to over $100 million. Mr. Goddard has also held roles at Price Waterhouse in Canada. He is a Canadian Chartered Accountant (inactive), a Chartered Business Valuator (inactive) a Certified Turnaround Professional, and was a director/chairman of the Nominating and Governance Committee and member of the Audit Committee of Oglebay Norton from 2004 to February 2008.

Michael A. Kasper	59	2004	Director. Mr. Kasper is a former executive with Procter & Gamble and Optical Coating Laboratory (now JDS Uniphase) spanning 29 years in industry. His primary background was in Operations Management as a Manufacturing Plant Manager and Director of Operations with P&G. He was Vice President and General Manager of the Applied Photonics Division at OCLI and served as Senior Vice President of Human Resources following the merger with JDSU. He was also President & CEO for United Way of Sonoma-Mendocino Lake for three years and currently is Principal of Complete Executives, consulting on executive development. Mr. Kasper is an honors graduate of Lafayette College with a Bachelor’s of Science in Mechanical Engineering.

		Director or Officer
Name	Age	Since	Background
Joseph G. Kaveski	48	2008	Director and Chief executive Officer. Mr. Kaveski joined the Company in April 2008 as Vice President for Business Development and Global Marketing. On May 6, 2008 the Company’s Board of Directors appointed him as Chief Executive Officer. Prior to joining Energy Focus, Mr. Kaveski led his own strategic engineering consulting business, TGL Company, Leawood, Kansas. As a consultant, he worked with Energy Focus on strategic planning initiatives from September 2007 to April 2008. From November 2004 through February 2006, Mr. Kaveski was Vice President of Energy Management Services and Strategic Projects and a member of the senior management team at Johnson Controls, Inc., Milwaukee, Wisconsin, a global leader in automotive experience, building efficiency and power solutions.

Paul von Paumgartten	61	2008	Director. Mr. von Paumgartten joined the Board in October 2004, and was appointed Lead Director in October 2008. From 1982 up to the present he has held various positions at Johnson Controls, Inc., most recently serving as Director, Energy & Environment since October 1999. Prior to that, he was Director of Performance Contracts at Johnson Controls, Inc. Mr. von Paumgartten also was instrumental in the formation of LEED TM (Leadership in Energy and Environmental Design), the energy efficiency qualification program of the United States Green Building Council. This is a qualification program for sustainable design developed by an industry coalition representing many segments of the building industry. Mr. von Paumgartten serves as treasurer for LEED TM.

David N. Ruckert	71	1987	Director. Mr. Ruckert joined the Company in November 1987 as President, Chief Operating Officer, and a director. He served as Chief Executive Officer of the Company from October 1988 to July 2006 and served as Secretary of the Company from February 1990 to February 1994. He retired as CEO in June 2005 and as President in September, 2005. From June 1985 to October 1987, he was Executive Vice President of Greybridge, a toy company which he co-founded that was later acquired by Worlds of Wonder in 1987. Prior to that time, he was Executive Vice President of Atari from October 1982 to June 1984 and was a Manager/Vice President of Bristol-Myers Company in New York from October 1966 to October 1982.

		Director or Officer
Name	Age	Since	Background
Philip E. Wolfson	64	1986	Director. Since 1998, Dr. Wolfson has served as Chief Executive Officer of Phytos, Inc., an herbal medicine development company. He has been Assistant Clinical Professor at the University of California School of Medicine in San Francisco since 1986 and has maintained a private practice in psychiatric medicine since 1982. Dr. Wolfson also served as a director and a consultant to NTI from 1989 to 1992.

Nicholas G. Berchtold, Jr.	43	2007	Vice President of Finance, Chief Financial Officer, and Secretary. Mr. Berchtold was the division controller at Wellman Products Group, a division of Hawk Corporation, from 2000 to 2007, where he was responsible for global financial reporting and analysis. Additionally, he served as the corporate assistant controller at Olympic Steel, Inc. from 1997 to 2000.

Roger R. Buelow	37	2005	Chief Technology Officer. Vice President of Engineering from February 2003 to July 2005. Prior to joining the Company in 2003, Mr. Buelow was the director of engineering at Unison Fiber Optic Lighting Systems, LLC from 1998 to 1999.

Eric W. Hilliard	42	2006	Vice President and Chief Operating Officer. Mr. Hilliard served as a Business Manager at Saint Gobain — Flight Structures Business from 2002 to 2006. Additionally, he served at Goodrich Aerospace Company and HJ Heinz Company for 7 years from 1994 to 2002.
Board of Directors Meetings and Committees of the Board
     Director Independence. The Board of Directors has determined each of the following directors to be an “Independent Director” as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules:
J. James Finnerty
David Gelbaum
Laurence V. Goddard
Michael A. Kasper
Paul von Paumgartten
David N. Ruckert
Philip E. Wolfson
These seven directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” Mr. von Paumgartten serves the board as its lead director.

     Board Meetings and Committees; Annual Meeting Attendance. The Board of Directors held a total of six meetings during the fiscal year ended December 31, 2008. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors’ serve. In 2008, Mr. Kaveski and Mr. Davenport represented the Board at the annual meeting. The Board of Directors has appointed a Compensation Committee, an Audit and Finance Committee, and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is an Independent Director. The Board has approved a charter for the Compensation Committee, the Audit and Finance Committee, and the Nomination and Corporate Governance Committee, and has adopted Corporate Governance Guidelines for itself.
     The Compensation Committee of the Board of Directors, which currently consists of Messrs. Wolfson (Chairman), Kasper, and von Paumgartten, held nine meetings in 2008. The Compensation Committee’s primary functions are to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s executive officers and to produce a report on executive compensation for inclusion in the Company’s annual proxy statement. Other specific duties and responsibilities of the Compensation Committee are to: review and recommend to the Board corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate his performance in light of such goals and objectives and set his compensation level based on this evaluation; develop and monitor compensation arrangements for executive officers of the Company, including review and approval of individual compensation; recommend to the Board guidelines for the review of the performance and establishment of compensation and benefit policies for all other employees; make recommendations regarding compensation plans and policies; administer the Company’s stock option plans and other compensation plans; and make recommendations to the Board regarding compensation of the Board of Directors.
     The Board has approved a charter for the Compensation Committee. A copy of this charter can be found on the Company’s website at www.efoi.com.
     The Audit and Finance Committee of the Board of Directors, which currently consists of Messrs. Ruckert (Chairman), Goddard, and Finnerty, held six meetings in 2008. The Audit and Finance Committee’s primary functions are to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and other financial information, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the performance of the Company’s internal audit function. Other specific duties and responsibilities of the Audit and Finance Committee are to: appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditors; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent auditors’ relationship with the Company; and meet with the independent auditors and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting processes.

     The Board of Directors has determined that Mr. Goddard is an “audit committee financial expert,” as defined by the SEC rules, and that each Committee member is an Independent Director. The Board has approved a charter for the Audit and Finance Committee. A copy of this charter can be found on the Company’s website at www.efoi.com.
     The Nominating and Corporate Governance Committee of the Board of Directors, which currently consists of Messrs. Kasper (Chairman), von Paumgartten, and Wolfson held two meeting in 2008. The Nominating and Corporate Governance Committee’s primary functions are to seek, evaluate and recommend nominees for election to the Board of Directors and to oversee matters of corporate governance. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to: determine the composition of the committees of the Board; make recommendations regarding candidates for director proposed by shareholders; consider and plan for executive officer succession as well as review management development and succession programs; review on an annual basis the performance of the Board and of management; and consider and make recommendations on matters related to the practices, policies and procedures of the Board.
     The Board has approved a charter for the Nominating and Corporate Governance Committee. A copy of this charter can be found on the Company’s website at www.efoi.com.
     Prior to each annual meeting of shareholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by shareholders. A shareholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Committee in writing, with any supporting material the shareholder considers appropriate, at the following address: Energy Focus, Inc., 32000 Aurora Road, Solon, Ohio 44139.
     The Company does not have a policy regarding attendance by the Directors at the Company’s Annual Meeting. Messrs. Kaveski and Davenport were present at the last meeting held on June 24, 2009.

     No interlocking relationship exists between the Company’s board of directors and board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.
Summary Compensation Table
     The following table sets forth information about compensation of our Chief Executive Officer, our President, our Vice President of Finance and Chief Financial Officer, and our other two highest paid executive officers (our “Named Executive Officers”):

						Change in
						Pension
						Value and
						Non-
					Non-Equity	Qualified
					Incentive	Deferred	All
				Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($) (1)	($) (2)	($) (3)	($)	($) (4)	($)
Joseph G. Kaveski	2008	176,919	—	20,134	—	—	44,585	241,638
Chief Executive Officer (April 7, 2008 to present)

John M. Davenport	2008	250,000	—	211,908	—	—	540	462,448
President	2007	250,000	—	277,928	—	—	880	528,808
	2006	250,000	—	294,039	—	—	773	544,812

Nicholas G. Berchtold	2008	175,000	—	35,860	—	—	540	211,400
Financial Officer	2007	68,317	—	8,912				77,229
and Vice President of Finance

Eric W. Hilliard	2008	190,000	—	104,227	—	—	540	294,767
Chief Operating	2007	180,000	—	90,517	—	—	612	271,129
Officer	2006	28,846	—	—	—	—	—	28,846

Roger R. Buelow	2008	175,000	—	47,713	—	—	6,720	229,433
Chief Technology	2007	183,229	10,000	33,052	—	—	365	226,646
Officer	2006	140,000	—	38,603	—	—	258	178,861

(1)	Reflects discretionary bonus for Mr. Buelow.

(2)	Information about stock options granted to our Named Executive Officers during 2008 is set forth in the 2008 Grants of Plan-BasedPlan-Based Awards Table. That Table also sets forth the aggregate grant date fair value of the stock options granted during 2008 computed in accordance with FAS 123(R).

(3)	The amounts set forth in this column reflect stock options granted to our Named Executive Officers. The amounts listed are equalto the compensation cost recognized by the Company during the year indicated for financial statement purposes in accordancewith FAS 123 ®. This valuations method values stock options granted during the indicated year and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 9 of the Notes to Consolidated Financial Statements in our 2008 Annual Report on Form 10-K.

(4)	The amounts set forth in this column for 2008 include:

• Company contributions for life insurance policies and automobile allowances;

• For Mr. Kaveski, consulting fees;

2008 Grants of Plan-Based Awards
     The following table sets forth information with respect to stock option awards granted to the Named Executive Officers during 2008:

								All Other
								Option		Grant
								Awards	Exercise	Date Fair
		Estimated Possible Payouts			Estimated Future Payouts			Number of	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Securities	Price of	Stock and
		Plan Awards			Plan Awards			Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	(1)

Joseph G.	05/06/08	—	—	—	—	—	—	100,000	2.00	106,000.00
Kaveski	11/24/08	—	—	—	—	—	—	100,000	1.37	81,000.00

Nicholas G. Berchtold	12/17/08	—	—	—	—	—	—	25,000	1.40	20,750.00

John M. Davenport	05/06/08	—	—	—	—	—	—	100,000	2.00	106,000.00

Eric W. Hilliard	10/23/08	—	—	—	—	—	—	25,000	1.37	20,000.00

(1)	The dollar values of stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with SFAS 123(R). A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 9 of the Notes to the Consolidated Financial Statements in our 2008 Annual Report on Form 10-K.

Stock Options. The stock options that we granted to our Named Executive Officers in 2008 were granted under our 2004 Incentive Stock Plan and 2008 Incentive Stock Plan. In accordance with the terms of those Plans, each option exercise price is equal to the market value of our common stock on the date the option is granted. The market value is equal to the closing price of our common stock on the date of grant on the NASDAQ Stock Market. The options vest over four years at the rate of 25% of the shares covered by the option on each anniversary of the grant date. Stock options are not transferable other than by will or the laws of descent and distribution.
Outstanding Equity Awards at December 31, 2008
     The following table includes certain information with respect to the value of all unexercised options as of December 31, 2008 for our Named Executive Officers:

	Option Awards
				Equity
				Incentive
				Plan
				Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option
	Options	Options		Unearned	Exercise	Option
	Exercisable	Un-exercisable		Options	Price	Expiration
Name	(#)	(#)		( #)	($)	Date

Joseph G. Kaveski	16,667	83,333	(1)	—	2.00	05/06/18
	3,125	96,875	(2)	—	1.37	11/24/18

Nicholas G. Berchtold	8,854	16,146	(3)	—	6.05	08/10/17
	6,771	18,229	(4)	—	6.06	12/06/17
	260	24,740	(5)	—	1.40	12/17/18

John M. Daveport	—	10,000	(6)	—	4.50	02/28/12
	100,000	—		—	3.96	07/01/12
	20,000	—		—	7.23	12/04/13
	20,000	—		—	8.60	05/19/14
	59,000	—	(7)	—	9.60	06/28/15
	20,833	29,167	(8)	—	6.53	04/19/17
	16,667	83,333	(1)	—	2.00	05/06/18

Eric W. Hilliard	40,625	34,375	(9)	—	7.19	11/13/16
	20,833	29,167	(10	—	6.36	04/26/17
	1,302	23,698	(11)	—	1.37	10/23/18

Roger R. Buelow	18,750			—	3.35	02/19/13
	21,875	3,125	(12)	—	10.64	07/01/15
	6,771	18,229	(4)	—	6.06	12/06/17

(1)	Options will vest on May 6, 2012.

(2)	Options will vest on November 24, 2012.

(3)	Options will vest on August 10, 2011.

(4)	Options will vest on December 6, 2011.

(5)	Options will vest on December 17, 2012.

(6)	Options will vest on February 28, 2009.

(7)	141,000 options of the 200,000 granted on June 28, 2005 were forfeited on May 6, 2008 in conjunction with a grant of 100,000 options.

(8)	Options will vest on April 19, 2011.

(9)	Options will vest on November 13, 2010.

(10)	Options will vest on April 26, 2011.

(11)	Options will vest on October 23, 2012.

(12)	Options will vest on July 1, 2009.

Option Exercises
None of the Named Executive Officers exercised any stock options during 2008.
Equity Compensation Plan Information
     The following table sets forth information with respect to our equity compensation plans as of December 31, 2008:

	Number of Shares
	to be Issued
	Upon Exercise of	Weighted Average	Number of Shares
	Outstanding	Exercise Price of	Remaining
	Options, Warrants,	Outstanding	Available for
	and Rights	Options, Warrants,	Future Issuance
Plan Category	(1)	and Rights	(2)
Equity compensation plans approved by security holders	1,491,178	$5.29	828,498
Equity compensation plans not approved by security holders	—	—	—

Total	1,491,178	$5.29	828,498

(1)	This column represents the number of shares of common stock that may be issued in connection with the exercise of outstanding stock options granted under our 1994 Stock Option Plan, 1994 Directors Stock Options Plan, 2004 Incentive Stock Plan, and 2008 Incentive Stock Plan.

(2)	This column represents the number of shared of common stock remaining available for future awards under our 2008 Incentive Stock Plan at December 31, 2008.
Employment Agreements
     On July 1, 2005, we entered into an Employment Agreement with Mr. Davenport. Under the agreement, Mr. Davenport receives a base salary of $250,000 per year. He is eligible to receive a minimum bonus of 25% of his base salary if the Company achieves the operating income plan established for each year; or up to a maximum bonus of 50% of his base salary if the Company exceeds the operating income plan. Each year the operating income plan is negotiated between Mr. Davenport and the Board of Directors. Under the agreement, on June 28, 2005, Mr. Davenport received an option to purchase 200,000 shares of our common stock at an exercise price equal to the closing price of the Registrant’s common stock on the date of grant, which vests over four years at the rate of 25% of the shares on each anniversary of the grant date. Through calendar year 2007, Mr. Davenport was eligible to receive additional options to purchase from 50,000 shares up to 100,000 shares per year of our common stock which, if received, would be received on or soon after the date the earnings for the preceding calendar year are released. Pursuant to this agreement, Mr. Davenport was awarded options to purchase 50,000 shares on April 19, 2007. For calendar year 2008, Mr. Davenport was not entitled to any employment agreement-based stock option bonus. However, on May 6, 2008 the

Compensation Committee granted 100,000 shares to Mr. Davenport under the 2004 Incentive Stock Plan upon the appointment of Mr. Kaveski as our Chief Executive Officer and Mr. Davenport’s transition to President. In conjunction with this stock option grant, Mr. Davenport voluntarily forfeited 141,000 of 200,000 shares granted on June 28, 2005.
     On September 13, 2005, we entered into a Management Continuity Agreement with Roger Buelow. Under the agreement, Mr. Buelow is entitled to receive severance payments in the event his employment with us is involuntarily terminated around the time of a change of control, or if he voluntarily terminates his employment with us following a change in control, as defined in the agreement. Mr. Buelow will receive severance payments for a period of months equal to the total number of years he was employed with the Company. The amount of his monthly severance payment will equal the total monthly salary he was receiving immediately prior to the termination of his employment plus the average commission or other contingent compensation received during the preceding twelve months, excluding equity compensation.
Director Compensation
     We use a combination of cash and stock-based awards to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties, as well as the skill level required by us.
     The following table sets forth the annual cash compensation for directors who are not also employees:

Annual Retainer	$20,000
Additional Annual Retainers:
Lead Director	$10,000
Compensation Committee Chairman	3,000
Audit and Finance Committee Chairman	3,000
Nominating and Corporate Governance Committee Chairman	3,000
     Under the terms of the Company’s 2004 Stock Incentive Plan and 2008 Stock Incentive Plan, each newly appointed non-employee director receives an option to purchase 10,000 shares of Common Stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests in twelve equal monthly installments following the date of grant. In addition, following each annual meeting of the Company’s shareholders, each non-employee director who will continue to serve as a member of the Board of Directors automatically receives an option to purchase 7,000 shares of Common Stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests in twelve equal monthly installments following the date of grant. The Lead Director, the Chairman of the Audit and Finance Committee, and the Chairman of the Nominating and Corporate Governance Committee are to receive an additional option to purchase 3,000 shares under the same terms.

     The following table summarizes the compensation paid to non-employee directors during 2008:

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($) (1)	($)	($)	($)	($)
John B. Stuppin	30,000	—	14,268	—	—	—	44,268
Michael A. Kasper	25,750	—	17,178	—	—	—	42,928
Paul von Paumgartten	18,500	—	12,898	—	—	—	31,398
Philip E. Wolfson	17,000	—	12,898	—	—	—	29,898
Ronald A. Casentini	10,000	—	14,268	—	—	7,500	31,768
David N. Ruckert	14,750	—	1,377	—	—	29,864	45,991
Laurence V. Goddard	8,000	—	4,771	—	—	—	12,771
J. James Finnerty	5,000	—	2,910	—	—	—	7,910

(1)	Reflects the dollar amount recognized for financial reporting purposes for 2008 in accordance with FAS 123(R) and equates to the fair value of the immediately vested option awards on the date of grant. The method and assumptions used to determine the amount of expense recognized for options is set forth in Note 9 to the Consolidated Financial Statements in the Company’s 2008 Annual Report on Form 10-K. In 2008, each non-employee director received the following number of shares under our 2004 Incentive Stock Plan and 2008 Incentive Stock Plan: Mr. Kasper, 10,000, Mr. von Paumgartten, 10,000, Mr. Wolfson, 10,000, Mr. Goddard, 10,000, Mr. Ruckert, 7,000, and Mr. Finnerty, 10,000.

(2)	The amounts set forth in this column for 2008 include:

• For Mr. Casentini, consulting fees for post-resignation, one-year agreement entered into on July 16, ; 2008; and

• For Mr. Ruckert, stock-based compensation related to consulting agreement entered into on February 3, 2006. See “Certain Transactions” below for further explanation.
Certain Transactions
          On February 3, 2006, the company entered into a consulting agreement with David N. Ruckert, a member of its Board of Directors. Mr. Ruckert was paid $76,000 during the year ending December 31, 2007 and $110,000 during the year ending December 31, 2006 under this agreement. This agreement was terminated on June 30, 2007. No payments were made to Mr. Ruckert during the twelve months ending December 31, 2008. Additionally, Mr. Ruckert was granted options to purchase 32,000 shares of the Company’s common stock. Stock expense incurred under FAS 123(R) related to these options was $30,000 during the year ending December 31, 2008, compared to $30,000 during 2007, and $15,000 during 2006.

     On September 14, 2007 the Company entered into a consulting agreement with Joseph G. Kaveski, the Company’s present Chief Executive Officer, for assistance with developing and helping implement strategy and strategic initiatives. From September 2007 through March 2008, the Company paid him $14,000 per month in consulting fees. The arrangement terminated in April 2008 when Mr. Kaveski joined the Company as Vice President for Business Development and Global Marketing.
     On March 14, 2008, the Company received an additional $9,335,000 in equity financing, net of expenses. The investment was made by several current Energy Focus shareholders, including four members of the Board of Directors. These investors agreed to an at-market purchase of approximately 3.1 million units for $3.205 per unit, based on the closing bid price of Energy Focus common shares on March 13, 2008 of $3.08. Each unit comprised one share of the Company’s common stock, par value $0.0001 per share, and one warrant to purchase one share of the Company’s common stock at an exercise price of $3.08 per share. The warrants were immediately separable from the units and immediately exercisable, and will expire five years after the date of their issuance. This additional financing is being used to fund working capital, pay debt, and perform additional research and development. Among the investors were Ronald A. Casentini, John M. Davenport, John B. Stuppin, and Philip E, Wolfson, all of whom were members of the Company’s Board of Directors at the time of the transaction, and who invested approximately $100,000 in the aggregate.
     On July 16, 2008, the Company entered into a one-year consulting agreement with Ronald A. Casentini upon Mr. Casentini’s resignation from the Company’s Board of Directors. Mr. Casentini was engaged to provide support related to ongoing improvement initiatives within the Company. Mr. Casentini is to receive total compensation of $15,000 over the course of the term of this agreement. The Company paid Mr. Casentini $7,500 during the year ended December 31, 2008.
     On May 29, 2009, the Company and its five most senior executive officers agreed that those officers would take salary reductions for the balance of 2009 in exchange for the grant of them of restricted shares under the Company’s 2008 Stock Incentive Plan. Those executive officers and the number of restricted shares awarded to each are: Joseph G. Kaveski, Chief Executive Officer, 23,679 shares; John M. Davenport, President, 94,719 shares; Nicholas G. Berchtold, Jr., Vice President of Finance and Chief Financial Officer, 16,576 shares; Eric W. Hilliard, Vice President and Chief Operating Officer, 17,997 shares; and Roger R. Buelow, Vice President and Chief Technology Officer         , 16,576 shares. Each of those officers accepted a ten percent salary reduction for the year, except Mr. Davenport, who took a forty percent decrease. The number of shares for each officer was based upon the dollar amount of his salary reduction divided by the closing price of a share of the Company’s common stock on the NASDAQ Global Market on May 29, 2009. Two other officers of the Company also accepted salary reductions for the balance of the year in exchange for restricted shares.

     The shares are subject to forfeiture and to a restriction on transfer. Each officer will forfeit his rights in his shares if he ceases to provide service to the Company as an employee, director, or consultant prior to the closing of the first trading window after December 31, 2009 during which he does not posses material inside information about the Company, other than cessation of service as a result of (i) his death or (ii) his total and permanent disability, or (iii) within three months after a change in control of the Company. Should the officer cease to provide service to the Company as a result of any of these three things, this restriction will lapse and his shares will not be forfeited. The terms “service”, “total and permanent disability’, and “change in control” are defined in the Company’s Plan. The term “trading window” means the first twenty calendar days after the second business day following public disclosure of the Company’s quarterly or annual financial results. Before the forfeiture provision lapses by its terms, or by the officer’s earlier death or total and permanent disability, or by his leaving the service of the company within three months after change in control, the officer is not allowed to transfer any interest in his shares. Any attempt to transfer the shares will be ineffective.
     On May 29, 2009, two members of the Company’s Board of Directors also voluntarily relinquished director fees for the balance of 2009 in exchange for restricted shares on the same terms as the shares granted to the officers. David Gelbaum gave up all of his director fees for 17,413 restricted shares. Philip E. Wolfson relinquished ten percent of his fees for 2,002 shares.

THE RIGHTS OFFERING
Terms of the Offer
     We are distributing at no charge to the holders of our common stock on October [                    ], 2009, which we refer to as the record date, subscription rights to purchase shares of our common stock. We are distributing one right to the holder of record for every share of common stock that is held by the holder on the record date. Shareholders presently hold 15,078,979 shares of common stock. We are limiting the amount to be raised in this offering to no more than $3.5 million, however, through the issuance of no more than [                    ] common shares upon the exercise of rights. If shareholders subscribe for more than [                    ] shares, we will allocate that number pro rata among those shareholders who subscribe according to their ownership of shares on the record date.
     Each subscription right will entitle a shareholder to purchase one share of our common stock at a subscription price of [$_.              ] the share, which we refer to as the basic subscription right. If a shareholder fully exercises the basic subscription right, other shareholders do not fully exercise their basic subscription rights, and shareholders subscribe for a total of less than [                    ] shares, the shareholder will be entitled to exercise an over-subscription right to purchase a portion of the unsubscribed shares at the same price of [$_.             ] per share, subject to proration, to the maximum number of [                    ] shares to be issued in this rights offering, and to reduction or addition by us in certain circumstances. To the extent a shareholder properly exercises the basic subscription right or the over-subscription right for an amount of shares that exceeds the number of shares available to the shareholder, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty.
     We expect the total purchase price for the securities offered in this rights offering to be $3.5 million, assuming full participation in the offering.
     Rights may only be exercised for whole numbers of shares. No fractional shares of common stock will be issued in this offering. A shareholder must exercise the basic subscription right and the over-subscription right at the same time. We will not issue or pay cash in place of fractional rights. Instead, we will round up any fractional rights to the nearest whole right. We refer to this as the step-up privilege.
     The subscription rights will expire if they are not exercised by 5:00 p.m. New York City time, on November [                    ], 2009 unless we extend the rights offering. Our board of directors reserves the right to cancel the rights offering at any time for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly.
     Shares of our common stock are, and we expect the shares of common stock to be issued in the rights offering will be, traded on the NASDAQ Global Market under the symbol “EFOI.” On the record date of October [                    ], 2009, the closing sale price of our common stock was [$_.              ] per share. You should obtain a current market price for the shares of our common stock before making any determination about the exercise of your rights.

     For purposes of determining the number of shares a rights holder may acquire in this offering, brokers, dealers, custodian banks, trust companies, or others whose shares are held of record by the Depository Trust Company or by any other depository or nominee, will be deemed to be the holders of the rights that are issued to the Depository Trust Company or the other depository or nominee on their behalf.
     Our board of directors reserves the right to cancel the rights offering if it believes that there is insufficient participation in the offering by our shareholders, or for any other reason. In no event will we raise more than $3.5 million in this offering.
Allocation and Exercise of Over-Subscription Rights
     In order to properly exercise an over-subscription right, a rights holder must (i) indicate on Subscription Form that the holder submits with respect to the exercise of the rights issued to the holder how many additional shares the holder is willing to acquire pursuant to the holder’s over-subscription right and (ii) concurrently deliver the subscription payment related to the holder’s over-subscription right at the time the holder makes payment for the holder basic subscription right.
     If there are sufficient remaining shares, all over-subscription requests will be honored in full. If requests for shares pursuant to the over-subscription right exceed the remaining shares available, the available remaining shares will be allocated pro rata among rights holders who over-subscribe, based on the number of shares they own on the record date. The percentage of remaining shares each over-subscribing rights holder may acquire will be rounded up to result in delivery of whole shares. The allocation process will assure that the total number of remaining shares available for over-subscriptions is distributed on a pro rata basis. The operation of this allocation process is subject to the limitation that we will issue no more than [                    ] common shares upon the exercise of rights.
     Rights payments for basic subscriptions and over-subscriptions will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of shares to be issued pursuant to the over-subscription right. If the prorated amount of shares allocated to you in connection with your basic or over-subscription right is less than your over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you promptly without interest or deduction. We will issue certificates representing your shares of our common stock, or credit your account at your nominee holder with shares of our common stock, electronically in registered, book-entry form on our records or on the records of our transfer agent, The Bank of New York Mellon Shareowner Services, that you purchase pursuant to your basic or over-subscription rights as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected.

     Brokers, dealers, custodian banks, trust companies, and other nominee holders of rights will be required to certify to the subscription agent, before any over-subscription right may be exercised with respect to any particular owner, as to the aggregate number of rights exercised pursuant to the basic subscription right and the number of shares subscribed for pursuant to the over-subscription right by such owner.
     We will not offer or sell in connection with this offering any shares that are not subscribed for pursuant to the basic subscription right or the over-subscription right.
Expiration of the Rights Offering and Extensions, Amendments, and Termination
     Expiration and Extensions. You may exercise your subscription rights at any time before 5:00 p.m., New York City time, on November [                    ], 2009, the expiration date of the rights offering, unless extended. Our board of directors may extend the expiration date for exercising your subscription rights for up to an additional thirty trading days in its sole discretion. If we extend the expiration date, you will have at least ten trading days during which to exercise your rights. Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date.
     We may choose to extend the expiration date of the rights in order to give investors more time to exercise their subscription rights in the rights offering. We may extend the expiration date of the rights offering by giving oral or written notice to the subscription agent and information agent on or before the scheduled expiration date. If we elect to extend the expiration date, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.
     Any rights not exercised at or before that time will have no value and expire without any payment to the holders of those unexercised rights. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.
     Termination; Cancellation. We may cancel or terminate the rights offering at any time prior to the expiration date. Any cancellation or termination of this offering will be followed as promptly as practicable by an announcement of termination.
Reasons for the Rights Offering; Determination of the Offering Price
     We are making the rights offering to raise funds for the acquisition of a lighting retrofit business, for expenses relating to the possible sale of one or more of our lines of business, and for general working capital purposes. Prior to approving the rights offering, our board of directors carefully considered current market conditions and financing opportunities, as well as the potential dilution of the ownership percentage of the existing holders of our common stock that may be caused by the rights offering.

     After weighing the factors discussed above and the effect of the $[_._] million in additional capital, before expenses, that may be generated by the sale of shares pursuant to the rights offering, our board of directors believes that the rights offering is in the best interests of our company. As described in the section of this prospectus entitled “Use of Proceeds,” the proceeds from the rights offering, less fees and expenses incurred in connection with this offering, will be used to raise funds for the acquisition of a lighting retrofit business, for expenses relating to the possible sale of one or more or our lines or business, as well as for general working capital purposes. Although we believe that the rights offering will strengthen our financial condition, our board of directors is not making any recommendation as to whether you should exercise your subscription rights.
     The subscription price per share for the rights offering was set by our board of directors. In determining the subscription price, our board of directors considered, among other things, our history, the volume weighted average price per share of our common stock during the five-day and twenty-day periods prior to the date of this prospectus, the historical and current market price of our common stock, the fact that holders of rights will have an over-subscription right component, the terms and expenses of this offering relative to other alternatives for raising capital, the size of this offering, and the general condition of the securities market. Based upon these factors, our board of directors determined that the subscription price per share represented an appropriate subscription price.
Information Agent
     The Bank of New York Mellon Shareowner Services will act as the information agent in connection with this offering. The information agent will receive for its services a fee estimated to be approximately $10,000 plus reimbursement of all reasonable out-of-pocket expenses related to this offering. The information agent can be contacted as follows:
The Bank of New York Mellon Shareowner Services
Attention: [                    ] Dept.
[Jersey City, New Jersey                     ]
Collect: [___.___.___]
Toll-free: [___.___.___]
Email: [___@___.com]
Subscription Agent
     The Bank of New York Mellon Shareowner Services will act as the subscription agent in connection with this offering. The subscription agent will receive for its administrative, processing, invoicing, and other services a fee estimated to be approximately $20,000 plus reimbursement for all reasonable out-of-pocket expenses related to this offering.

          Completed Subscription Forms must be sent together with full payment of the subscription price for all shares subscribed for through the exercise of the basic subscription right and the over-subscription right to the subscription agent by one of the methods described below.
     We will accept only properly completed and duly executed Subscription Forms actually received at the address listed below, at or prior to 5:00 p.m., New York City time, on the expiration date of this offering. See “Payment for Shares” below. In this prospectus, close of business means 5:00 p.m., New York City time, on the relevant date.

By Mail:	By Hand:

Energy Focus, Inc.	Energy Focus, Inc.
c/o BNY Mellon Shareowner Services	c/o BNY Mellon Shareowner Services
Attention: [___] Dept.	Attention: [___] Dept.
P.O. Box [___]	[___, ___ Floor]
Jersey City, New Jersey [___]	New York, New York [___]

By Overnight Courier:

Energy Focus, Inc.
c/o BNY Mellon Shareowner Services
Attention: [___] Dept.
[___, ___ Floor]
Jersey City, New Jersey [___]

Facsimile Transmission:	To confirm receipts of
(Eligible Institutions Only)	facsimiles only:
[___-___-___]	[___-___-___]
Delivery to an address other than the address listed above, or transmission to a facsimile number other than the number set forth above, will not constitute valid delivery and, accordingly, may be rejected by us.
          Any questions or requests for assistance concerning the method of subscribing for shares, or for additional copies of this prospectus or Subscription Form, may be directed to the subscription agent at its address listed above or at [___.___.___]. Shareholders may also contact their broker, dealer, custodian bank, trustee, or other nominee for information with respect to this offering.

Methods for Exercising Rights
     Rights are issued electronically in registered, book-entry form only on our records or on the records of our transfer agent, The Bank of New York Mellon Shareowner Services. Rights are evidenced by Subscription Forms that, except as described below under “Foreign Shareholders,” will be mailed to record date shareholders or, if a record date shareholder’s shares are held by a depository or nominee on his, her, or its behalf, to such depository or nominee. Rights may be exercised by completing and signing the Subscription Form that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed Subscription Form to the subscription agent, together with payment in full for the shares at the subscription price by the expiration date of this offering. Completed Subscription Forms and related payments must be received by the subscription agent prior to 5:00 p.m., New York City time, on or before the expiration date, at the offices of the subscription agent at the address set forth above.
     Exercise of the Over-Subscription Right. Rights holders who fully exercise all basic subscription rights issued to them may participate in the over-subscription right by indicating on their Subscription Form the number of shares they are willing to acquire. If sufficient remaining shares are available after the basic subscription, all over-subscriptions will be honored in full. Otherwise, remaining shares will be allocated on a first-come, first-served basis as described under “Allocation of Over-Subscription Right” above.
     Record Date Shareholders Whose Shares are Held by a Nominee. Record date shareholders whose shares are held by a nominee, such as a broker, dealer, custodian bank, trustee, or other nominee, must contact that nominee to exercise their rights. In that case, the nominee will complete the Subscription Form on behalf of the record date shareholder and arrange for proper payment by one of the methods set forth under “Payment for Shares” below.
     Nominees. Nominees, such as brokers, dealers, custodian banks, trustees, or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the rights. If the beneficial owner so instructs, the nominee should complete the Subscription Form and submit it to the subscription agent with the proper payment as described under “Payment for Shares” below.
     General. All questions as to the validity, form, eligibility, including times of receipt and matters pertaining to beneficial ownership, and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional, or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful or trigger the “poison pill” set forth in our Rights Agreement dated as of October 25, 2006 with Mellon Investor Services, LLC, as Rights Agent.

     We reserve the right to reject any exercise if the exercise is not in accordance with the terms of this rights offering, or is not in the proper form, or if the acceptance of the exercise or the issuance of shares of our common stock could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any Subscription Form. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.
The Rights are Not Tradable, but are Transferable
     Although the rights will not be listed for trading on any stock exchange or market or on the OTC Bulletin Board, they may be sold, transferred, or assigned before the expiration of the subscription period.
Foreign Shareholders
     Subscription Forms will not be mailed to foreign shareholders. A foreign shareholder is any record holder of common stock on the record date whose address of record is outside the United States and Canada, or is an Army Post Office (APO) address or Fleet Post Office (FPO) address. Foreign shareholders will be sent written notice of this offering and a copy of this prospectus. The subscription agent will hold the rights to which those Subscription Forms relate for those shareholders’ accounts, subject to each shareholder making satisfactory arrangements with the subscription agent for the exercise of the rights, and follow the instructions of the shareholder for the exercise of the rights if the instructions are received by the subscription agent at or before 11:00 a.m., New York City time, on November [___], 2009, three business days prior to the expiration date, or, if this offering is extended, on or before three business days prior to the extended expiration date. If no instructions are received by the subscription agent by that time, the rights will expire worthless without any payment to the holders of those unexercised rights.
Payment for Shares
     A participating rights holder may send the Subscription Form together with payment for the shares subscribed for under the basic subscription right and any additional shares subscribed for pursuant to the over-subscription right to the subscription agent based on the subscription price of $[_._] per share. To be accepted, the payment, together with a properly completed and executed Subscription Form, must be received by the subscription agent at the subscription agent’s offices set forth above at or prior to 5:00 p.m., New York City time, on the expiration date.
     All payments by a participating rights holder must be in United States dollars by certified check or cashier’s check drawn on a bank or branch located in the United States and payable to The Bank of New York Mellon Shareowner Services. Payment also may be made by wire transfer to [___], ABA No. [___], Account No. [___], The Bank of New York Mellon Shareowner Services, for the benefit of (FBO) Energy Focus, Inc., with reference to the rights holder’s name. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending proration and distribution of the shares.

     The method of delivery of Subscription Forms and payment of the subscription price to us will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., New York City time, on the expiration date.
     Whichever of the methods described above is used, issuance of the shares purchased is subject to collection of checks and actual payment.
     If a participating rights holder who subscribes for shares as part of the basic subscription right or over-subscription right does not make payment of any amounts due by the expiration date, the subscription agent reserves the right to take any or all of the following actions: (i) reallocate the shares to other participating rights holders in accordance with the over-subscription right; (ii) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of shares which could be acquired by the participating rights holder upon exercise of the basic subscription and any over-subscription right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed-for shares.
     All questions concerning the timeliness, validity, form, and eligibility of any exercise of rights will be determined by us and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time that we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.
     Participating rights holders will have no right to rescind their subscription after receipt of their payment for shares.
Guaranteed Delivery Procedures
     If you wish to exercise your rights, but you do not have sufficient time to deliver the Subscription Form to the subscription agent before the expiration date, you may exercise your rights by the following guaranteed delivery procedures:
•	provide your payment in full of the subscription price for each share of common stock being subscribed for pursuant to the basic subscription right and the oversubscription right to the subscription agent before the expiration date;
•	deliver a notice of guaranteed delivery to the subscription agent at or before the expiration date; and
•	deliver the properly completed Subscription Form relating to the rights being exercised, with any required signatures guaranteed, to the subscription agent within three business days following the date the notice of guaranteed delivery was received by the subscription agent and no later than three business days following the expiration date.
     Your notice of guaranteed delivery must be substantially in the form provided with the “Instructions for Use of Letter of Transmittal” distributed to you with your Subscription Form. Your notice of guaranteed delivery must come from an eligible institution which is a member of, or a participant in, a signature guarantee program acceptable to the subscription agent. In your notice of guaranteed delivery you must state:
•	your name;

•	the number of rights covered by your Subscription Form, the number of shares of common stock you are subscribing for pursuant to the basic subscription right, the number of shares of common stock, if any, you are subscribing for pursuant to the oversubscription right; and
•	your guarantee that you will deliver to the subscription agent your Subscription Form covering the rights you are exercising within three business days following the date the subscription agent receives your notice of guaranteed delivery and no later than three business days following the expiration date.
     You may deliver the notice of guaranteed delivery to the subscription agent in the same manner as the Subscription Form at the addresses set forth under “—Subscription Agent” above. Eligible institutions may also transmit the notice of guaranteed delivery to the subscription agent by facsimile transmission to [___-___-___]. To confirm facsimile deliveries, you may call [___-___-___].
     The information agent will send you additional copies of the form of notice of guaranteed delivery if you need them. Please call the information agent at [___-___-___].

Delivery of Share Certificates
     We will issue certificates representing your shares of our common stock, or credit your account at your nominee holder with shares of our common stock, electronically in registered, book-entry form on our records or on the records of our transfer agent, The Bank of New York Mellon Shareowner Services, that you purchased pursuant to your basic and over-subscription rights as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected.
ERISA Considerations
     Retirement plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used is also treated as distributed to the IRA depositor. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans should consult with their counsel and other advisers regarding the consequences of their exercise of rights under ERISA and the Code.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
Price Range of Common Stock
     Our common stock trades under the symbol “EFOI” on the NASDAQ Global Market. The high and low closing prices for our common stock as reported on the NASDAQ Global Market for the periods indicated below were as follows:

	High	Low
Fiscal Year Ended December 31, 2006
First Quarter	$9.33	$7.61
Second Quarter	9.09	6.91
Third Quarter	8.85	6.75
Fourth Quarter	7.95	5.42

Fiscal Year Ended December 31, 2007
First Quarter	$8.75	$5.20
Second Quarter	7.52	5.60
Third Quarter	7.85	4.60
Fourth Quarter	9.95	4.80

Fiscal Year Ended December 31, 2008
First Quarter	$7.31	$2.31
Second Quarter	2.94	1.78
Third Quarter	2.75	1.45
Fourth Quarter	2.57	1.00

Fiscal Year Ended December 31, 2009
First Quarter	$1.73	$0.63
Second Quarter	1.07	0.58
Third Quarter	[__]	[__]
Fourth Quarter (through October [__], 2009)	[__]	[__]
Dividends
     We have not declared cash dividends on our common stock since our company was formed. Dividends are declared at the sole discretion of our board of directors. We do not intend to declare cash dividends in the future and intend to retain all cash for our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
          The following table sets forth, as of June 30, 2009, certain information concerning the beneficial ownership of our common stock by (i) each person known by us to own beneficially five per cent (5%) or more of the outstanding shares of our common stock, (ii) each of our directors and named executive officers, and (iii) all executive officers and directors as a group.
          This table reports beneficial ownership of our shares and not ownership of our shares on the record date. Record date ownership determines which shareholders are entitled to receive subscription rights and how many rights each shareholder receives. For any shareholder, beneficial ownership may include, in addition to record date ownership, shares as to which the shareholder has a right to acquire presently or within the next sixty (60) days, such as under options or warrants, shares owned by others, such as family members, and shares as to which the shareholder is prohibited by regulation and/or agreement from acquiring without the satisfaction of a condition, such as warrants held by The Quercus Trust. As a result, the number of shares listed in this table as beneficially owned by a shareholder may not, and probably do not, indicate how many shares the shareholder owns on the record date and therefore how many subscription rights the shareholder will receive.
          The number of shares beneficially owned by each 5% shareholder, director, or named executive officer is determined under rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after June 30, 2009, or August 29, 2009, through the exercise of any stock option, warrant, or other right, or conversion of any security. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
          The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same shares.

	Shares Beneficially Owned (1)
			Percent of
			Outstanding
			Common
Name and Address	Number		Stock (2)
5% Shareholders

The Quercus Trust 2309 Santiago Drive Newport Beach, California 92660	4,245,541	(3)	19.99%

Stiassni Capital Partners, L.P. 2400 Palos Verdes Drive West Rancho Palos Verdes, California 90275	1,262,702	(4)	8.37%

Midsummer Investment, Ltd. 295 Madison Avenue New York, New York 10017	1,048,536	(5)	6.95%

Diker GP, LLC 745 Fifth Avenue New York, New York 10151	996,166	(6)	6.61%

Directors and Named Executive Officers

Nicholas G. Berchtold	48,349		*
Roger R. Buelow	69,310		*
John M. Davenport	558,105		3.70%
J. James Finnerty	60,052		*
David Gelbaum (3)	24,913		*
Laurence V. Goddard	12,361		*
Eric W. Hilliard	109,146		*
Michal A. Kasper	48,667		*
Joseph G. Kaveski	76,804		*
Paul von Paumgartten	42,667		*
David N. Ruckert	314,531		2.09%
Phillip E. Wolfson	108,800		*

All directors and executive officers as a group	1,473,705		9.77%

* Less than one percent

(1)	Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the above table.

(2)	Based on 15,078,979 shares outstanding as of June 30, 2009. In addition, shares issuable pursuant to options and warrants which may be exercised through 60 days after June 30, 2009, or August 29, 2009, are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual. Thus, the number of shares to be outstanding for the purposes for this table may vary depending on the individuals’ particular circumstances.

Includes the following number of shares of our common stock issuable upon exercise of outstanding stock options that were exercisable within 60 days after June 30, 2009, or August 29, 2009:

Options Exercisable
Directors and Named Executive Officers	as of August 29, 2009
Nicholas G. Berchtold	31,771
Roger R. Buelow	63,073
John M. Davenport	415,885
J. James Finnerty	12,292
David Gelbaum	8,125
Laurence V. Goddard	12,986
Eric W. Hilliard	91,146
Michal A. Kasper	39,292
Joseph G. Kaveski	53,125
Paul von Paumgartten	36,292
David N. Ruckert	59,583
Phillip E. Wolfson	68,292

All directors and executive officers as a group	891,862

(3)	The co-trustees of The Quercus Trust are David Gelbaum and Monica Chavez Gelbaum. As noted above, Mr. Gelbaum is a member of our board of directors. The Quercus Trust has filed with the Securities and Exchange Commission a Schedule 13D/A dated March 3, 2009 which reports the beneficial ownership in the aggregate of 4,245,541 shares, consisting of 2,685,479 shares owned and 1,560,062 shares covered by warrants. As reported in that Schedule, The Quercus Trust and its co-trustees entities have shared voting power for 4,245,451 shares and shared dispositive power for 4,245,541 shares. The 4,245,541 shares shown in the table as beneficially owned by The Quercus Trust do not include the 10,333 shares held under option by and the 17,413 restricted shares granted to David Gelbaum as a member of the Board of Directors under our 2008 Stock Incentive Plan.

The Quercus Trust is one of the 19 investors that participated in our March 14, 2008 private placement of shares of common stock and common share warrants. The terms of the warrant issued to each investor in that private placement, including The Quercus Trust, provide that the number of shares that may be acquired by any investor upon exercise of a warrant is limited to the extent necessary to ensure that, following the exercise, the total number of shares of common stock owned by the investor and persons who are beneficial owners through the investor does not exceed 19.99% of the total number of the Company’s outstanding shares. Because of the 19.99% limit in The

Trust’s warrant, the table lists that percentage ownership for The Trust. Prior to that private placement, the Company amended its Rights Agreement dated October 25, 2006, with Mellon Shareowner Services, as Rights Agent, to permit The Quercus Trust, and persons who are beneficial owners through The Trust, to own up to 20% of our common stock without triggering the rights under the Rights Agreement. The general limit in the Agreement is 15%.

(4)	Stiassni Capital Partners, L.P. has filed with the Securities and Exchange Commission a Schedule 13G dated December 31, 2008, which reports beneficial ownership in the aggregate of 1,262,702 shares. As reported in that Schedule, Stiassni Capital Partners, L.P. and its affiliated entities have shared voting power for 1,262,702 shares and shared dispositive power for 1,262,702 shares.

(5)	Midsummer Investment, Ltd. has filed with the Securities and Exchange Commission a Schedule 13G dated May 5, 2009, which reports beneficial ownership in the aggregate of 1,048,536 shares. As reported in that Schedule, Midsummer Investment, Ltd. and its affiliated entities have shared voting power for 1,048,536 shares and shared dispositive power for 1,048,536 shares.

(6)	Diker GP, LLC has filed with the Securities and Exchange Commission a Schedule 13G dated February 17, 2009, which reports beneficial ownership in the aggregate of 996,166 shares. As reported in that Schedule, Diker Group, LLC and its affiliated entities have shared voting power for 996,166 shares and shared dispositive power for 996,166 shares.

DESCRIPTION OF SECURITIES
          The following summary of certain provisions of our securities does not purport to be complete. You should refer to our certificate of incorporation, our by-laws, our Rights Agreement dated as of October 25, 2006 with Mellon Investor Services, LLC, as Rights Agent, and our Designation of the Series A Participating Preferred Stock, each of which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.
          General. The Company is authorized to issue 30,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, par value $0.0001 per share. As of October [___], 2009, there were [15,078,979+] shares of common stock outstanding and no shares of preferred stock outstanding. All shares of common stock outstanding are fully paid and nonassessable.
          Voting. Holders of common stock are entitled to one vote per share on all matters to be voted upon by shareholders. In accordance with Delaware law, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present shall be the act of the shareholders. The shares of common stock have no pre-emptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment.
          Dividends. The holders of common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available for dividends. We have not declared or paid any cash dividends and we do not anticipate paying cash dividends in the foreseeable future.
          Liquidation. Upon a liquidation of the Company, our creditors and holders of our preferred stock with preferential liquidation rights will be paid before any distribution to holders of our common stock. The holders of common stock would be entitled to receive a pro rata distribution per share of any excess amount.
          Preferred Stock. Our certificate of incorporation empowers the board of directors to issue up to 2,000,000 shares of preferred stock from time to time in one or more series. The board has fixed the designation of our Series A Participating Preferred Shares, which are described below. The board also may fix the designation, privileges, preferences and rights and the qualifications, limitations and restrictions of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences and the number of shares constituting any additional series or the designation of the series. Terms selected could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the shareholders. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could have the effect of delaying or preventing a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock.

          Series A Participating Preferred Stock and Rights to Purchase Series A Participating Preferred Stock. The Purchase Rights for our Series A Participating Preferred stock are governed by a Rights Agreement between us and Mellon Investor Services LLC.
          Our board of directors has declared a dividend distribution of one “Right” for each outstanding share of common stock to shareholders of record at the close of business on September 26, 2001. Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from us one one-thousandth of a share of a new series of preferred stock, designated as Series A Participating Preferred Stock (the “Preferred Stock”), at a price of Thirty Dollars ($30.00) per one one-thousandth of a share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between us and Mellon Investor Services LLC, as “Rights Agent.”
          Initially, the Rights are attached to all common stock certificates representing shares then outstanding, and no separate Rights certificates are distributed. The Rights will separate from the common stock and a “Distribution Date” will occur upon the earliest of the following: (i) a public announcement that a person, entity or group of affiliated or associated persons and/or entities (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of common stock (other than (A) as a result of repurchases of stock by us or certain inadvertent actions by institutional or certain other shareholders, (B) we, any subsidiary of us, or any employee benefit plan of us or any subsidiary, and (C) certain other instances set forth in the Rights Agreement); or (ii) ten (10) business days (unless such date is extended by the board of directors) following the commencement of a tender offer or exchange offer which would result in any person, entity, or group of affiliated or associated persons and/or entities becoming an Acquiring Person (unless such tender offer or exchange offer is a Permitted Offer (defined below)).
          Until the Distribution Date (or earlier redemption or expiration of the Rights, if applicable), (i) the Rights will be evidenced by certificates for common stock and will be transferred only with such common stock certificates, (ii) new common stock certificates issued upon transfers or new issuances of the common stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for outstanding common stock will also constitute the transfer of the Rights associated with such common stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) September 20, 2011, (ii) consummation of a merger transaction with a person, entity, or group who (x) acquired common stock pursuant to a Permitted Offer (as defined below) and (y) is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, or (iii) redemption or exchange of the Rights by us as described below.
          The number of Rights associated with each share of common stock shall be proportionately adjusted to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock. The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights, options or warrants (other than those referred to above). With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price.
          In the event that, after the first date of public announcement by us or an Acquiring Person that an Acquiring Person has become such, we are involved in a merger or other business combination transaction (whether or not we are the surviving corporation) or fifty percent (50%) or more of our assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (other than an Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of either us, in the event that it is the surviving corporation of a merger or consolidation, or the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two (2) times the Purchase Price (such right being called the “Merger Right”). In the event that a person, entity or group becomes an Acquiring Person (unless pursuant to a tender offer or exchange offer for all outstanding shares of common stock at a price and on terms determined prior to the date of the first acceptance of payment for any of such shares by at least a majority of the members of the board of directors who are not officers of us and are not Acquiring Persons (or affiliated or associated persons and/or entities thereof) to be fair to and in the best interests of us and our shareholders (a “Permitted Offer”)), then proper provision shall be made so that each holder of a Right will, for a sixty (60) day period (subject to extension under certain circumstances) thereafter, have the right to receive upon exercise that number of shares of common stock (or, at the election of us, which election may be obligatory if sufficient authorized shares of common stock are not available, a combination of common stock, property, other securities (e.g., Preferred Stock) and/or cash (including by way of a reduction in the Purchase Price)) having a market value of two (2) times the Purchase Price (such right being called the “Subscription Right”). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right. Notwithstanding the foregoing, upon the occurrence of any of the events giving rise to the exercisability of the Merger Right or the Subscription Right, any Rights that are or were at any time after the Distribution Date owned by an Acquiring Person (or affiliated or associated persons and/or entities thereof) shall immediately become null and void.
          At any time prior to the earlier to occur of (i) a person, entity or group becoming an Acquiring Person or (ii) the expiration of the Rights, we may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), which redemption shall be effective upon the action of the board of directors. Additionally, we may, following a person, entity, or group becoming an Acquiring Person, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price (i) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving us but not involving an Acquiring Person (or certain related persons and/or entities) or (ii) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as the Acquiring Person triggering the Subscription Right beneficially owns securities representing less than fifteen percent (15%) of the outstanding shares of common stock and at the time of redemption there are no other Acquiring Persons. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Subscription Right is not exercisable. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
          Subject to applicable law, the board of directors, at its option, may at any time after a person, group, or entity becomes an Acquiring Person (but not after the acquisition by such Acquiring Person of fifty percent (50%) or more of the outstanding shares of Common Stock), exchange all or part of the then outstanding and exercisable Rights (except for Rights which have become void) for shares of common stock at a rate of one share of common stock per Right (subject to adjustment) or, alternatively, for substitute consideration consisting of cash, securities of us or other assets (or any combination thereof).
          The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock we may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of common stock, but in no event less than $25.00. In the event of liquidation, the holders of shares of Preferred Stock will receive a preferred liquidation payment equal, per share, to the greater of $1,000.00 or 1,000 times the payment made per share of common stock. Each share of Preferred Stock will have 1,000 votes, voting together with the shares of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of common stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Fractional shares of Preferred Stock will be issuable; however, we may elect to (i) distribute depositary receipts in lieu of such fractional shares and (ii) make an adjustment in cash, in lieu of fractional shares other than fractions that are multiples of one one-thousandth of a share, based on the market price of the Preferred Stock prior to the date of exercise.
          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of us, including, without limitation, the right to vote or to receive our dividends. Holders of Rights may, depending upon the circumstances, recognize taxable income in the event (i) that the Rights become exercisable for (x) common stock or Preferred Stock (or other consideration) or (y) common stock of an acquiring company in the instance of the Merger Right as set forth above or (ii) of any redemption or exchange of the Rights as set forth above.
          We and the Rights Agent retain broad authority to amend the Rights Agreement. Following any Distribution Date, however, any amendment may not adversely affect the interests of holders of Rights.
          THIS SUMMARY DESCRIPTION OF THE RIGHTS AND SERIES A PARTICIPATING PREFERRED STOCK DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT AND TO THE CERTIFICATE OF DESIGNATION.
Transfer Agent and Registrar
          The transfer agent and registrar for our common stock, rights, and warrants is The Bank of New York Mellon Shareowner Services, 525 Market Street, Suite 3500, San Francisco, CA 94105.

INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that these provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, vote of shareholders or otherwise.
          Article XI and Article XII of our certificate of incorporation (the “Certificate”) provide that the liability of our officers and directors shall be eliminated or limited to the fullest extent authorized or permitted by the DGCL. Under the DGCL, the directors have a fiduciary duty to us which is not eliminated by these provisions of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available to us. These provisions also do not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. We have obtained liability insurance for our officers and directors.
          Article VI of our bylaws provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right), by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer of us serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.
          Article VI of our bylaws further provides that in the event a director or officer has to bring suit against us for indemnification and is successful, we will pay such director’s or officer’s expenses of prosecuting such claim; that indemnification provided for by the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that we may purchase and maintain insurance on behalf of a director or officer against any liability asserted against such officer or director and incurred by such officer or director in such capacity, whether or not we would have the power to indemnify such director or officer against such expense or liability the DGCL.

          At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.
          Insofar as indemnification by us for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the provisions referenced above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
          The following discussion sets forth the material United States Federal income tax consequences of the receipt of rights described in this offering (“Rights”) and of the exercise or expiration of those Rights to United States Holders (as defined below) of our common stock that hold such stock as a capital asset for Federal income tax purposes [and to United Sates Holders of our warrants dated March 14, 2008 (“2008 Investor Warrants”) who elect to receive Rights as opposed to an adjustment of the exercise price of such warrants]. This discussion is based upon the Code, Treasury Regulations promulgated thereunder, judicial decisions, and the United States Internal Revenue Service’s (“IRS”) current administrative rules, practices and interpretations of law, all as in effect on the date of this document, and all of which are subject to change, possible with retroactive effect. This discussion applies only to United States Holders who are shareholders of the company and does not address all aspects of Federal income taxation that may be important to particular holders in light of their individual investment circumstances or to holders who may be subject to special tax rules, including, without limitation, holders of preferred stock, partnerships (including any entity or arrangement treated as a partnership for Federal income tax purposes), holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, non-United States Holders, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or otherwise as compensation, all of whom may be subject to tax rules that differ significantly from those summarized below.
          We have not sought, and will not seek, a ruling from the IRS regarding the Federal income tax consequences of this offering or the related share issuance. The following discussion does not address the tax consequences of this offering or the related share issuance under foreign, state, or local tax laws. Accordingly, each holder of common stock is urged to consult its tax advisor with respect to the particular tax consequences of this offering or the related share issuance to such holder.
          For purposes of this description, a “United States Holder” is a holder that is for United States federal income tax purposes:
•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation that is organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation, regardless of its source; or

•	a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States trust).

          THIS SUMMARY IS ONLY A GENERAL DISCUSSION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, OR TAX ADVICE. THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF THE RIGHTS IS COMPLEX AND POTENTIALLY UNFAVORABLE TO U.S. HOLDERS. ACCORDINGLY, EACH UNITED STATES HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.
     THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY PERSON FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED BY THE CODE. THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION DESCRIBED IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD SEEK ADVICE FROM THEIR OWN INDEPENDENT TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY BASED ON THEIR PARTICULAR CIRCUMSTANCES.
Receipt of the Rights
          The distribution of the Rights should be a non-taxable distribution under Section 305(a) of the Code. This position is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the Rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain.
          The remaining description assumes that holders of our common stock or [our 2008 Investor Warrants who elect to receive the Rights] will not be subject to United States federal income tax on the receipt of a Right.
Tax Basis and Holding Period of the Rights
          If the aggregate fair market value of the Rights at the time they are distributed to United States Holders of our common stock is less than 15% of the aggregate fair market value of our common stock at such time, the tax basis of the Rights issued to you will be zero unless you elect to allocate a portion of your tax basis of previously owned common stock to the Rights issued to you in this offering. However, if the aggregate fair market value of the Rights at the time they are distributed to United States Holders of our common stock is 15% or more of the aggregate fair market value of our common stock at such time, or if you elect to allocate a portion of your tax basis of previously owned common stock to the Rights issued to you in this offering, then your tax basis in previously owned common stock will be allocated between such common stock and the Rights based upon the relative fair market value of such common stock and the Rights as of the date of the distribution of the Rights. Thus, if such an allocation is made and the Rights are later exercised, the tax basis in the common stock you originally owned will be reduced by an amount equal to the tax basis allocated to the Rights and the stock basis in the new common stock will be increased by the tax basis allocated to these common shares. This election is irrevocable if made and would apply to all of the Rights received pursuant to the rights offering. The election must be made in a statement attached to your Federal income tax return for the taxable year in which the Rights are distributed.
          The holding period for the Rights received in the rights offering by a United States Holder of our common stock will include the holding period for the common stock with respect to which the Rights were received.
Expiration of the Rights
          If the Rights expire without exercise while you continue to hold the shares of our common stock with respect to which the Rights are received, you will recognize no loss and your tax basis in the common stock with respect to which the Rights were received will equal its tax basis before receipt of the Rights. If the Rights expire without exercise after you have disposed of the shares of our common stock with respect to which the Rights are received, you should consult your own tax advisor regarding your ability to recognize a loss (if any) on the expiration date.
Exercise of the Rights; Tax Basis and Holding Period of the Shares
          The exercise of the Rights received in this offering will not result in any gain or loss to you. Generally, the tax basis of the common stock acquired through exercise of the Rights will be equal to the sum of the subscription price per share and the basis, if any, in the Rights that you exercised, as described in “—Tax Basis of the Rights” above. The holding period for a share of common stock acquired upon exercise of a Right begins with the date of exercise. If you exercise the Rights received in this offering after disposing of the shares of our common stock with respect to which the Rights are received, you should consult your own tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code.
Sale or Other Disposition of the Shares of Common Stock Underlying the Rights
          If a United States Holder sells or otherwise disposes of the shares received as a result of exercising a Right, such United States Holder’s gain or loss recognized upon that sale or other disposition will be a capital gain or loss assuming the share is held as a capital asset at the time of sale. This gain or loss will be long-term if the share has been held at the time of sale for more than one year.

Information Reporting and Backup Withholding
          Payments made to you of proceeds from the sale of shares of common stock underlying the Rights may be subject to information reporting to the IRS and possible United States federal backup withholding. Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your United States federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION
          On or about October [___], 2009, we will issue the rights electronically in registered, book-entry form only on our records or on the records of our transfer agent, The Bank of New York Mellon Shareowner Services and will distribute the Subscription Forms, and copies of this prospectus to the holders of our common stock on the record date. Rights holders who wish to exercise their rights and purchase shares of our common stock must complete the Subscription Form and return it with payment for the shares to the subscription agent, The Bank of New York Mellon Shareowner Services, as set forth under the caption “The Rights Offering — Method of Exercising Rights.” If you have any questions, you should contact The Bank of New York Mellon Shareowner Services.
          We plan to promote the offering by contacting shareholders, making presentations to them, and engaging in discussions with them. CleanTech IR, Rolling Hills Estates, California, will assist us in these efforts. CleanTech IR and one of its principals, Brion D. Tanous, have been consulting with us for several months about our future direction and strategy in general and about this rights offering in particular. CleanTech is an investor relations service company that focuses on helping companies in the clean tech market, such as Energy Focus, convey their message to the investment community.
          The subscription rights are transferable by shareholders during the subscription period. Through our management and employees, we may put shareholders who wish to transfer their subscription rights in touch with shareholders and others who wish to acquire subscription rights. We may approach nonshareholders about obtaining the names and contact information of others who may desire to acquire rights and we may pay them for that information. We will make the contacts with others and put them and interested shareholders in touch with each other. We will not charge any fee for any of these activities. No broker, dealer, underwriter, or agent will make any contacts for us or be paid any sales commissions by us. Other than as described above or elsewhere in this prospectus, we do not know of any existing agreements between any shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the underlying common stock.
          To the extent required, we will file, during any period in which offers or sales are being made, a supplement to this prospectus which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.
          In order to comply with certain states’ securities laws, if applicable, the shares of common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, rights may not be distributed and shares of common stock may not be sold unless the rights and shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is satisfied.

LEGAL MATTERS
     The validity of the shares of common stock being offered by this prospectus has been passed upon for the Company by Cowden & Humphrey Co. LPA.
EXPERTS
          The consolidated financial statements and schedule for the years ended December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008 included in this prospectus and elsewhere in the registration statement, have been audited by Grant Thornton, LLP, independent registered public accountants, as indicated in their report with respect thereto (which report expresses an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern), and is included herein in reliance upon the authority of said firm as experts in accounting and auditing.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE
     On April 3, 2009, the Company engaged Plante and Moran, PLLC as its new independent registered public accounting firm replacing Grant Thornton LLP. The Company has had no disagreements with either its current or prior public accounting firm regarding its accounting or financial disclosure since their appointment. The change in public accounting firms was approved by the Company’s Board of Directors.
WHERE YOU CAN FIND MORE INFORMATION
     We are a reporting company and file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the Public Reference Room (Room 1580), 100 F Street, N.E., Washington, D.C. 20549. You may also obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website (www.sec.gov) that contains the reports, proxy and information statements, and other information that we file electronically with the SEC.
     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the above address or from the SEC’s Internet site.
     Our internet address is www.efoi.com. We have not incorporated by reference into this prospectus the information on our website and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
Energy Focus, Inc.
We have audited the accompanying consolidated balance sheets of Energy Focus, Inc. (a Delaware corporation) and subsidiaries (collectively the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008. Our audits of the basic financial statements included the financial statement schedule listed in the index appearing under Item 15 (a)(2). These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Energy Focus, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements as a whole, presents fairly, in all material respects, the information set forth therein.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company incurred a net loss of $14,448,000 during the year ended December 31, 2008, negative cash flows from operations of $5,830,000 and, the Company’s cash on-hand was $10,568,000 as of December 31, 2008. In addition as discussed in Note 7, the Company’s line of credit is due in 2009. These factors, among others, as discussed in Note 2 to the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ GRANT THORNTON LLP
Cleveland, Ohio
March 30, 2009

ENERGY FOCUS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31,
(amounts in thousands except share and per share amounts)

	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$10,568	$8,412
Accounts receivable trade, net of allowances for doubtful accounts of $356 in 2008 and $698 in 2007	2,668	3,698
Inventories, net	5,539	6,888
Prepaids and other current assets	276	393

Total current assets	19,051	19,391

Fixed assets, net	4,459	5,336
Goodwill, net	—	4,359
Other assets	142	39

Total assets	$23,652	$29,125

LIABILITIES
Current liabilities:
Accounts payable	$2,767	$2,277
Accruals and other current liabilities	1,621	1,473
Deferred revenue	191	244
Credit line borrowings	1,904	1,159
Current portion of long-term bank borrowings	54	1,726

Total current liabilities	6,537	6,879
Other deferred liabilities	81	62
Deferred tax liabilities	—	252
Long-term bank borrowings	245	314

Total liabilities	6,863	7,507
SHAREHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2008 and 2007
Issued and outstanding: no shares in 2008 and 2007
Common stock, par value $0.0001 per share:
Authorized: 30,000,000 shares in 2008 and 2007
Issued and outstanding: 14,835,000 shares in 2008 and 11,623,000 shares in 2007	1	1
Additional paid-in capital	65,865	55,682
Accumulated other comprehensive income	251	815
Accumulated deficit	(49,328)	(34,880)

Total shareholders’ equity	16,789	21,618

Total liabilities and shareholders’ equity	$23,652	$29,125

The accompanying notes are an integral part of these financial statements.

ENERGY FOCUS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31,
(amounts in thousands except per share amounts)

	2008	2007	2006
Net sales	$22,950	$22,898	$27,036
Cost of sales	17,447	16,616	19,251

Gross profit	5,503	6,282	7,785
Operating expenses:
Gross research and development	3,083	3,424	3,556
Deduct credits from government contracts	(895)	(517)	(1,215)

Net research and development expense	2,188	2,907	2,341
Sales and marketing	8,551	9,789	9,774
General and administrative	5,080	4,651	4,956
Loss on impairment	4,305	—	—
Restructuring expenses	—	456	734

Total operating expenses	20,124	17,803	17,805

Loss from operations	(14,621)	(11,521)	(10,020)
Other income (expense):
Other income (expense)	(87)	110	—
Interest income	10	284	483

Net loss before income taxes	(14,698)	(11,127)	(9,537)

Benefit from (provision for) income taxes	250	(190)	(113)

Net loss	$(14,448)	$(11,317)	$(9,650)

Net loss per share—basic and diluted	$(1.02)	$(0.98)	$(0.85)

Shares used in per share calculation—basic and diluted	14,182	11,500	11,385

The accompanying notes are an integral part of these financial statements.

ENERGY FOCUS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the years ended December 31,
(amounts in thousands)

	2008	2007	2006
Net loss	$(14,448)	$(11,317)	$(9,650)
Other comprehensive income:
Foreign currency translation adjustments	(564)	283	507
Net unrealized (loss) gain on securities	—	(69)	53

Comprehensive loss	$(15,012)	$(11,103)	$(9,090)

The accompanying notes are an integral part of these financial statements.

ENERGY FOCUS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the years ended December 31, 2008, 2007, and 2006
(amounts in thousands)

					Notes	Accumulated	Retained
			Additional	Unearned	Receivable	Other	Earnings
	Common Stock		Paid-in	Stock-Based	from	Comprehensive	(Accumulated
	Shares	Amount	Capital	Compensation	Shareholder	Income	Deficit)	Total
Balances, December 31, 2005	11,270	$1	$52,514	$(397)	$(62)	$41	$(13,913)	$38,184

Reclassification of unearned stock-based compensation upon FAS-123r adoption			(397)	397				—

Additional costs from 2005 S-3 filing			(45)					(45)

Exercise of common stock warrants	14		62					62

Exercise of common stock options	106		563					563

Issuance of common stock under employee stock option purchase plan	4		26					26

Note receivable from shareholder					62			62
Stock-based compensation			1,118					1,118

Net unrealized gain on securities						53		53

Foreign currency translation adjustment						507		507

Net loss							(9,650)	(9,650)

Balances, December 31, 2006	11,394	$1	$53,841	$—	$—	$601	$(23,563)	$30,880

Exercise of common stock warrants	86		295					295

Exercise of common stock options	140		651					651

Issuance of common stock under employee stock option purchase plan	3		18					18
Stock-based compensation			877					877

Net unrealized gain on securities						(69)		(69)
Foreign currency translation adjustment						283		283

Net loss							(11,317)	(11,317)

Balances, December 31, 2007	11,623	$1	$55,682	$—	$—	$815	$(34,880)	$21,618

Private investment public equity, net of expenses of $255	3,184		9,335					9,335

Exercise of common stock options	23		126					126

Issuance of common stock under employee stock option purchase plan	5		7					7
Stock-based compensation			715					715

Foreign currency translation adjustment						(564)		(564)

Net loss							(14,448)	(14,448)

Balances, December 31, 2008	14,835	$1	$65,865	$—	$—	$251	$(49,328)	$16,789

The accompanying notes are an integral part of these financial statements.

ENERGY FOCUS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31,
(amounts in thousands)

	2008	2007	2006
Cash flows from operating activities:
Net loss	$(14,448)	$(11,317)	$(9,650)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on impairment of goodwill	4,305	—	—
Depreciation	1,233	1,236	1,197
Stock-based compensation	715	877	1,118
Unrealized loss (gain) from marketable securities	—	69	(53)
Gain (loss) on sale of fixed asset	1	(1)	—
Deferred taxes	(255)	177	63
Deferred revenue	(53)	244	—
Changes in assets and liabilities:
Accounts receivable, trade	825	2,554	278
Inventories	1,037	947	351
Prepaid and other current assets	108	(54)	558
Other assets	(112)	131	(99)
Accounts payable	553	(1,942)	1,510
Accruals and other current liabilities	261	(423)	(2,457)
Total	8,618	3,815	2,466

Net cash used in operating activities	(5,830)	(7,502)	(7,184)

Cash flows from investing activities:
Sale of short-term investments	—	49,441	114,595
Purchase of short-term investments	—	(37,090)	(108,834)
Proceeds from sale of fixed assets	—	33	—
Acquisition of fixed assets	(395)	(542)	(3,703)

Net cash (used in) provided by investing activities	(395)	11,842	2,058

Cash flows from financing activities:
Proceeds from issuances of common stock	9,335	—	—
Proceeds from exercise of stock options	133	964	651
Repayment of loan made to shareholder	—	—	62
Proceeds from credit line borrowings	5,633	129	1,077
Proceeds from long-term borrowings	—	160	1,609
Payments of credit line borrowings	(4,882)	(107)	—
Payments of long-term borrowings	(1,726)	(801)	(491)
Other liabilities	—	62	—

Net cash provided by financing activities	8,493	407	2,908

Effect of exchange rate changes on cash	(112)	(40)	369
Net increase (decrease) in cash and cash equivalents	2,156	4,707	(1,849)
Cash and cash equivalents, beginning of year	8,412	3,705	5,554

Cash and cash equivalents, end of year	$10,568	$8,412	$3,705

Supplemental Information
Interest Paid	$198	$334	$248
Non-cash investing activities:
Fully depreciated assets disposed of	$35	$205	$79
The accompanying notes are an integral part of these financial statements.

ENERGY FOCUS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008, 2007, and 2006
1. Nature of Operations
Energy Focus Inc. and subsidiaries (“the company”) design, develop, manufacture, market, and install lighting systems and customer specific energy efficient lighting solutions for a wide-range use in both the general commercial market and the pool market. The company’s lighting technology offers significant energy savings, heat dissipation and maintenance cost benefits over conventional lighting for multiple applications. The company’s solutions include fiber optic (“EFO”), light-emitting diode (“LED”), ceramic metal halide (“CMH”), high-intensity discharge (“HID”), and other highly energy efficient lighting technologies. The company’s strategy also incorporated continued investment in research into new and emerging energy sources including, but not limited to, solar energy. Typical savings of current technology averages 80% in electricity costs, while providing full-spectrum light closely simulating daylight colors.
2. Summary of Significant Accounting Policies
The significant accounting policies of Energy Focus, which are summarized below, are consistent with generally accepted accounting principles and reflect practices appropriate to the business in which it operates.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates include, but are not limited to, the establishment of reserves for accounts receivable, sales returns, inventory obsolescence, and warranty claims; the useful lives for property, equipment, and intangible assets; and stock-based compensation. Actual results could differ from those estimates.
Reclassifications
Certain prior year amounts have been reclassified to be consistent with the current year presentation.
Basis of Presentation
The consolidated financial statements (“financial statements”) include the accounts of the company and its subsidiaries, Crescent Lighting Limited located in the United Kingdom and LBM Lichtleit-Fasertechnik (“LBM”) located in Germany. All significant inter-company balances and transactions have been eliminated.
Going Concern
The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The company has incurred losses over the last several years which have been attributable to operational performance, restructuring, and other charges such as the impairment of goodwill, which has led to negative cash flows and violations of bank debt compliance. Further, the company has not historically met management budgetary forecasts. The company has managed its liquidity during this time through a series of cost reduction initiatives, bank lines of credit borrowings, and capital market transactions. However, the global credit market crisis has had a dramatic effect on its industry and customer base. The recession in the United States and Western Europe and the slowdown of economic growth in the rest of the world has created a business environment where it is substantially more difficult to obtain equity funding and additional non-equity financing. Furthermore, this environment has resulted in an increased risk of customer payment defaults. The company’s liquidity position, as well as its operating performance, was negatively affected by these economic and industry conditions and by other financial and business factors, many of which were beyond its control.
Management acknowledges that sustaining our historical level of cash utilization is not conducive to remaining a viable entity in this environment, and is in the process of aggressively transforming our business into a turnkey, comprehensive energy-efficient lighting solutions provider. In addition, management continues to aggressively reduce costs, as evidenced in the $1,984,000 decrease in operating expenses, excluding loss on impairment in 2008, from 2007 levels. These cost reductions have been achieved while simultaneously realigning and expanding our sales and marketing organization. In this regard, we have been very successful in hiring highly experienced salespeople from leading “Fortune 500” firms including our new Vice President of Sales. Further, we have aligned our entire engineering and research and development organization around sales and marketing to expedite new product introductions into our served available markets. This realignment is readily evidenced by the 2008 introduction of multiple new products including;
•	MR-16 halogen replacement bulbs,

•	LED Cold Storage Globe lamps,

•	LED Lamps and Fixtures (“PAL”),

•	LED Light Rails,

•	LED Docklights,

•	HID High Bay Fixtures,

•	Fluorescent fixtures, and

•	Compact Fluorescent Light Bulbs
Lastly, we expect to continue our on-going leadership role in the United States government’s Very High Efficiency Solar Cell (“VHESC”) Consortium sponsored by the Defense Advanced Research Projects Agency (“DARPA”) where we expect to be able to commercialize a solar cell technology that will significantly surpass current solar efficiencies ranging from 6% – 20%. Our proven optics technology has already shown the ability to achieve approximately 40% efficiency in a laboratory environment and we believe that this efficiency, or greater, can be achieved on a cost-effective, commercially-viable scale.
Although we are optimistic about obtaining the funding necessary for us to continue as a going concern through internal means, there can be no assurances that this objective will be successful. Therefore, in the event that our cash reserves and bank lines of credit are deemed by management to not be sufficient to continue to fund operations throughout 2009, we will aggressively pursue one or more of the following external funding sources:

•	obtain loans and/or grants available through federal, state, and/or local governmental agencies,

•	obtain loans and/or grants from various financial institutions,

•	obtain loans from non-traditional investment capital organizations,

•	sale and/or disposition of one or more operating units, and

•	obtain funding from the sale of our common stock or other equity instruments.
Obtaining financing through the above mentioned mechanisms contain risks, including:
•	government stimulus and/or grant money is not allocated to us despite our focus on the design, development, and manufacturing of energy efficient lighting systems,

•	loans or other debt instruments may have terms and/or conditions, such as interest rate, restrictive covenants, and control or revocation provisions, which are not acceptable to management or our Board of Directors,

•	the current global economic crisis combined with our current financial condition may prevent us from being able to obtain any debt financing,

•	financing may not be available for parties interested in pursuing the acquisition of one or more of our operating units, and

•	additional equity financing may not be available to us in the current economic environment and could lead to further dilution of shareholder value for current shareholders of record.
Revenue Recognition
Revenue is recognized when it is realized or realizable, has been earned, and when all of the following has occurred:
•	persuasive evidence or an arrangement exists, e.g., a sales order, a purchase order, or a sales agreement

•	shipment has occurred (the standard shipping term is F.O.B. ship point) or services provided on a proportional performance basis or installation has been completed,

•	price to the buyer is fixed or determinable, and

•	collectability is reasonably assured.
Revenue from product sale generally is recognized upon shipping because of the following:
•	all sales made by the company to its customer base are non-contingent, meaning that they are not tied to that customer’s resale of products,

•	standard terms of sale contain shipping terms of F.O.B. ship point, meaning that the title is transferred when shipping occurs and

•	there is no automatic return provision that allows the customer to return the product in the event the product does not sell within a defined timeframe.
Revenue from installation services, including design and integration services and other services (where product sales are not incorporated into the contract), is recognized upon the following:
•	proportional performance method using the ratio of labor cost incurred to the total final estimated labor cost. Under this method, revenue recognized reflects the portion of anticipated revenue that has been earned.

Revenue from product sales that incorporate specifically defined installation services is recognized as follows:
•	product sale at completion of installation and

•	installation service at completion of installation
The company warrants its products against defects or workmanship issues. We set up allowances for estimated returns, discounts, and warranties upon recognition of revenue, and these allowances are adjusted periodically to reflect actual and anticipated returns, discounts, and warranty expenses. These allowances are based on past history and historical trends, current economic conditions, and contractual terms.
Cash Equivalents
The company considers all highly liquid investments purchased with original maturity of three months or fewer to be cash equivalent. The company has $9,964,000 in cash on deposit with Silicon Valley Bank in the United States as of December 31, 2008. The remaining cash of the company is on deposit with European based banks in the United Kingdom and Germany.
Short-Term Investments
At December 31, 2008 and December 31, 2007, we had no short-term investments. All monies were invested in money market funds and therefore classified as cash and cash equivalents.
Inventories
The company states inventories at the lower of standard cost (which approximates actual cost determined using the first-in-first-out method) or market. The company establishes provisions for excess and obsolete inventories after evaluation of historical sales, current economic trends, forecasted sales, product lifecycles, and current inventory levels. Charges to cost of sales for excess and obsolete inventories amounted to $1,503,000, $677,000, and $868,000 in 2008, 2007, and 2006, respectively.
Accounts Receivable
The company’s customers currently are concentrated in the United States and Europe. In the normal course of business, the company extends unsecured credit to its customers related to the sale of its products. Typical credit terms require payment within thirty days from the date of delivery or service. The company evaluates and monitors the creditworthiness of each customer on a case-by-case basis. The company provides allowances for sales returns and doubtful accounts based on its continuing evaluation of its customers’ ongoing requirements and credit risk. The company writes-off accounts receivable when management deems that they have become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The company does not generally require collateral from its customers.

Income Taxes
As part of the process of preparing its consolidated financial statements, the company estimates its income tax liability in each of the jurisdictions in which it does business. This process involves estimating the company’s actual current tax expense together with assessing temporary differences resulting from differing treatment of items, such as deferred revenues, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in the consolidated balance sheet. The company then assesses the likelihood that these deferred tax assets will be recovered from future taxable income and, to the extent to which the company believes that recovery is more likely than not, or is unknown, the company establishes a valuation allowance.
Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against such deferred tax assets. At December 31, 2008, the company recorded a full valuation allowance against deferred tax assets in the United States and Germany due to uncertainties related to its ability to utilize those deferred tax assets. The valuation allowance is based on estimates of taxable income by jurisdiction and the periods over which its deferred tax assets could be recoverable.
Long-Lived Assets
Fixed assets are stated at cost and include expenditures for additions and major improvements. Expenditures for repairs and maintenance are charged to operations as incurred. The company uses the straight-line method of depreciation over their estimated useful lives of the related assets (generally two to fifteen years) for financial reporting purposes. Accelerated methods of depreciation are used for federal income tax purposes. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.
Long-lived assets are reviewed for impairment whenever events or circumstances indicate the carrying amount may not be recoverable. Events or circumstances that would result in an impairment review primarily include operations reporting losses, a significant change in the use of an asset, or the planned disposal or sale of the asset. The asset would be considered impaired when the future net undiscounted cash flows generated by the asset are less than its carrying value. An impairment loss would be recognized based on the amount by which the carrying value of the asset exceeds its fair value, as determined by quoted market price (if available) or the present value of expected future cash flows.
The company performed its annual goodwill impairment test at December 31, 2008. The impairment test first utilized a market capitalization methodology to calculate the fair value of its goodwill as of the test date, which was less than its respective carrying value, indicating impairment. As a result, the company performed Step two of its impairment analysis. Based on the results of the impairment test, the company recorded a non-cash impairment charge for goodwill of $4,305,000 in the fourth quarter of 2008, which represents the entire carrying balance of goodwill, net of foreign currency translation.

Fair Value of Financial Instruments
Carrying amounts of certain financial instruments including cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to their short maturities. Based on borrowing rates currently available to the company for loans with similar terms, the carrying value of long-term debt obligations also approximates fair value.
Certain Risks and Concentrations
The company invests its excess cash in deposits and high-grade short-term securities with a major financial institution that is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 and the Securities Investor Protection Corporation (“SIPC”) up to $500,000 of primary net equity protection including $100,000 for claims for cash. At times, the company’s cash balances exceed the amounts insured by the FDIC. As of December 31, 2008, the company does not have any short-term securities investments. The company has not experienced any losses in such accounts and believes that it is not exposed to significant risk of loss.
The company sells its products and solutions services through a combination of direct sales employees, independent sales representatives, and various distributors in different geographic markets throughout the world. The company performs ongoing credit evaluations of its customers and generally does not require collateral. Although the company maintains allowances for potential credit losses that it believes to be adequate, a payment default on a significant sale could materially and adversely affect its operating results and financial condition.
At December 31, 2008, one customer accounted for 12.8% of the net accounts receivable, and no single customer accounted for more than 10% of net accounts receivable at December 31, 2007. For the year ended December 31, 2008 and 2007, no single customer accounted for more than 10% of net sales. For the year ended December 31, 2006, one customer accounted for 11% of net sales.
The company currently purchases its small-diameter stranded fiber from multiple vendors. There are a limited number of fiber suppliers, and even if an alternative supplier were obtained, a change in suppliers could cause delays in manufacturing and a possible loss of sales, which would adversely affect operating results.
The company requires substantial amounts of purchased materials from selected vendors. With specific materials, the company purchases 100% of its requirement from a single vendor. Included in purchased materials are small diameter stranded fiber, plastic fixtures, lamps, reflectors, and power supplies. Substantially all of the materials the company requires are in adequate supply. However, the availability and costs of materials may be subject to change due to, among other things, new laws or regulations, suppliers’ allocation to other purchasers, interruptions in production by suppliers, and changes in exchange rates and worldwide price and demand levels. The company’s inability to obtain adequate supplies of materials for its products at favorable prices could have a material adverse effect on its business, financial position, or results of operations by decreasing our profit margins and by hindering its ability to deliver products to its customers on a timely basis.
Research and Development
Research and development expenses include salaries, contractor and consulting fees, supplies and materials, as well as costs related to other overhead such as depreciation and facilities costs. Research and development costs are expensed as they are incurred. The company’s research and development expenses are reduced on a proportional performance basis under Defense Advanced Research Projects Agency (“DARPA”) Small Business Innovation Research (“SBIR”) development contracts. These contracts were signed in 2007, for a total of $1,500,000 to be reimbursed over the two-year life of the contracts.

Credits received from government contracts for research for which the company is the beneficiary during the fiscal year are recorded as a reduction to research and development expense.
When the government contract is for the delivery of a product or service, the company recognizes revenue from those government projects according to proportional performance method or actual deliveries made. Costs related to the completion of the sale are charged to cost of sales in the same period in which the revenue is recognized.
Earnings (Loss) Per Share
Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental shares upon exercise of stock options and warrants, unless the effect would be anti-dilutive.
A reconciliation of the numerator and denominator of basic and diluted loss per share is provided as follows (in thousands, except per share amounts):

	Years Ended December 31,
	2008	2007	2006
Numerator—Basic and Diluted loss per share
Net loss	$(14,448)	$(11,317)	$(9,650)
Denominator—Basic and Diluted loss per share
Weighted average shares outstanding	14,182	11,500	11,385

Basic and diluted loss per share	$(1.02)	$(0.98)	$(0.85)

Options and warrants to purchase approximately 5,329,000 shares, 1,547,000 shares, and 1,690,000 shares of common stock were outstanding at December 31, 2008, 2007, and 2006, respectively, but were not included in the calculation of diluted loss per share because their inclusion would have been anti-dilutive.
Stock-Based Compensation
The company accounts for stock-based compensation following FAS No. 123(R), Share-Based Payment (“FAS No. 123(R)”). FAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The statement requires entities to recognize compensation expense for awards of equity instruments to employees based on grant-date fair value of those awards (with limited exceptions). FAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation expense to be reported as a financing cash flow rather than as an operating cash flow as prescribed under the prior accounting rules. For the years ended December 31, 2008, 2007, and 2006, the company recorded compensation expense of $715,000, $877,000, and $1,118,000, respectively. At December 31, 2005, the company had unamortized compensation expense of $397,000. This amount is now part of total unearned compensation of $1,293,000 remaining at December 31, 2008. The remaining weighted average life is approximately 1.8 years as of December 31, 2008. These costs will be charged to expense, amortized on a straight-line method, in future periods in accordance with FAS No. 123(R) accounting. At December 31, 2008, the intrinsic value of total options outstanding was zero, as the market price per common share of stock was $1.15, which was below the exercise price of all stock option grants.

The expenses for 2008, 2007, and 2006 include both the costs of awards granted in those years and those unvested at the beginning of 2006. Both the expense and future unearned compensation have been estimated using the Black-Scholes option pricing model. Estimates utilized in the calculation include the expected life of the option, risk-free interest rate, and volatility and are further comparatively detailed below. The estimated expected life of the option is calculated based on contractual life of the option, the vesting life of the option, and historical exercise patterns of vested options. The volatility estimates are calculated using historical pricing experience.
As of December 31, 2008, the company has two stock-based employee compensation plans, which are described more fully in Note 9. The company accounts for equity instruments issued to non-employees in accordance with the provisions of FAS No. 123(R) and related interpretations. Under these principles, the equity instruments are valued at the fair value, which is computed based on stock price on the date of grant or other measurement date, exercise price, estimated life, stock volatility, and the risk-free rate of interest.
The fair value of each option grant and stock purchase plan grant combined is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2008, 2007, and 2006.

	2008	2007	2006
Fair value of options issued	$1.04	$3.01	$3.50
Exercise price	$1.91	$6.30	$7.09
Expected life of option	4.0 years	4.0 years	4.0 years
Risk-free interest rate	2.36%	4.35%	4.86%
Expected volatility	72.53. %	56.29%	58.53%
Dividend yield	0%	0%	0%
Foreign Currency Translation
The company’s international subsidiaries use their local currencies as their functional currencies. For those subsidiaries, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts at average exchange rates during the year. Resulting translation adjustments are recorded directly to accumulated comprehensive income within the statement of shareholders’ equity. Foreign currency transaction gains and losses are included as a component of interest income and other. Gains and losses from foreign currency translation are included as a separate component of comprehensive income (expense) within the consolidated statement of comprehensive income (loss).
Advertising Expenses
The company expenses the costs of advertising, which consists of costs for the placement of advertisements in various media. Advertising expenses were $601,000, $464,000, and $415,000 for the years ended December 31, 2008, 2007, and 2006, respectively.

Product Warranties
The company warrants finished goods against defects in material and workmanship under normal use and service for periods of one to three years for illuminators and fiber. Settlement costs consist of actual amounts expensed for warranty services which are largely a result of third party service calls, and the costs of replacement products. A liability for the estimated future costs under product warranties is maintained for products outstanding under warranty and is included in accruals and other liabilities in the Consolidated Balance Sheet. The warranty activity for the respective years is as follows (in thousands):

	Year Ended
	December 31,
	2008	2007
Balance at the beginning of the year	$212	$230
Accruals for warranties issued	342	381
Settlements made during the year (in cash or in kind)	(262)	(399)

Balance at the end of the year	$292	$212

Accounting Pronouncements Pending Adoption at December 31, 2008
In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements” (FAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This guidance applies only when other guidance requires or permits assets or liabilities to be measured at fair value; it does not expand the use of fair value in any new circumstances. FAS 157 was effective for fiscal years beginning after November 15, 2007 (effective January 1, 2008, for the company). In February 2008, the FASB issued Staff Position FAS 157-1, which provides that FAS 157 does not apply under FAS 13, “Accounting for Leases,” and other accounting pronouncements that address fair value measurements for leases. The company adopted the financial assets and liabilities portion of this FASB and it had no effect. In February 2008, the FASB also issued Staff Position FAS 157-2, which delays the effective date of FAS 157 for all nonfinancial assets and liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). For items within the scope of Staff Position FAS 157-2, the effective date will be for fiscal years beginning after November 15, 2008 (January 1, 2009, for the company). Early adoption of FAS 157 for nonfinancial assets and liabilities within the scope of the new guidance is permitted. Management is evaluating the effect that this guidance may have on the company’s overall financial position or results of operations and the company does not anticipate that it will have a significant impact.
In December 2007, the FASB issued FAS No. 141(R), “Business Combinations” (FAS 141(R)).The new pronouncement requires the acquiring entity in a business combination to recognize only the assets acquired and liabilities assumed in a transaction (e.g., acquisition costs must be expensed when incurred), establishes the fair value at the date of acquisition as the initial measurement for all assets acquired and liabilities assumed, and requires expanded disclosures. FAS 141(R) will be effective for fiscal years beginning after December 15, 2008 (January 1, 2009, for the company). Early adoption is prohibited. Management is evaluating the effect that this guidance may have on the company’s overall financial position or results of operations and we do not anticipate that it will have a significant impact.

In December 2007, the FASB issued FAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (FAS 160). The new pronouncement requires all entities to report non-controlling (minority) interests in subsidiaries as a component of shareholders’ equity. FAS No. 160 will be effective for fiscal years beginning after December 15, 2008 (January 1, 2009, for the company). Early adoption is prohibited. Management is evaluating the effect that this guidance may have on the company’s overall financial position or results of operations and we do not anticipate that it will have a significant impact.
Accounting Pronouncements Adopted in 2008
In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (FAS 159). This guidance provides an option to selectively report financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. FAS No. 159 was effective for fiscal years beginning after November 15, 2007 (effective January 1, 2008, for the company). The company has elected to not apply this fair value option to any of its existing assets or liabilities. However, the company may adopt this guidance for assets or liabilities in the future as permitted under FAS No. 159.
3. Inventories (in thousands):

	December 31,
	2008	2007
Raw materials	$4,738	$5,965
Inventory reserve	(1,795)	(713)
Finished goods	2,596	1,636

	$5,539	$6,888

4. Fixed Assets (in thousands):

	December 31,
	2008	2007
Equipment (useful life 3 – 15 years)	$8,632	$8,654
Tooling (useful life 2 – 5 years)	2,752	2,751
Furniture and fixtures (useful life 5 years)	200	225
Computer software (useful life 3 years)	483	417
Leasehold improvements (the shorter of useful life or lease life)	1,639	1,576
Construction in progress	60	20

	13,766	13,643
Less accumulated depreciation and amortization	(9,307)	(8,307)

	$4,459	$5,336

5. Goodwill
The company performed its annual goodwill impairment test at December 31, 2008. The impairment test first utilized a market capitalization methodology to calculate the fair value of its goodwill as of the test date, which was less than its respective carrying value, indicating impairment. As a result, the company performed Step two of its impairment analysis. Based on the results of the impairment test, the company recorded a non-cash impairment charge for goodwill of $4,305,000 in the fourth quarter of 2008, which represents the entire carrying balance of goodwill, net of foreign currency translation.

The changes in the carrying amounts of goodwill for the years ended December 31, 2008 and 2007 were as follows (in thousands):

Goodwill
Net
Carrying
Amount
Balance as of December 31, 2006	$4,247
Foreign currency translation	112

Balance as of December 31, 2007	$4,359
Impairment	(4,305)
Foreign currency translation	(54)

Balance as of December 31, 2008	$—

6. Accruals and Other Current Liabilities (in thousands):

	December 31,
	2008	2007
Accrued sales commissions and incentives	$325	$445
Accrued warranty expense	292	212
Accrued professional fees	218	302
Accrued employee benefits	387	260
Accrued rent	26	19
Accrued taxes	201	116
Accrued other expenses	172	119

	$1,621	$1,473

7. Bank Borrowings
Effective October 15, 2008, the company entered into a one year credit agreement with Silicon Valley Bank (“SVB”) incorporating a $4,000,000 revolving line of credit which replaced all existing facilities including the United States term loans. This new line of credit includes a $1,500,000 sub-limit for cash management products, letters of credit, and foreign exchange. Under this new agreement, all domestic existing term loans and revolving credit lines were repaid and funded by this new borrowing arrangement. The amount of borrowing available to the company is the lesser of $4,000,000 or the sum of the following:
•	up to a 75% advance rate against eligible accounts receivable, as defined by the agreement,

•	up to 50% of our cash balance in deposit at SVB, capped at $1,500,000, and

•	up to a 75% advance rate against eligible Early Buy accounts receivable, as defined by the agreement, capped at $500,000.
Borrowings under this agreement are collateralized by its assets, including intellectual property and bears interest at the SVB Prime Rate plus 1.00%. If the company terminates the facility prior to maturity, it will be required to pay a 1.00% termination fee. The company is required to maintain 85% of its cash and cash equivalents in operating and investment accounts with SVB and its affiliates. The company is required to comply with certain covenant requirements, including a tangible net worth covenant. As of December 31, 2008, the company was not in compliance with the tangible net worth covenant requirement. At December 31, 2008, the interest rate was 5.00%, and the company had borrowings under the line of credit of $1,776,000, and available borrowings of $263,000.

Effective January 31, 2009, the company entered into a First Loan Modification and Forbearance Agreement with SVB which modified the one year credit agreement entered into on October 15, 2008. This modification to the terms of the 2008 credit agreement states that borrowings are collateralized by our assets, including intellectual property and bears interest at the SVB Prime Rate plus 1.50%. SVB also agreed to forebear from exercising its rights and remedies against the company as a result of violating its tangible net worth covenant as of December 31, 2008. We are currently working with SVB to revise our tangible net worth covenant.
For 2007, the company’s bank line of credit in the United States was based on an agreement with SVB dated August 15, 2005. It was amended on July 25, 2008, and on September 15, 2008. The most recent amendment extended the credit agreement through October 15, 2008. The total credit facility was for $5,000,000 and incorporated both a revolving line of credit and term loan. The interest rate was 7.75% at December 31, 2007. The rate was the same for both the term loan and line of credit. Borrowings under the SVB Agreement were collateralized by the company’s assets and intellectual property. Specific borrowings under the revolver were tied to accounts receivable, and the company was required to comply with certain covenants with respect to effective net worth and financial ratios. The company had borrowings under the revolving line of credit of $973,000 at December 31, 2007, which was classified as a current liability. The company had total borrowings of $1,672,000 under the term loan portion of the agreement as of December 31, 2007, which has been classified as a current liability. The company paid an unused line fee of 0.25% against any unused daily balance during the year.
Through the company’s United Kingdom subsidiary, the company maintains a bank overdraft facility of $365,000 (in British pounds sterling, based on the exchange rate at December 31, 2008) under an agreement with Lloyds Bank Plc. There were no borrowings against this facility as of December 31, 2008 or December 31, 2007. The facility is renewed annually on January 1. The interest rate on the facility was 7.25% at December 31, 2008, and 7.75% at December 31, 2007.
Through the company’s German subsidiary, it maintains a credit facility under an agreement with Sparkasse Neumarkt Bank. This credit facility was put in place to finance the building of offices in Berching, Germany, which are owned and occupied by the company’s German subsidiary. In November, 2008, the company began discussions with Sparkasse Neumarkt Bank related to the restructuring of the current credit facility. It was agreed that additional investment in its German subsidiary would be made in 2009 as a precondition to maintaining the current facility structure. As of December 31, 2008, the company had borrowings of $299,000 (in Euros, based on the exchange rate at December 31, 2008) and $368,000 as of December 31, 2007 (in Euros, based on the exchange rate at December 31, 2007) against this credit facility, due December, 2013. The interest rate was 5.49% at December 31, 2008 and December 31, 2007. In addition, the company’s German subsidiary has a revolving line of credit for $209,000 (in Euros, based on the exchange rate at December 31, 2008) with Sparkasse Neumarkt Bank. As of December 31, 2008, there were borrowings against this facility of $128,000 (in Euros, based on the exchange rate at December 31, 2008), compared to $186,000 at December 31, 2007 (in Euros, based on the exchange rate at December 31, 2007). The revolving facility is renewed annually on January 1. Interest rates on this line of credit were 11.00% at December 31, 2008 and 10.75% at December 31, 2007. The $128,000 revolving line of credit is a current liability.

Future maturities of remaining borrowings are (in thousands):

	United
Year Ending December 31,	States	Germany	Total
2009	$1,776	$182	$1,958
2010	—	57	57
2011	—	61	61
2012	—	64	64
2013	—	63	63

Total Commitment	$1,776	$427	$2,203

8. Commitments and Contingencies
The company occupies manufacturing and office facilities under non-cancelable operating leases expiring through 2017 under which it is responsible for related maintenance, taxes, and insurance. Minimum lease commitments under the leases are as follows (in thousands):

	Gross Lease	Sublease	Minimum Lease
Ending December 31,	Commitments	Payments	Commitments
2009	$838	$(71)	$767
2010	795	(36)	759
2011	272	—	272
2012	49	—	49
2013 – 2017	190	—	190

Total minimum lease payments	$2,144	$(107)	$2,037

These leases included certain escalation clauses; thus, rent expense was recorded on a straight-line basis. Consolidated net rent expense was $933,000, $998,000, and $828,000 for the years ended December 31, 2008, 2007, and 2006, respectively. Beginning in 2006, a portion of our Solon facility has been subleased. For 2008, 2007, and 2006, the gross rent was reduced by $71,000, $75,000 and $67,000 of sublease rentals, respectively.
At December 31, 2008, a letter of credit in the amount of $306,000 was held by the company on behalf of Sparkasse Neumarkt Bank. The letter of credit would be drawn against the company’s line of credit facility with Silicon Valley Bank in the event of a default by the company’s German subsidiary on its outstanding loan with Sparkasse Neumarkt Bank.
9. Shareholders’ Equity
Common Stock
The company did not have any notes receivable from shareholders in 2008 or 2007. During 2006, the company had a shareholder note receivable of $62,000 for warrants exercised in 2005 and paid for in 2006.
Warrants
The company issued 3,566,440 warrants on March 14, 2008 as part of a private placement equity financing. Those warrants are fully exercisable and will expire on March 14, 2013. There were no warrants issued by the company in 2007 and 2006. Warrants were issued in 2000 as part of acquisitions, and in 2002 and 2003 as part of stock-based financings. There have been no warrants issued to employees, directors, or consultants for compensation purposes. All warrants are fully vested and exercisable. The activity relating to previously issued warrants is as follows:

	Warrants	Warrants
	Outstanding	Outstanding	Warrants
	Shares	Exercise Price	Exercisable	Amount
				(in thousands)
Balance, December 31, 2005	410,751	$4.30 – 4.50	410,751	$1,837
Warrants exercised	(13,800)	$4.50	(13,800)	(62)

Balance, December 31, 2006	396,951	$4.30 – 4.50	396,951	$1,775
Warrants exercised	(85,478)	$0.01 – 5.563	(85,478)	(295)
Warrants cancelled	(40,274)	$0.01 – 5.563	(40,274)	(260)

Balance, December 31, 2007	271,199	$4.30 – 4.50	271,199	$1,220
Warrants issued	3,566,440	$3.08	3,566,440	10,985

Balance, December 31, 2008	3,837,639	$3.08 – 4.50	3,837,639	$12,205

1988 Stock Option Plan
Upon adoption of the 1994 Stock Option Plan (see below), the company’s Board of Directors determined to make no further grants under the 1988 Stock Option Plan (the 1988 Plan). Upon cancellation or expiration of any options granted under the 1988 Plan, the related reserved shares of common stock became available instead for options granted under the 1994 Stock Option Plan, and, after May 19, 2004, under our 2004 Stock Incentive Plan.
1994 Directors’ Stock Option Plan
At December 31, 2004, a total of 400,000 shares of common stock had been reserved for issuance under the 1994 Directors’ Stock Option Plan. The plan provided for the granting of non-statutory stock options to non-employee directors of the company. This plan was terminated on May 19, 2004.
1994 Stock Option Plan
At December 31, 2004, an aggregate of 1,550,000 shares of the company’s common stock had been reserved for issuance and were outstanding under the 1994 Stock Option Plan to employees, officers, and consultants at prices not lower than the fair market value of the common stock of the company on the date of grant in the case of incentive stock options and not lower than 85% of the fair market value on the date of grant in the case of non-statutory stock options. Options granted could have been either incentive stock options or non-statutory stock options. The plan administrator (the Board of Directors or a committee of the Board) determined the terms of options granted under the plan, including the number of shares subject to the option, exercise price, term, and exercisability. This plan was terminated on May 19, 2004.
2004 Stock Incentive Plan
On May 19, 2004, the shareholders approved the 2004 Stock Incentive Plan (the “2004 Plan”). The stated purpose of the 2004 Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, outside directors, and consultants to focus on critical long-range objectives; (b) encouraging the attraction and retention of employees, outside directors, and consultants with exceptional qualifications; and (c) linking employees, outside directors, and consultants directly to stockholder interests through increased stock ownership. The 2004 Plan seeks to achieve this purpose by providing for awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or non-statutory stock options), or stock appreciation rights. An aggregate of 500,000 shares of the company’s common stock was reserved for issuance under the 2004 Plan on May 19, 2004. On June 15, 2006, the shareholders reserved an additional 500,000 shares of the company’s common stock for issuance under the 2004 Plan.
On May 6, 2008, an individual was granted an incentive stock option under the 2004 Plan to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share. At that time, only 59,000 shares were available for grant under the plan. In order to provide enough shares to cover the grants, the individual was asked to surrender 141,000 shares under an option granted to him on June 28, 2005 at an exercise price of $9.60 per share. This modification of options required the company to recognize additional stock-based compensation of $88,000 over the remaining vesting period of the June 28, 2005 option.
2008 Stock Incentive Plan
On September 30, 2008, the company’s shareholders approved its 2008 Incentive Stock Plan. Under the Plan, the maximum aggregate number of stock options awarded shall not exceed 1,000,000 shares, plus any shares remaining available for grant under existing plans. Under existing plans, only a limited number of shares remain available for grant.
Options outstanding under all plans have a contractual life between five and ten years, and vesting periods between one and four years.
Option activity under all plans comprised (in thousands, except per share data):

	Options	Number of	Weighted
	Available	Shares	Average Exercise
	for Grant	Outstanding	Price Per Share
Balance, December 31, 2005	14	1,075	$6.48
Granted	(330)	330	$7.12
Cancelled	6	(6)	$5.52
Exercised	—	(106)	$5.36
Additional shares reserved	500	—	$—

Balance, December 31, 2006	190	1,293	$7.00
Granted	(259)	259	$6.30
Cancelled	136	(136)	$6.96
Exercised	—	(140)	$4.66

Balance, December 31, 2007	67	1,276	$7.07
Granted	(477)	477	$1.91
Cancelled	238	(238)	$8.22
Exercised	—	(23)	$3.27
Additional shares reserved	1,000	—	—

Balance, December 31, 2008	828	1,492	$5.29

At December 31, 2008, options to purchase 771,000 shares of common stock were exercisable at a weighted-average fair value of $2.95. At December 31, 2008, options to purchase 1,492,000 shares were outstanding, with a weighted-average fair value of $2.40. All options exercised during 2008 had no intrinsic value as the market price per share of common stock at the date of exercise was below the per share exercise price. All outstanding options, both exercisable and non-exercisable, have no intrinsic value as the market price per share of common stock of $1.15 at December 31, 2008 was below the per share exercise price of all grants to date.

At December 31, 2007, options to purchase 801,000 shares of common stock were exercisable at a weighted-average fair value of $3.41, and a total intrinsic value of $764,000. At December 31, 2007, total outstanding shares were 1,276,000, with a weighted-average fair value of $3.36, and a total intrinsic value of $1,172,000.

				OPTIONS CURRENTLY
OPTIONS OUTSTANDING				EXERCISABLE
		Weighted-			Weighted-
		Average			Average	Weighted-
	Number	Remaining	Weighted		Remaining	Average
Range of	of Shares	Contractual	Average	Number	Contractual	Exercise
Exercise Prices	Outstanding	Life	Exercise Price	Exercisable	Life	Price
	(in thousands)	(in years)		(in thousands)	(in years)
$1.37 – $4.80	666	7.9	$2.45	191	3.8	$3.74
$5.38 – $7.19	464	7.7	$6.57	258	7.1	$6.72
$7.23 – $9.50	227	6.6	$7.87	198	6.4	$7.94
$9.60 – 12.00	135	7.7	$10.60	124	7.8	$10.65

	1,492			771

1994 Employee Stock Purchase Plan
A total of 150,000 shares of common stock had been reserved for issuance under the 1994 Employee Stock Purchase Plan. The plan permits eligible employees to purchase common stock through payroll deductions at a price equal to the lower of 85% of the fair market value of the company’s common stock at the beginning or end of the offering period. Employees may end their participation at any time during the offering period, and participation ends automatically on termination of employment with the company. On June 15, 2006, the shareholders reserved an additional 50,000 shares of the company’s common stock for issuance under the 1994 Employee Stock Purchase Plan. At December 31, 2008, 2007, and 2006, 103,000 shares, 98,000 shares, and 95,000 shares had been issued under this plan since inception, respectively.
Shareholder Rights Plan
On September 12, 2001, the Board of Directors declared a dividend distribution of one “Right” for each outstanding share of common stock of the company to shareholders of record at the close of business on September 26, 2002. One Right also will attach to each share of common stock issued by the company subsequent to such date and prior to the distribution date defined below. With certain exceptions, each Right, when exercisable, entitles the registered holder to purchase from the company one one-thousandth of a share of a new series of preferred stock, designated as Series A Participating Preferred Stock, at a price of $30.00 per one one-thousandth of a share, subject to adjustment. The Rights were distributed as a non-taxable dividend and expire ten years from the date of the Rights Plan. In general, the Rights will become exercisable and trade independently from the common stock on a distribution date that will occur on the earlier of (i) the public announcement of the acquisition by a person or group of 15% or more of the common stock or (ii) 10 days after commencement of a tender or exchange offer for the common stock that would result in the acquisition of 15% or more of the common stock. Upon the occurrence of certain other events related to changes in ownership of the common stock, each holder of a Right would be entitled to purchase shares of common stock, or an acquiring corporation’s common stock, having a market value of twice the exercise price. Under certain conditions, the Rights may be redeemed at $0.001 per Right by the Board of Directors.
The description and terms of the Rights are set forth in a Rights Agreement dated as of September 20, 2002, between the company and Mellon Investor Services LLC, as rights agent. On March 12, 2008, as part of a private placement of shares of common stock and warrants to a number of existing shareholders, with the largest portion being purchased by The Quercus Trust of Costa Mesa, California, the company and Mellon Investor Services LLC amended the agreement to increase the 15% ceiling noted above to 20% for the Trust and persons who are beneficial owners through the Trust, without triggering the rights under the agreement.
10. Income Taxes
The company adopted the provisions of FASB Interpretation 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, on January 1, 2007. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Guidance also is provided on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure and transition. Based on the company’s evaluation, there are no significant uncertain tax positions requiring recognition in the company’s financial statements. There was no effect on financial condition or results of operations as a result of implementing FIN 48 to all tax positions for which the statute of limitations remained open, and the company did not have any unrecognized tax benefits. At December 31, 2008, there have been no changes to the liability for uncertain tax positions, and there are no unrecognized tax benefits.
The company files income tax returns in the United States federal jurisdiction, as well as in various states and foreign jurisdictions. With few exceptions, the company is no longer subject to United States federal, state, and local, or non-United States income tax examinations by tax authorities for years before 2004.
The company’s policy is to reflect interest expense related to uncertain income tax positions as part of income tax expense, when and if they become applicable.
The components of the benefit from (provision for) income taxes are as follows (in thousands):

	Years Ended December 31,
	2008	2007	2006
Current
Federal	$—	$—	$—
Foreign	—	(13)	(50)
State	(6)	—	—

	(6)	(13)	(50)
Deferred
Federal	238	(162)	(74)
Foreign	4	—	12
State	14	(15)	(1)
	256	(177)	(63)

Benefit from (provision for) income taxes	$250	$(190)	$(113)

The following table shows the geographic components of pretax income (loss) between United States and foreign subsidiaries (in thousands):

	December 31,
	2008	2007	2006
United States	$(12,907)	$(10,593)	$(9,510)
Foreign subsidiaries	(1,791)	(534)	(27)

	$(14,698)	$(11,127)	$(9,537)

The principal items accounting for the difference between income taxes computed at the United States statutory rate and the benefit from (provision for) income taxes reflected in the statements of operations are as follows:

	December 31,
	2008	2007	2006
United States statutory rate	34.0%	34.0%	34.0%
State Taxes (net of federal tax benefit)	—%	1.9%	2.0%
Valuation allowance	(31.1)%	(38.2)%	(39.0)%
Other	(1.2)%	0.6%	1.8%

	1.7%	(1.7)%	(1.2)%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows (in thousands):

	December 31,
	2008	2007	2006
Allowance for doubtful accounts	$92	$218	$113
Accrued expenses and other reserves	1,905	1,233	1,097
Tax credits, Deferred R&D, and other	833	202	154
Net operating loss	15,807	12,413	8,328
Valuation allowance	(18,622)	(14,054)	(9,680)
Total deferred tax asset	15	12	12
Deferred tax liabilities associated with indefinite-lived intangibles	—	(252)	(75)

Net total deferred taxes	$15	$(240)	$(63)

The company has a full valuation allowance against its United States and German deferred tax assets. The net deferred tax assets for 2008 amounted to $15,000 and were for the company’s United Kingdom subsidiary, which reported income in 2008 and has been profitable prior to 2007. The net deferred liabilities were $0 at December 31, 2008, compared to $252,000 at December 31, 2007. The income tax benefit from the United States operations in 2008 relates to the reversal of the 2007 deferred tax liability of $252,000 for intangibles as a result of the book impairment. There were no Federal tax expenses for the United States operations in 2008, as any expected benefits were offset by an increase in the valuation allowance. No tax benefits were recorded for the 2008 German operations loss.
As of December 31, 2008, the company has a net operating loss carry-forward of approximately $42,800,000 for federal, state and local income tax purposes. If not utilized, these carry-forwards will begin to expire in 2020 for federal and has begun to expire for state and local purposes.

Under the Internal Revenue Code Section 382, the amounts of and benefits from net operating losses carry-forwards may be impaired in certain circumstances. Events that cause limitations in the amount of net operating losses that the company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three-year period. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. A valuation allowance has been provided because it is more likely than not that the deferred tax assets relating to certain of the federal and state loss carry-forwards will not be realized.
11. Segments and Geographic Information
The company has two primary product lines: the pool lighting product line and the commercial lighting product line, each of which markets and sells fiber optic lighting products. The company markets its products for worldwide distribution primarily through independent sales representatives, distributors and contractors in North America, Europe and the Far East.
A summary of geographic sales is as follows (in thousands):

	Years Ended December 31,
	2008	2007	2006
United States Domestic	$12,902	$14,949	$18,776
Other Countries	10,048	7,949	8,260

	$22,950	$22,898	$27,036

A summary of sales by product line is as follows (in thousands):

	Years Ended December 31,
	2008	2007	2006
Pool Lighting	$7,204	$11,002	$13,364
Commercial Lighting	15,746	11,896	13,672

	$22,950	$22,898	$27,036

A summary of geographic long-lived assets (fixed assets) is as follows (in thousands):

	December 31,
	2008	2007
United States Domestic	$3,726	$7,791
Germany	540	1,773
Other Countries	193	111

	$4,459	$9,675

12. Employee Retirement Plan
The company maintains a 401(k) profit-sharing plan for its employees who meet certain qualifications. The Plan allows eligible employees to defer up to 15% of their earnings, not to exceed the statutory amount per year on a pretax basis, through contributions to the Plan. The Plan provides for employer contributions at the discretion of the Board of Directors; however, no such contributions were made in 2008, 2007, or 2006.

13. Reorganization and Restructuring
On May 8, 2007, Energy Focus, Inc., a wholly owned subsidiary of Fiberstars, Inc., was merged into Fiberstars, Inc. As a result of this merger, the name of Fiberstars, Inc. was changed to Energy Focus, Inc. Existing certificates for shares of the company, bearing the name Fiberstars, Inc., will continue to be valid certificates for Energy Focus, Inc., and no action is required by the shareholders as a result of the name change.
During 2007, the company moved the fiber production operation from Mexico to Solon, Ohio. The cost associated with this move was $456,000.
During 2006, the company charged to operations $734,000 for costs associated with moving its operations from Fremont, California to Solon, Ohio.
14. Related Party Transactions
The company entered into a consulting agreement with Jeffrey H. Brite, a member of its Board of Directors, on November 1, 2004. This agreement ended on March 7, 2007, upon Jeffrey H. Brite’s resignation as a member of the Board of Directors. As a consultant under this agreement, Mr. Brite assisted the company in various capacities. In return, the company compensated Mr. Brite with the award of an option for the acquisition of up to 40,000 shares of its common stock at a per-share exercise price of $7.23, which was expensed during 2004, and with annual aggregate cash payments of $50,000 paid in quarterly installments during each of the years 2005, 2006, and part of 2007. No expenses were recorded during the twelve months ending December 31, 2008, nor were any payments made to Mr. Brite. Payments for the twelve months ending December 31, 2007, were $13,690, compared to $50,000 in 2006.
Gensler Architecture, Design, and Planning, P.C., a New York professional corporation (“Gensler”), provided contract services to the company in the areas of fixture design and marketing, targeted at expanding the market for the company’s EFOTM products. Mr. Jeffrey Brite, an employee of Gensler, was a member of the company’s Board of Directors through March 7, 2007. The company had entered into a three-year consulting agreement with Gensler, effective December 15, 2004. Gensler agreed to assist the company’s marketing group with matters of structure, procedure and practices as they relate to the design, real estate, and procurement communities, and advise the company on strategies to enhance its visibility and image within the design and construction community as a manufacturer of preferred technology. In return, the company compensated Gensler with a one-time cash payment in 2005 of $60,750 and a $50,000 annual cash payment paid in quarterly installments of $12,500 in arrears for each of the calendar years 2005, 2006, and part of 2007. Also, there was a one-time option award for acquiring up to 75,000 shares of the company’s common stock at a per-share exercise price of $6.57, which was expensed in 2006 under FAS 123(R). No payments were made in the fourth quarter of 2007 to Gensler, but the company accrued expenses of $12,500, which were paid during the first quarter of 2008. Payments total $37,500 for the twelve months ending December 31, 2007, compared to $50,000 in 2006.
On February 3, 2006, the company had entered into a consulting agreement with David Ruckert, a member of its Board of Directors. Mr. Ruckert was paid $76,000 during the year ending December 31, 2007 and $110,000 during the year ending December 31, 2006 under this agreement. This agreement was terminated on June 30, 2007. No payments were made to Mr. Ruckert during the twelve months ending December 31, 2008. Additionally, Mr. Ruckert was granted options to purchase 32,000 shares of the company’s common stock. Stock expense incurred under FAS 123(R) related to these options was $30,000 during the year ending December 31, 2008, compared to $30,000 during 2007, and $15,000 during 2006.

On October 19, 2007, the company entered into a management agreement with Barry Greenwald, former General Manager of its Pool Lighting Division. Under this agreement, the company was to pay Mr. Greenwald nonrefundable amounts totaling $309,000 of additional compensation, of which $77,000 was paid on November 1, 2007, and $77,000 was paid on March 14, 2008. Upon Mr. Greenwald’s termination on January 17, 2008, the balance of $155,000 would have been paid in 36 monthly installments commencing on January 1, 2009, subject to certain conditions being met by Mr. Greenwald. Mr. Greenwald failed to meet these certain conditions, so the accrued liability of $155,000 was reversed during the twelve months ending December 31, 2008.
On March 14, 2008, the company received an additional $9,335,000 in equity financing, net of expenses. The investment was made by several current Energy Focus shareholders, including four members of the Board of Directors. These investors agreed to an at-market purchase of approximately 3.1 million units for $3.205 per unit, based on the closing bid price of Energy Focus common shares on March 13, 2008 of $3.08. Each unit comprises one share of the Company’s common stock, par value $0.0001 per share, and one warrant to purchase one share of the Company’s common stock at an exercise price of $3.08 per share. The warrants were immediately separable from the units and immediately exercisable, and will expire five years after the date of their issuance. This additional financing is being used to fund working capital, pay debt and perform additional research and development. The company received 100% of the funds from escrow on March 17, 2008. Among the investors were Ronald A. Casentini, John M. Davenport, John B. Stuppin, and Philip Wolfson, all of whom were members of our Board of Directors, at the time of the transaction, and who invested approximately $100,000 in the aggregate.
Supplementary Financial Information to Item 8
The following table sets forth our selected unaudited financial information for the eight quarters in the period ended December 31, 2008. This information has been prepared on the same basis as the audited financial statements and, in the opinion of management, contains all adjustments necessary for a fair presentation thereof.
Any variations from year to date amounts reported in this report are a result of rounding.
QUARTERLY FINANCIAL DATA (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

2008 QUARTERS ENDED	DEC. 31	SEP. 30	JUN. 30	MAR. 31
Net sales	$4,140	$6,357	$7,616	$4,837
Gross profit	(494)	2,310	2,443	1,244
As a percent of net sales	(11.9)%	36.3%	32.1%	25.7%
Net loss	(7,776)	(1,584)	(1,639)	(3,449)
As a percent of net sales	(187.8)%	(24.9)%	(21.5)%	(71.3)%
Net loss per share:
Basic	$(0.52)	$(0.11)	$(011)	$(0.28)
Diluted	$(0.52)	$(0.11)	$(0.11)	$(0.28)

2007 QUARTERS ENDED	DEC. 31	SEP. 30	JUN. 30	MAR. 31
Net sales	$5,440	$5,745	$6,704	$5,009
Gross profit	544	1,988	2,280	1,470
As a percent of net sales	10.0%	34.6%	34.0%	29.4%
Net loss	(3,666)	(3,175)	(1,870)	(2,606)
As a percent of net sales	(67.4)%	(55.3)%	(27.9)%	(52.0)%
Net loss per share:
Basic	$(0.31)	$(0.28)	$(0.16)	$(0.23)
Diluted	$(0.31)	$(0.28)	$(0.16)	$(0.23)

ENERGY FOCUS, INC.
CONDENSED
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share amounts)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,613	$10,568
Accounts receivable trade, net	1,903	2,668
Inventories, net	4,928	5,539
Prepaid and other current assets	300	276

Total current assets	12,744	19,051

Fixed assets net	3,582	4,459
Other assets	102	142

Total assets	$16,428	$23,652

LIABILITIES
Current liabilities:
Accounts payable	$1,222	$2,767
Accrued liabilities	1,186	1,621
Deferred revenue	216	191
Credit line borrowings	1,776	1,904
Current portion of long-term bank borrowings	—	54

Total current liabilities	4,400	6,537

Other deferred liabilities	67	81
Long-term bank borrowings	71	245

Total liabilities	4,538	6,863

SHAREHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2009 and 2008
Issued and outstanding: no shares in 2009 and 2008	—	—
Common stock, par value $0.0001 per share:
Authorized: 30,000,000 shares in 2009 and 2008
Issued and outstanding: 15,079,000 in 2009 and 14,835,000 in 2008	1	1
Additional paid-in capital	66,238	65,865
Accumulated other comprehensive income	369	251
Accumulated deficit	(54,718)	(49,328)

Total shareholders’ equity	11,890	16,789

Total liabilities and shareholders’ equity	$16,428	$23,652

The accompanying notes are an integral part of these financial statements.

ENERGY FOCUS, INC.
CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Net sales	$3,815	$7,616	$6,620	$12,453
Cost of sales	3,016	5,173	5,503	8,766

Gross profit	799	2,443	1,117	3,687

Operating expenses:
Research and development	253	192	483	593
Sales and marketing	1,650	2,712	3,530	5,590
General and administrative	1,202	1,182	2,426	2,552
Loss on impairment of assets	165	—	165	—

Total operating expenses	3,270	4,086	6,604	8,735

Loss from operations	(2,471)	(1,643)	(5,487)	(5,048)

Other income (expense):
Other income	146	30	147	32
Interest expense	(24)	14	(50)	8

Loss before income taxes	(2,349)	(1,599)	(5,390)	(5,008)

Provision for income taxes	—	(40)	—	(80)

Net loss	$(2,349)	$(1,639)	$(5,390)	$(5,088)

Net loss per share — basic and diluted	$(0.16)	$(0.11)	$(0.36)	$(0.38)

Shares used in computing net loss per share — basic and diluted	14,915	14,830	14,877	13,521

The accompanying notes are an integral part of these financial statements.

ENERGY FOCUS, INC.
CONDENSED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(amounts in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Net loss	$(2,349)	$(1,639)	$(5,390)	$(5,088)

Other comprehensive income (loss):
Foreign currency translation adjustments	162	7	118	166

Comprehensive loss	$(2,187)	$(1,632)	$(5,272)	$(4,922)

The accompanying notes are an integral part of these financial statements.

ENERGY FOCUS, INC.
CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Six months ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(5,390)	$(5,088)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on impairment of assets	165	—
Depreciation	540	621
Stock-based compensation	364	433
Provision for doubtful accounts receivable	(98)	(266)
Deferred taxes	—	80
Deferred revenue	25	(41)
Loss on disposal of fixed assets	14	1
Changes in assets and liabilities:
Accounts receivable	931	(583)
Inventories	755	466
Prepaid and other current assets	(19)	(13)
Other assets	39	(58)
Accounts payable	(1,563)	177
Accrued liabilities	(465)	213

Total adjustments	688	1,030

Net cash used in operating activities	(4,702)	(4,058)

Cash flows from investing activities:
Proceeds from disposal of fixed assets	346	—
Acquisition of fixed assets	(177)	(298)

Net cash provided by (used in) investing activities	169	(298)

Cash flows from financing activities:
Cash proceeds from issuances of common stock, net	10	9,335
Cash proceeds from exercise of stock options	—	130
Proceeds from credit line borrowings	1,904	1,968
Payments of credit line borrowings	(2,027)	(2,813)
Proceeds from long-term bank borrowings	70	—
Payments of short and long-term bank borrowings	(288)	(358)

Net cash (used in) provided by financing activities	(331)	8,262

Effect of exchange rate changes on cash	(91)	(69)

Net (decrease) increase in cash and cash equivalents	(4,955)	3,837
Cash and cash equivalents, beginning of period	10,568	8,412

Cash and cash equivalents, end of period	$5,613	$12,249

The accompanying notes are an integral part of these financial statements.

ENERGY FOCUS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
(Unaudited)
1. Nature of Operations
Energy Focus, Inc. and subsidiaries (“the company”) design, develop, manufacture, and market lighting systems and customer specific energy efficient lighting solutions for a wide-range of use in both the general commercial market and the pool market. The company’s lighting technology offers significant energy savings, heat dissipation, and maintenance cost benefits over conventional lighting for multiple applications. The company’s solutions include fiber optic (“EFO”), light-emitting diode (“LED”), ceramic metal halide (“CMH”), high-intensity discharge (“HID”), and other highly energy efficient lighting technologies. The company’s strategy also incorporates continued investment into researching new and emerging energy sources including, but not limited to, solar energy for both the public and private sectors. Typical savings of current technology average 80% in electricity costs, while providing full-spectrum light closely simulating daylight colors.
2. Summary of Significant Accounting Policies
The significant accounting policies of the company, which are summarized below, are consistent with generally accepted accounting principles and reflect practices appropriate to the business in which it operates.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates include, but are not limited to, the establishment of reserves for accounts receivable, sales returns, inventory obsolescence, and warranty claims; the useful lives for property, equipment, and intangible assets; and stock-based compensation. Actual results could differ from those estimates.
Reclassifications
Certain prior year amounts have been reclassified to be consistent with the current year presentation.
Basis of Presentation
The consolidated financial statements (“financial statements”) include the accounts of the company and its subsidiaries, Crescent Lighting Limited (“CLL”) located in the United Kingdom and LBM Lichtleit- Fasertechnik (“LBM”) located in Germany. All significant inter-company balances and transactions have been eliminated.
Interim Financial Statements (unaudited)
Although unaudited, the interim financial statements in this report reflect all adjustments, consisting only of all normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of financial position, results of operations and cash flows for the interim periods covered and of the financial condition of the company at the interim balance sheet date. The results of operations for the interim periods presented are not necessarily indicative of the results expected for the entire year.

Year-end Balance Sheet
The year-end balance sheet information was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles. These financial statements should be read in conjunction with the company’s audited financial statements and notes thereto for the year ended December 31, 2008, which are contained in the company’s 2008 Annual Report on Form 10-K.
Foreign Currency Translation
The company’s international subsidiaries use their local currencies as their functional currencies. For those subsidiaries, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts are translated at average exchange rates during the year. Resulting translation adjustments are recorded directly to accumulated comprehensive income as a component of shareholders’ equity. Foreign currency transaction gains and losses are included as a component of other income and expense. Gains and losses from foreign currency translation are included as a separate component of comprehensive income (expense) within the consolidated statement of comprehensive income (loss).
Liquidity
The company has continued to incur losses which have been attributable to operational performance, restructuring, and miscellaneous non-cash charges. This trend has, in turn, led to negative cash flows and ongoing bank debt compliance violations. The company has managed its liquidity during this period through a series of previously announced cost reduction initiatives, bank debt restructuring, and certain asset disposals. However, the ongoing global financial crisis has continued to have a dramatic effect on the company’s industry and customer base. Further, the ongoing recession in the United States and Western Europe, combined with the slowdown of economic growth in the rest of the world, continues to foster a business environment where it is extremely difficult and costly to obtain either equity or non-equity financing. This environment has also increased the potential for customer payment defaults. The company’s liquidity position, as well as its operating performance, has been negatively affected by these economic and industry conditions and by other financial and business factors, many of which are beyond its control.
Management acknowledges that the level of negative cash utilization experienced during the six months ended June 30, 2009, if sustained, could result in the insolvency of the company in 2009 without the infusion of additional equity or non-equity financing. Therefore, the company is aggressively pursuing all of the following sources for working capital funding:
•	obtain loans from various financial institutions,

•	obtain loans from one or more non-traditional investment capital organizations,

•	sale and/or disposition of one or more operating units, and

•	obtain funding from the sale of the company’s common stock or other equity instruments.
Obtaining financing through the above mentioned mechanisms contain risks, including:
•	loans or other debt instruments may have terms and/or conditions, such as interest rate, restrictive covenants, and control or revocation provisions, which are not acceptable to management or our Board of Directors,

•	the current global economic crisis combined with our current financial condition may prevent us from being able to obtain any debt financing,

•	financing may not be available for parties interested in pursuing the acquisition of one or more of our operating units, and

•	additional equity financing may not be available to us in the current economic environment and could lead to further dilution of shareholder value for current shareholders of record.
The company continues to aggressively reduce costs, as evidenced in the $2,296,000 decrease in operating expenses, net of a non-cash loss on impairment of fixed assets of $165,000, for the six months ended June 30, 2009, as compared to the six months ended June 30, 2008. The company’s cash utilization was $1,187,000 for the three months ended June 30, 2009; a 54.2% decrease compared to the cash utilization for the three months ended June 30, 2008 of $2,589,000. Management continues to execute further cost reductions and organizational realignments in an effort to sustain the company’s ongoing viability throughout the remainder of 2009.
Earnings (Loss) per Share
Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average of common shares outstanding for the period. Diluted loss per share is computed giving effect to all dilutive potential common shares outstanding during the period. Dilutive potential common shares consist of incremental shares upon exercise of stock options and warrants, unless the effect would be anti-dilutive.
A reconciliation of the numerator and denominator of basic and diluted loss per share is provided as follows (in thousands, except per share amounts):

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Numerator — basic and diluted loss per share
Net loss	$(2,349)	$(1,639)	$(5,390)	$(5,088)

Denominator — basic and diluted loss per share
Weighted average shares outstanding	14,915	14,830	14,877	13,521

Basic and diluted net loss per share	$(0.16)	$(0.11)	$(0.36)	$(0.38)

At June 30, 2009, options and warrants to purchase 5,734,000 shares of common stock were outstanding, but were not included in the calculation of diluted net loss per share because their inclusion would have been anti-dilutive. Options and warrants to purchase 5,106,000 shares of common stock were outstanding at June 30, 2008, but were not included in the calculation of diluted net loss per share because their inclusion would have been anti-dilutive.
Stock-Based Compensation
The company’s stock-based compensation plans are described in detail in its Annual Report on Form 10-K for the year ended December 31, 2008.
For the three and six months ended June 30, 2009, the company recorded compensation expense of $168,000 and $364,000, respectively, compared to $214,000 and $433,000 for the three and six months ended June 30, 2008. Total unearned compensation of $1,152,000 remains at June 30, 2009 compared to $1,363,000 at June 30, 2008. These costs will be charged to expense, amortized on a straight line basis, in future periods through 2013. The remaining weighted average life of the outstanding options is approximately 1.8 years.
The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model. Estimates utilized in the calculation include the expected life of option, risk-free interest rate, and volatility, and are further comparatively detailed below. During the six months ended June 30, 2009, the company granted 465,000 stock options compared to the 225,000 granted during the six months ended June 30, 2008.

The fair value of each option grant and stock purchase plan grant combined is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in the six months ended June 30, 2009 and 2008:

	Six months ended
	June 30,
	2009	2008
Fair value of options issued	$0.48	$1.20
Exercise price	$0.79	$2.32
Expected life of option	4.0 years	4.0 years
Risk-free interest rate	1.70%	2.83%
Expected volatility	84.05%	66.40%
Dividend yield	0%	0%
On May 29, 2009, the company’s five senior executive officers agreed to accept voluntary salary reductions for the remainder of the 2009 calendar year in exchange for the issuance of restricted shares of common stock as authorized under the company’s 2008 Stock Incentive Plan. Two other key executives of the company also accepted salary reductions for the balance of the year in exchange for restricted shares. Each officer and key executive voluntarily accepted a ten percent (“10%”) salary reduction for the remainder of 2009, except for one officer who voluntarily accepted a forty percent (“40%”) decrease for the remainder of 2009. The number of restricted shares of common stock issued to each officer and executive was equal to the dollar value of the individual’s salary reduction divided by the closing price per share of the company’s common stock on May 29, 2009. The total number of restricted shares of common stock issued to these officers and executives was 209,000. The company reserves the right to extend these salary reductions into the 2010 calendar year and beyond.
On May 29, 2009, two members of the company’s Board of Directors also voluntarily relinquished their directors’ fee for the balance of 2009 in exchange for restricted shares of common stock on the same terms as the shares granted to the officers. The number of restricted shares of common stock issued to each director was equal to the dollar value of the individual’s relinquished director’s fee divided by the closing price per share of the company’s common stock on May 29, 2009. The total number of restricted shares of common stock issued to these directors was 19,000.
Product Warranties
The company warrants finished goods against defects in material and workmanship under normal use and service for periods of one to three years. Settlement costs consist of actual amounts expensed for warranty service, which are largely a result of third party service calls, and costs of replacement products. A liability for the estimated future costs under product warranties is maintained for products outstanding under warranty (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Balance at the beginning of the period	$289	$190	$292	$212
Accruals for warranties issued	34	85	58	138
Settlements made during the period (in cash or in kind)	(192)	(85)	(219)	(160)

Balance at the end of the period	$131	$190	$131	$190

3. Inventories
Inventories are stated at the lower of standard cost (which approximates actual cost determined using the first-in, first-out cost method) or market and consist of the following (in thousands):

	June 30,	December 31,
	2009	2008
Raw materials	$3,410	$4,738
Inventory reserve	(1,527)	(1,795)
Finished goods	3,045	2,596

	$4,928	$5,539

4. Fixed Assets
Fixed assets are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets and consist of the following (in thousands):

	June 30,	December 31,
	2009	2008
Equipment (useful life 3 - 15 years)	$8,544	$8,632
Tooling (useful life 2 - 5 years)	2,630	2,752
Furniture and fixtures (useful life 5 years)	230	200
Computer software (useful life 3 years)	470	483
Leasehold improvements (the shorter of useful life or lease life)	885	1,639
Construction in progress	2	60

	12,761	13,766
Less: accumulated depreciation	(9,179)	(9,307)

	$3,582	$4,096

5. Long-Term Borrowings
The company’s bank line of credit in the United States is based on an agreement with Silicon Valley Bank (“SVB”) dated October 15, 2008, modified effective January 31, 2009 and June 12, 2009, and further modified effective July 22, 2009, as defined below. At June 30, 2009, this agreement provided for a $2,000,000 revolving line of credit, renewable on a month-to-month basis. The amount of borrowings available to the company is the lesser of $2,000,000 or 75% of eligible accounts receivable, as defined by the agreement.
Borrowings under this agreement are collateralized by the company’s assets, including intellectual property, and bear interest at the SVB Prime Rate plus 1.50%, as of June 30, 2009. If the company terminates the facility prior to maturity, it will be required to pay a 1.00% termination fee. The company is required to maintain all of its cash and cash equivalents in operating and investment accounts with SVB and its affiliates. The company is also required to comply with certain covenant requirements, including a tangible net worth covenant. As of June 30, 2009, the company is not in compliance with this financial covenant as defined by the original credit agreement. The interest rate at June 30, 2009 was 5.50% and 5.00% at December 31, 2008. Borrowings under the revolving line of credit were $1,776,000 at June 30, 2009 and December 31, 2008. Available borrowings under this revolving line of credit were $256,000 at June 30, 2009 and $263,000 at December 31, 2008. The revolving line of credit borrowings are recorded in the consolidated balance sheets as a current liability.
Effective January 31, 2009, the company entered into a First Loan Modification and Forbearance Agreement with SVB which modified the one year credit agreement entered into on October 15, 2008. This modification to the terms of the 2008 credit agreement states that borrowings bear interest at the SVB Prime Rate plus 1.50%. SVB also agreed to forebear from exercising its rights and remedies against the company as a result of violating its tangible net worth covenant as of December 31, 2008. This forbearance expired on February 15, 2009.

Effective June 12, 2009, the company entered into a Second Loan Modification and Forbearance Agreement with SVB which further modified the one year credit agreement entered into on October 15, 2008, and modified January 31, 2009. This second modification to the terms of the 2008 credit agreement states that borrowings bear interest at the SVB Prime Rate plus 1.50% through June 30, 2009. Beginning July 1, 2009 through, and including, September 30, 2009, borrowings bear interest at the SVB Prime Rate plus 2.00%. Beginning October 1, 2009 and thereafter, borrowings bear interest at the SVB Prime Rate plus 3.00%. While the company remained in violation of its tangible net worth covenant, the company and SVB continued to cooperate to restructure the existing bank line of credit. In addition, SVB agreed to forebear from exercising its rights and remedies against the company as a result of violating its tangible net worth covenant as of June 30, 2009. This forbearance expired on June 30, 2009.
Effective July 22, 2009, the company entered into a Third Loan Modification and Forbearance Agreement with SVB which modifies the one year credit agreement entered into on October 15, 2008, and modified effective January 31, 2009 and June 12, 2009. This third modification to the terms of the 2008 credit agreement revised the amount of borrowings available to the company to be the lesser of $2,000,000 or the sum of (i) 75% of eligible accounts receivable, and (ii) other cash equivalents on deposit with SVB. While the company remained in violation of its tangible net worth covenant, the company and SVB continued to cooperate to restructure the existing bank line of credit. In addition, SVB agreed to forebear from exercising its rights and remedies against the company as a result of violating its tangible net worth covenant as of July 31, 2009. This forbearance was due to expire on July 31, 2009.
SVB has informed the company that it does not intend to renew the company’s line of credit when it expires on October 15, 2009. The company is actively engaged in discussions with other potential financing sources to replace the SVB line of credit and is currently reviewing credit agreement proposals it has received from selected financial institutions.
On May 27, 2009, the company entered into a Promissory Note (“Note”) with The Quercus Trust (“The Trust”) in the amount of $70,000. Under the terms of this Note, the company agrees to pay The Trust the principal sum of the Note and interest accruing at a yearly rate of 1.00% in one lump sum payment on or before June 1, 2109. The company received the funds on June 9, 2009.
Through the company’s United Kingdom subsidiary, the company maintains a bank overdraft facility of $415,000 (in British pounds sterling, based on the exchange rate at June 30, 2009) under an agreement with Lloyds Bank Plc. There were no borrowings against this facility as of June 30, 2009 or December 31, 2008. This facility is renewed annually on January 1. The interest rate on the facility was 2.75% at June 30, 2009, and 7.25% at December 31, 2008.
Through the company’s German subsidiary, the company maintained a credit facility under an agreement with Sparkasse Neumarkt Bank. This credit facility was put in place to finance the building of offices in Berching, Germany, which were owned and occupied by the company’s German subsidiary. In June, 2009, the company paid, in its entirety, the balance due on the credit facility with proceeds received from the sale of the office building in Berching, Germany. Borrowings against this facility were $299,000 at December 31, 2008 (in Euros, based on the exchange rate at December 31, 2008). The interest rate was 5.49% at December 31, 2008.
In addition, the company’s German subsidiary has a revolving line of credit with Sparkasse Neumarkt Bank. As of June 30, 2009, there were no borrowings against this line of credit and borrowings of $128,000 (in Euros, based on the exchange rate at December 31, 2008) at December 31, 2008. This revolving facility is renewed annually on January 1. The interest rate on this line of credit was 11.00% at December 31, 2008.

Future maturities of remaining borrowings are (in thousands):

	United States	United States
	Credit Line	Long-Term
Year ending June 30,	Borrowings	Borrowings	Total
2010	$1,776	$—	$1,776
2011	—	—	—
2012	—	—	—
2013	—	—	—
2014	—	—	—
2015 and thereafter	—	71	71

Total commitment	$1,776	$71	$1,847

6. Comprehensive Operations
Comprehensive income (loss) is defined as net income (loss) plus sales, expenses, gains and losses that, under generally accepted accounting principles, are included in comprehensive income (loss) but excluded from net income (loss). A separate statement of comprehensive loss has been presented with this report.
7. Segments and Geographic Information
The company has two primary product lines: pool lighting and general commercial lighting, each of which markets and sells lighting systems and customer specific energy efficient lighting solutions. The company markets its products and solutions for worldwide distribution through a combination of direct sales employees, independent sales representatives, and various distributors in different geographic markets throughout the world.
A summary of sales by geographic area is as follows (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
United States Domestic	$2,495	$4,447	$4,089	$7,027
Other Countries	1,320	3,169	2,531	5,426

	$3,815	$7,616	$6,620	$12,453

A summary of sales by product line is as follows (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Pool Lighting	$1,375	$2,740	$2,046	$4,347
Commercial Lighting	2,440	4,876	4,574	8,106

	$3,815	$7,616	$6,620	$12,453

A summary of long-lived geographic assets (fixed assets) is as follows (in thousands):

	June 30,	December 31,
	2009	2008
United States Domestic	$3,364	$3,726
Germany	38	540
Other Countries	180	193

	$3,582	$4,459

8. Income Taxes
At June 30, 2009, we have recorded a full valuation allowance against the company’s deferred tax assets in the United States and Germany, due to uncertainties related to its ability to utilize its deferred tax assets, primarily consisting of certain net operating losses carried forward. The valuation allowance is based upon the company’s estimates of taxable income by jurisdiction and the period over which its deferred tax assets will be recoverable.
9. Related Party Transactions
On February 3, 2006, the company had entered into a consulting agreement with David Ruckert, a member of its Board of Directors. This agreement was terminated on June 30, 2007. No payments were made during the three months ending June 30, 2009 or June 30, 2008. Additionally, Mr. Ruckert was granted options to purchase 32,000 shares of the company’s common stock. Stock expense incurred under FAS 123(R) related to these options was $7,000 and $15,000 for the three and six months ended June 30, 2009, respectively, and $7,000 and $15,000 for the three and six months ended June 30, 2008.
On October 19, 2007, the company entered into a management agreement with Barry Greenwald, General Manager of its Pool Lighting Division. Per this agreement, the company was to pay Mr. Greenwald nonrefundable amounts totaling $309,000 of additional compensation, of which $77,000 was paid on November 1, 2007. Upon Mr. Greenwald’s termination on January 21, 2008, the company incurred an expense of $232,000, of which $77,000 was paid on March 14, 2008.
On March 14, 2008, the company received an additional $9,335,000 in equity financing, net of expenses. The investment was made by several then current Energy Focus, Inc. shareholders, including four then current members of the company’s Board of Directors. These investors agreed to an at-market purchase of approximately 3.1 million units for $3.205 per unit, based on the closing bid price of the company’s common shares on March 13, 2008 of $3.08. Each unit comprises one share of the company’s common stock, par value $0.0001 per share, and one warrant to purchase one share of the company’s common stock at an exercise price of $3.08 per share. The warrants were immediately separable from the units and immediately exercisable, and will expire five years after the date of their issuance. This additional financing was to be used to fund working capital, pay debt and perform additional research and development. The company received 100% of the funds from escrow on March 17, 2008. Among the investors were Ronald A. Casentini, John M. Davenport, John B. Stuppin, and Philip E. Wolfson, all of whom were members of its Board of Directors at the time of the transaction, and who invested approximately $100,000 in the aggregate. Also among the investors was The Quercus Trust (“The Trust”), whose trustees include David Gelbaum, who became a member of the company’s Board of Directors in February, 2009.
On May 27, 2009, the company entered into a Promissory Note (“Note”) with The Trust in the amount of $70,000. Under the terms of this Note, the company agrees to pay The Trust the principal sum of the Note and interest accruing at a yearly rate of 1.00% in one lump sum payment on or before June 1, 2109. The company received the funds on June 9, 2009.

          No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.
     Up to $3.5 million to be raised with up to [                    ] Shares of Common Stock Issuable Upon Exercise of Rights to Subscribe for those Shares at $[0.___] per Share

PROSPECTUS

October [___], 2009

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
          The following table sets forth the expenses payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC and FINRA registration fees. We will bear all of these expenses.

SEC filing fee		$376.93
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing expenses		*
Other		*

Total	$	*

(*)	To be provided by amendment.
Item 14. Indemnification of Directors and Officers.
General Corporation Law
          We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), among other things, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
          Section 102 of the General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Certificate of Incorporation and Bylaws
          Article XI and Article XII of our certificate of incorporation (the “Certificate”) provide that the liability of our officers and directors shall be eliminated or limited to the fullest extent authorized or permitted by the General Corporation Law. Under the General Corporation Law, the directors have a fiduciary duty to us which is not eliminated by these provisions of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available to us. These provisions also do not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
          Article VI of our bylaws provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right), by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer of us serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.
          Article VI of our bylaws further provides that in the event a director or officer has to bring suit against us for indemnification and is successful, we will pay such director’s or officer’s expenses of prosecuting such claim; that indemnification provided for by the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that we may purchase and maintain insurance on behalf of a director or officer against any liability asserted against such officer or director and incurred by such officer or director in such capacity, whether or not we would have the power to indemnify such director or officer against such expense or liability under the General Corporation Law.
          At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our Certificate or bylaws. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.
          We have entered into indemnification agreements with certain of our officers, directors and key employees.
Liability Insurance
          Our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us, insuring such persons against various liabilities.
Undertaking
          Reference is made to “Undertakings” below, for our undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933.
Item 15. Recent Sales of Unregistered Securities.
          The following information relates to all securities issued or sold by the Registrant within the past three years and not registered under the Securities Act of 1933.
       On March 17, 2008, we completed a private placement to 19 accredited investors, including seven then current shareholders and four then current members of the board of directors, of 3,184,321 units at $3.205 per unit that yielded $9,335,000 to us after expenses. Each unit consisted of one share of Common Stock, at a price of $3.08 per share, and one warrant, at a price of $0.125 per warrant, to purchase one share of Common Stock at an exercise price of $3.08 per share. The warrants were immediately separable from the units and immediately exercisable, and expire five years from the date of issuance. We paid the placement agent, Merriman Curhan Ford & Co., a six percent commission of $612,345 and granted the agent warrants to purchase 382,119 shares of our Common Stock at $3.08 per share. We used the proceeds of the sale to fund working capital, pay debt, and perform additional research and development. We completed this transaction in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Act. We subsequently registered the resale of the shares sold and the shares issuable upon exercise of the warrants.

          On May 29, 2009, the Company and its five most senior executive officers agreed that those officers would take salary reductions for the balance of 2009 in exchange for the grant of them of restricted shares under the Company’s 2008 Stock Incentive Plan. Those executive officers and the number of restricted shares awarded to each are: Joseph G. Kaveski, Chief Executive Officer, 23,679 shares; John M. Davenport, President, 94,719 shares; Nicholas G. Berchtold, Jr., Vice President of Finance and Chief Financial Officer, 16,576 shares; Eric W. Hilliard, Vice President and Chief Operating Officer, 17,997 shares; and Roger R. Buelow, Vice President and Chief Technology Officer         , 16,576 shares. Each of those officers accepted a ten percent salary reduction for the year, except Mr. Davenport, who took a forty percent decrease. The number of shares for each officer was based upon the dollar amount of his salary reduction divided by the closing price of a share of the Company’s common stock on the NASDAQ Global Market on May 29, 2009. Two other officers of the Company also accepted salary reductions for the balance of the year in exchange for restricted shares.
          The shares are subject to forfeiture and to a restriction on transfer. Each officer will forfeit his rights in his shares if he ceases to provide service to the Company as an employee, director, or consultant prior to the closing of the first trading window after December 31, 2009 during which he does not posses material inside information about the Company, other than cessation of service as a result of (i) his death or (ii) his total and permanent disability, or (iii) within three months after a change in control of the Company. Should the officer cease to provide service to the Company as a result of any of these three things, this restriction will lapse and his shares will not be forfeited. The terms “service”, “total and permanent disability’, and “change in control” are defined in the Company’s Plan. The term “trading window” means the first twenty calendar days after the second business day following public disclosure of the Company’s quarterly of annual financial results. Before the forfeiture provision lapses by its terms, or by the officer’s earlier death or total and permanent disability, or by his leaving the service of the company within three months after change in control, the officer is not allowed to transfer any interest in his shares. Any attempt to transfer the shares will be ineffective.
          On May 29, 2009, two members of the Company’s Board of Directors also voluntarily relinquished director fees for the balance of 2009 in exchange for restricted shares on the same terms as the shares granted to the officers. David Gelbaum gave up all of his director fees for 17,413 restricted shares. Philip E. Wolfson relinquished ten percent of his fees for 2,002 shares.
          We completed the transaction with our directors and officers on May 29, 2009 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.
Item 16. Exhibits.
     The following exhibits are filed with this registration statement or incorporated into it by reference.

Exhibit
Number	Description of Documents

2.1	Agreement and Plan of Merger between Fiberstars, Inc., a California corporation, and Fiberstars, Inc., a Delaware corporation (incorporated by reference to Appendix C to the Registrant’s Definitive Proxy Statement filed on May 1, 2006).

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on May 1, 2006).

3.2	Certificate of Designation of Series A Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 27, 2006).

3.3	Bylaws of the Registrant (incorporated by reference to Appendix C to the Registrant’s Current Report on Form 8-K filed on November 27, 2006).

3.4	Certificate of Ownership and Merger, Merging Energy Focus, Inc., a Delaware corporation, into Fiberstars, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2007).

4.1	Form of Warrant for the purchase of shares of common stock (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on June 19, 2003).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 27, 2006)

4.3	Rights Agreement dated as of October 25, 2006 between the Registrant and Mellon Investor Services, LLC, as rights agent (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 27, 2006).

4.4	Form of Warrant for the purchase of shares of common stock (incorporated by reference to Exhibit 1.2 to the Registrant’s Current Report on Form 8-K filed on March 19, 2008).

4.5	Amendment No. 1 to Rights Agreement between the Registrant and Mellon Investment Services, LLC, as rights agent, dated as of March 12, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2009).

4.6	Form of Subscription Rights Certificate to Purchase Shares of Common Stock of Registrant.

Exhibit
Number	Description of Documents

4.7	Form of Letter of Transmittal to Exercise Subscription Rights to Purchase Shares of Common Stock of Registrant.

4.8	Form of Instructions for Use of Letter of Transmittal.

5.1	Form of Opinion of Cowden & Humphrey Co. LPA, including the consent of that firm, regarding the legality of the securities being offered.

10.1‡	1994 Employee Stock Purchase Plan, amended as of December 7, 2000 (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-52042) filed on December 18, 2000).

10.2	Form of Agreement between the Registrant and independent sales representatives (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form SB-2 (Commission File No. 33-79116-LA)).

10.3*	Distribution Agreement dated March 21, 1995 between the Registrant and Mitsubishi International Corporation (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 1994).

10.4*	Three – Year Supply Agreement dated November 30, 2000 between the Registrant and Mitsubishi International Corporation (incorporated by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K405 filed on April 2, 2001).

10.5	Securities Purchase Agreement dated June 17, 2003 among the Registrant and the investors named therein (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on June 19, 2003).

10.6‡	Form of Indemnification Agreement for officers of the Registrant (incorporated by reference to Exhibit 10.42 to the Registrant’s Annual Report on Form 10-K filed on March 30, 2004).

10.7	Form of Indemnification Agreement for directors of the Registrant (incorporated by reference to Exhibit 10.44 to the Registrant’s Annual Report on Form 10-K filed on March 30, 2004).

Exhibit
Number	Description of Documents

10.8	Production Share Agreement dated October 9, 2003 among the Registrant, North American Production Sharing, Inc., and Industrias Unidas de B.C., S.A. de C.V. (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K filed on March 30, 2004).

10.9‡	Consulting Agreement effective as of December 15, 2004 between the Registrant and Gensler Architecture, Design, and Planning, P.C. (incorporated by reference to Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2006).

10.10‡	Consulting Agreement effective as of December 15, 2004 between the Registrant and Jeffrey H. Brite (incorporated by reference to Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2006).

10.11	Loan and Security Agreement between Silicon Valley Bank and the Registrant dated August 15, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 18, 2005).

10.12‡	Employment Agreement between the Registrant and John M. Davenport dated July 1, 2005 (incorporated by reference from Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.13‡	Severance Agreement between the Registrant and David N. Ruckert dated September 16, 2005 (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.14*	Fiberstars Development Agreement between the Registrant and Advanced Lighting Technologies, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.15*	ADLT Development Agreement between the Registrant and Advanced Lighting Technologies, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.16*	Equipment Purchase and Supply Agreement between the Registrant and Deposition Sciences, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.17	Cross-License Agreement between the Registrant and Advanced Lighting Technologies, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

Exhibit
Number	Description of Documents

10.18	Master Services Agreement between the Registrant and Advanced Lighting Technologies, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.19	First Amendment to Production Share Agreement, effective as of August 17, 2005, among the Registrant, North American Production Sharing, Inc., and Industrias Unidas de B.C., S.A. de C.V. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 25, 2005).

10.20	Sublease between Venture Lighting International, Inc. and the Registrant dated as of November 11, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 17, 2005).

10.21	Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank dated December 30, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 6, 2006).

10.22‡	Consulting Agreement between the Registrant and David N. Ruckert dated as of February 3, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2006).

10.23*	Equipment Purchase and Product Supply Agreement entered into as of May 25, 2006 between the Registrant and Deposition Sciences, Inc. (incorporated by reference to Exhibit 10.1 to Amendment No. 2 to the Registrant’s Quarterly Report on Form 10-Q filed on March 6, 2009).

10.24	Modification to Sublease between the Registrant and Keystone Ruby, LLC. (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 11, 2006).

10.25	Amendment No. 1 to Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank dated September 25, 2006 (incorporated by reference from Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2006).

10.26‡	First Amendment to Consulting Agreement between the Registrant and David N. Ruckert dated as of February 3, 2007 (incorporated by reference to Exhibit 10.32 to the Registrant’s Annual Report on Form 10-K filed on March 16, 2007).

10.27‡	Form of Indemnification Agreement for directors and officers of the Registrant (incorporated by reference to Exhibit 10.31 of the Registrant’s Annual Report on Form 10-K filed on March 16, 2007).

10.28	Amendment No. 4 to Amended and Restated Loan and Security Agreement between Silicon Valley Bank and the Registrant dated as of October 1, 2007 (incorporated by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K filed on March 17, 2008).

Exhibit
Number	Description of Documents

10.29	Amendment No. 5 to Amended and Restated Loan and Security Agreement between Silicon Valley Bank and Registrant dated as of January 29, 2008 (incorporated by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K filed on March 17, 2008).

10.30	Management Agreement between Barry R. Greenwald and the Registrant dated as of October 19, 2007 (incorporated by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K filed on March 17, 2008).

10.31	Form of Securities Purchase Agreement dated as of March 14, 2008 (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2008).

10.32	Second Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank dated as of October 15, 2008 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 7, 2008).

10.33‡	1994 Stock Option Plan, amended as of May 24, 2000 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-52042) filed on December 18, 2000).

10.34‡	1994 Director’s Stock Option Plan, amended as of May 12, 1999 (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-52042) filed on December 18, 2000).

10.35‡	2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-122-686) filed on February 10, 2005).

10.36‡	2008 Incentive Stock Plan (incorporated by reference to Appendix D to the Registrant’s Definitive Proxy Statement filed on August 8, 2008).

10.37‡	Form of Restricted Stock Notice of Grant and Agreement (incorporated by referenced to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2009).

16.1	Letter from Grant Thornton, LLP to the Securities and Exchange Commission dated April 3, 2009 (incorporated by reference to Exhibit 16.1 to the Registrant’s Current report on Form 8-K filed on April 6, 2009.)

Exhibit
Number	Description of Documents

21.1	Significant Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2009).

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature pages).

99.1	Form of Notice of Guaranteed Delivery.

99.2	Form of Letter to Stockholders Who are Record Holders.

99.3	Form of Letter to Stockholders Who are Acting as Nominees.

99.4	Form of Letter to Clients of Stockholders Who are Acting as Nominees

99.5	Form of Beneficial Owner Election Form.

99.6	Form of Rights Subscription Agent Agreement between the Registrant and The Bank of New York Mellon Shareowner Services, LLC.

99.7	Outline of Road Show Presentation.

*	Confidential treatment has been granted with respect to certain portions of this agreement.

‡	Management contract or compensatory plan or arrangement.

†	To be filed by amendment.
Item 17. Undertakings.
          Insofar as indemnification by the registrant for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.
          The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering;
     4. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
     5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus of an undersigned registrant relating to this offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to this offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) the portion of any other free writing prospectus relating to this offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.
     6. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a supplement to the prospectus included in this Registration Statement which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.
SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on August 31, 2009.

ENERGY FOCUS, INC.
By:	/s/ Joseph G. Kaveski
Joseph G. Kaveski
Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Joseph G. Kaveski and John M. Davenport, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any related Registration Statement filed under Rule 462(b) under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Joseph G. Kaveski	Chief Executive Officer and Director	August 31, 2009
Joseph G. Kaveski	(Principal Executive Officer)

/s/ John M. Davenport	President and Director	August 31, 2009
John M. Davenport

/s/ Nicholas G. Berchtold, Jr.	Vice President Finance and Chief	August 31, 2009
Nicholas G. Berchtold, Jr.	Financial Officer (Principal Financial and Accounting Officer)

Director
David Gelbaum

/s/ Laurence V. Goddard	Director	August 31, 2009
Laurence V. Goddard

/s/ J. James Finnerty	Director	August 31, 2009
J. James Finnerty

/s/ Michael A. Kasper	Director	August 31, 2009
Michael A. Kasper

/s/ Paul Von Paumgartten	Director	August 31, 2009
Paul Von Paumgartten

/s/ David N. Ruckert	Director	August 31, 2009
David N. Ruckert

/s/ Philip E. Wolfson	Director	August 31, 2009
Philip E. Wolfson

EXHIBIT INDEX

Exhibit
Number	Description of Documents

2.1	Agreement and Plan of Merger between Fiberstars, Inc., a California corporation, and Fiberstars, Inc., a Delaware corporation (incorporated by reference to Appendix C to the Registrant’s Definitive Proxy Statement filed on May 1, 2006).

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on May 1, 2006).

3.2	Certificate of Designation of Series A Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 27, 2006).

3.3	Bylaws of the Registrant (incorporated by reference to Appendix C to the Registrant’s Current Report on Form 8-K filed on November 27, 2006).

3.4	Certificate of Ownership and Merger, Merging Energy Focus, Inc., a Delaware corporation, into Fiberstars, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2007).

4.1	Form of Warrant for the purchase of shares of common stock (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on June 19, 2003).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 27, 2006)

4.3	Rights Agreement dated as of October 25, 2006 between the Registrant and Mellon Investor Services, LLC, as rights agent (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 27, 2006).

4.4	Form of Warrant for the purchase of shares of common stock (incorporated by reference to Exhibit 1.2 to the Registrant’s Current Report on Form 8-K filed on March 19, 2008).

4.5	Amendment No. 1 to Rights Agreement between the Registrant and Mellon Investment Services, LLC, as rights agent, dated as of March 12, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2009).

4.6	Form of Subscription Rights Certificate to Purchase Shares of Common Stock of Registrant.

4.7	Form of Letter of Transmittal to Exercise Subscription Rights to Purchase Shares of Common Stock of Registrant.

Exhibit
Number	Description of Documents

4.8	Form of Instructions for Use of Letter of Transmittal.

5.1	Form of Opinion of Cowden & Humphrey Co. LPA, including the consent of that firm, regarding the legality of the securities being offered.

10.1‡	1994 Employee Stock Purchase Plan, amended as of December 7, 2000 (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-52042) filed on December 18, 2000).

10.2	Form of Agreement between the Registrant and independent sales representatives (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form SB-2 (Commission File No. 33-79116-LA)).

10.3*	Distribution Agreement dated March 21, 1995 between the Registrant and Mitsubishi International Corporation (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 1994).

10.4*	Three – Year Supply Agreement dated November 30, 2000 between the Registrant and Mitsubishi International Corporation (incorporated by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K405 filed on April 2, 2001).

10.5	Securities Purchase Agreement dated June 17, 2003 among the Registrant and the investors named therein (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on June 19, 2003).

10.6‡	Form of Indemnification Agreement for officers of the Registrant (incorporated by reference to Exhibit 10.42 to the Registrant’s Annual Report on Form 10-K filed on March 30, 2004).

10.7	Form of Indemnification Agreement for directors of the Registrant (incorporated by reference to Exhibit 10.44 to the Registrant’s Annual Report on Form 10-K filed on March 30, 2004).

10.8	Production Share Agreement dated October 9, 2003 among the Registrant, North American Production Sharing, Inc., and Industrias Unidas de B.C., S.A. de C.V. (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K filed on March 30, 2004).

Exhibit
Number	Description of Documents

10.9‡	Consulting Agreement effective as of December 15, 2004 between the Registrant and Gensler Architecture, Design, and Planning, P.C. (incorporated by reference to Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2006).

10.10‡	Consulting Agreement effective as of December 15, 2004 between the Registrant and Jeffrey H. Brite (incorporated by reference to Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2006).

10.11	Loan and Security Agreement between Silicon Valley Bank and the Registrant dated August 15, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 18, 2005).

10.12‡	Employment Agreement between the Registrant and John M. Davenport dated July 1, 2005 (incorporated by reference from Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.13‡	Severance Agreement between the Registrant and David N. Ruckert dated September 16, 2005 (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.14*	Fiberstars Development Agreement between the Registrant and Advanced Lighting Technologies, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.15*	ADLT Development Agreement between the Registrant and Advanced Lighting Technologies, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.16*	Equipment Purchase and Supply Agreement between the Registrant and Deposition Sciences, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.17	Cross-License Agreement between the Registrant and Advanced Lighting Technologies, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

10.18	Master Services Agreement between the Registrant and Advanced Lighting Technologies, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2005).

Exhibit
Number	Description of Documents

10.19	First Amendment to Production Share Agreement, effective as of August 17, 2005, among the Registrant, North American Production Sharing, Inc., and Industrias Unidas de B.C., S.A. de C.V. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 25, 2005).

10.20	Sublease between Venture Lighting International, Inc. and the Registrant dated as of November 11, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 17, 2005).

10.21	Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank dated December 30, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 6, 2006).

10.22‡	Consulting Agreement between the Registrant and David N. Ruckert dated as of February 3, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2006).

10.23*	Equipment Purchase and Product Supply Agreement entered into as of May 25, 2006 between the Registrant and Deposition Sciences, Inc. (incorporated by reference to Exhibit 10.1 to Amendment No. 2 to the Registrant’s Quarterly Report on Form 10-Q filed on March 6, 2009).

10.24	Modification to Sublease between the Registrant and Keystone Ruby, LLC. (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 11, 2006).

10.25	Amendment No. 1 to Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank dated September 25, 2006 (incorporated by reference from Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2006).

10.26‡	First Amendment to Consulting Agreement between the Registrant and David N. Ruckert dated as of February 3, 2007 (incorporated by reference to Exhibit 10.32 to the Registrant’s Annual Report on Form 10-K filed on March 16, 2007).

10.27‡	Form of Indemnification Agreement for directors and officers of the Registrant (incorporated by reference to Exhibit 10.31 of the Registrant’s Annual Report on Form 10-K filed on March 16, 2007).

10.28	Amendment No. 4 to Amended and Restated Loan and Security Agreement between Silicon Valley Bank and the Registrant dated as of October 1, 2007 (incorporated by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K filed on March 17, 2008).

Exhibit
Number	Description of Documents

10.29	Amendment No. 5 to Amended and Restated Loan and Security Agreement between Silicon Valley Bank and Registrant dated as of January 29, 2008 (incorporated by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K filed on March 17, 2008).

10.30	Management Agreement between Barry R. Greenwald and the Registrant dated as of October 19, 2007 (incorporated by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K filed on March 17, 2008).

10.31	Form of Securities Purchase Agreement dated as of March 14, 2008 (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2008).

10.32	Second Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank dated as of October 15, 2008 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 7, 2008).

10.33‡	1994 Stock Option Plan, amended as of May 24, 2000 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-52042) filed on December 18, 2000).

10.34‡	1994 Director’s Stock Option Plan, amended as of May 12, 1999 (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-52042) filed on December 18, 2000).

10.35‡	2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-122-686) filed on February 10, 2005).

10.36‡	2008 Incentive Stock Plan (incorporated by reference to Appendix D to the Registrant’s Definitive Proxy Statement filed on August 8, 2008).

10.37‡	Form of Restricted Stock Notice of Grant and Agreement (incorporated by referenced to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2009).

16.1	Letter from Grant Thornton, LLP to the Securities and Exchange Commission dated April 3, 2009 (incorporated by reference to Exhibit 16.1 to the Registrant’s Current report on Form 8-K filed on April 6, 2009.)

21.1	Significant Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2009).

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

Exhibit
Number	Description of Documents

24.1	Power of Attorney (included on signature pages).

99.1	Form of Notice of Guaranteed Delivery.

99.2	Form of Letter to Stockholders Who are Record Holders.

99.3	Form of Letter to Stockholders Who are Acting as Nominees.

99.4	Form of Letter to Clients of Stockholders Who are Acting as Nominees

99.5	Form of Beneficial Owner Election Form.

99.6	Form of Rights Subscription Agent Agreement between the Registrant and The Bank of New York Mellon Shareowner Services, LLC.

99.7	Outline of Road Show Presentation.

*	Confidential treatment has been granted with respect to certain portions of this agreement.

‡	Management contract or compensatory plan or arrangement.

†	To be filed by amendment.